April 11, 1996


Securities and Exchange Commission
450 Fifth Street
Document Control Stop 1-4
Washington, D.C. 20549


RE:  Post-Effective Amendment No. 3 to Registration Statement on Form S-1:
     Massachusetts Mutual Life Insurance Company (the "Registrant") Commission File No. 33-84802.


To whom it may concern:

Transmitted via EDGAR is the Post-Effective Amendment No. 3 to Registration Statement on Form S-1: Commission File No. 33-84802 to be used in connection with the subject offering on a continuous basis pursuant to Rule 415 under the Securities Act of 1933. The amendments reflect updated financial statements and Management Discussion and Analysis. While there have been no material changes to the provisions regarding the terms of the insurance contract, the financial statements and the MD&A reflect the merger of Connecticut Mutual Life Insurance Company into the Registrant, effective February 29, 1996.

Sincerely,

Richard M. Howe
Second Vice President and
Associate General Counsel

                                 April 11, 1997

Securities and Exchange Commission
510 Fifth Street, N.W.
Washington, D.C.  20549

RE:  Post-Effective Amendment No. 3 to Registration Statement on Form S-1
  Massachusetts Mutual Life Insurance Company (the "Registrant")
  Commission File No. 33-84802
  ----------------------------

Dear Sir or Madam:

Pursuant to Rule 461 of the Securities Act of 1933, the undersigned hereby requests that the effectiveness of the above captioned registration statement be accelerated to May 1, 1997.

Massachusetts Mutual Life Insurance Company
On behalf of and as Depositor of the Registrant

By: Thomas B. Wheeler*
   ----------------------------------
 Thomas B. Wheeler
 Chairman and Chief Executive Officer
 Senior Vice President

MML Distributors, LLC


By: Kenneth M. Rickson
   ------------------------------------
 Kenneth M. Rickson
 President and Chief Operating Officer


/s/ Richard M. Howe   On April 11, 1997, as Attorney-in-Fact pursuant to
--------------------  powers of attorney filed herewith.
*Richard M. Howe

                       SECURITIES AND EXCHANGE COMMISSION      33-84802
                             Washington, DC  20549

                     -------------------------------------
                                   FORM S-1

                        POST-EFFECTIVE AMENDMENT NO. 3
                                     Under
                          The Securities Act of 1933
                          --------------------------

                  MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
                  -------------------------------------------
            (Exact name of registrant as specified in its charter)

                   Massachusetts                     04-1590850
             -----------------------           -----------------------
      (State or other jurisdiction of        (I.R.S. Employer Number)
      incorporation or organization)



                                      63
                        -------------------------------
           (Primary Standard Industrial Classification Code Number)
                               1295 State Street
                       Springfield, Massachusetts  01111
                      ----------------------------------
                                 (413)744-8441
                       (Address, including zip code, and
                       telephone number, including area
              code, of registrant's principal executive offices)

                           Lawrence V. Burkett, Jr.
                   Executive Vice President General Counsel
                  Massachusetts Mutual Life Insurance Company
                            Springfield, MA  01111
                                (413) 744-8891
     (Name, address and telephone number of agent for service of process)


                     -------------------------------------

                       Approximate date of commencement
                 of proposed sale to the public:  May 1, 1997

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933 check the following box. [X]
                          ---

                                   PROSPECTUS

                                   May 1, 1997
                   Massachusetts Mutual Life Insurance Company
                   Fixed Account with Market Value Adjustment

           Offered through OppenheimerFunds LifeTrust Variable Annuity

This prospectus (the "Prospectus") describes Massachusetts Mutual Life Insurance Company's ("MassMutual" or the "Company") Fixed Account (the "Fixed Account") with Market Value Adjustment. The Fixed Account is available for use with OppenheimerFunds LifeTrust variable annuity contract (the "Contract") issued by MassMutual. The Fixed Account constitutes an account to which a Contract Owner may allocate purchase payments or Accumulated Value in accordance with the Contract's transfer rules. Since the Fixed Account is available only through the Contract, an investor should carefully review the discussion of the Contract contained in that prospectus, the Contract prospectus. The focus of this Prospectus is limited to the Fixed Account's operations and features.

MassMutual guarantees specified rates of interest for amounts allocated to the Fixed Account for specified periods of time. The interest rate stipulated for a particular period (the Guaranteed Rate) is an annual effective yield. Additionally, although Guaranteed Rates will fluctuate, they will never go below 3%. MassMutual's assets, including amounts allocated to the Fixed Account are available to meet the guarantees associated with the Fixed Account. These assets are chargeable with liabilities arising out of other business of the Company. Purchase payments and transfers of Accumulated Value may be made among the Fixed Account and the Divisions of Massachusetts Mutual Variable Annuity Separate Account 3 (the "Separate Account").

Amounts taken from the Fixed Account by partial or full redemption, received from payment of a death benefit following the death of the Contract Owner who is not the Annuitant, and transfers made prior to an Expiration Date are subject to a Market Value Adjustment. In certain circumstances, a Contract Owner may experience a negative investment return.

The annuity benefits available under the Contract may be either fixed or variable amounts or a combination of both. The Accumulated Value prior to maturity and the amount of any variable annuity payments thereafter will vary with the investment performance of the Divisions selected and the amounts allocated to the Fixed Account.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THIS PROSPECTUS SHOULD BE READ AND RETAINED FOR FUTURE REFERENCE.

THIS PROSPECTUS MUST BE ACCOMPANIED BY THE PROSPECTUSES OF MASSMUTUAL'S OPPENHEIMERFUNDS LIFETRUST VARIABLE ANNUITY, MML SERIES INVESTMENT FUND, AND OPPENHEIMER VARIABLE ACCOUNT FUNDS.

                   Massachusetts Mutual Life Insurance Company
                                1295 State Street
                              Springfield, MA 01111
                                 (413) 744-8441

Table of Contents



Glossary..................................................................    3

I.      Product Description...............................................    4
        The Fixed Account and the Market Value Adjustment Feature.........    4
        Market Value Adjustment...........................................    4
        Accumulation Period of a Contract.................................    5
        Establishment of the Guaranteed Rate..............................    5
        The MVA's Applicability on Redemptions............................    5

II.     Investments by MassMutual.........................................    6

III.    Distribution of Contracts.........................................    6

IV.     Federal Taxation Discussion.......................................    6

V.      Accounting Practices..............................................    6

VI.     Management's Discussion and Analysis of Financial Condition and
        Results of Operations.............................................    7
        Summary...........................................................    7
        General...........................................................    7
        Total Company - Results of Operations.............................    8
        Analysis of Results of Operations by Line of Business.............   11
        Statement of Financial Position...................................   14
        Liquidity and Capital Resources...................................   15
        Inflation.........................................................   15
        Investments.......................................................   16

VII.    MassMutual Description of the Business............................   23
        Individual Line of Business.......................................   23
        Pension Management................................................   24
        Life and Health Benefits Management...............................   25
        Investment Management.............................................   25
        Regulation........................................................   25

VIII.   Directors and Executive Vice Presidents of MassMutual.............   27

IX.     Executive Compensation............................................   29

X.      Experts, Legal Proceedings and Additional Available Information...   33
        Experts...........................................................   33
        Legal Proceedings.................................................   33
        Additional Available Information..................................   33

XI.     Selected Financial Data...........................................   33
        Audited Financial Statements......................................   42


Glossary


As used in this Prospectus, the following terms mean:

Accumulated Amount: For each amount credited to a Segment of the Fixed Account the Accumulated Amount on any date is the amount credited to the Segment accumulated to that date at the Guaranteed Rate for that amount.

Accumulated Value: The value of a Contract on or prior to the Maturity Date equal to the Variable Value plus the Fixed Value.

Accumulation Period: The period prior to the Maturity Date, during the lifetime of the Annuitant and Owner.

Accumulation Unit: A unit of measurement used in determining the value of amounts credited to a Contract in a Division of the Separate Account on or prior to the Maturity Date.

Annuitant: The person on whose life the Contract is issued.

Beneficiary: The person(s) or entity(ies) designated by the Contract Owner to receive a death benefit under the Contract, if any, upon the death of the Contract Owner or the Annuitant.

Cash Redemption Value: The value of a Contract which a Contract Owner will receive if the Contract is redeemed, equal to Accumulated Value less Administrative Charges, Sales Charges, premium taxes, and a Market Value Adjustment, if any such charges are applicable.

Contract: The OppenheimerFunds LifeTrust Variable Annuity contract issued by MassMutual.

Contract Owner(s): The owner (and in some instances the owners) of a Contract. Contract Owners may include the Annuitant, an employer, a trust, or any entity specified in an employee benefit plan.

Division(s): A sub-account of Massachusetts Mutual Variable Annuity Separate Account 3, the assets of which consist of shares of a specified Fund of either the MML Series Investment Fund or the Oppenheimer Variable Account Funds.

Expiration Date: The Date on which the Guarantee Period for an Accumulated Amount ends.

Fixed Account: An account which pays interest at a Guaranteed Rate. If such amounts are withdrawn prior to the end of the Guarantee Period, a Market Value Adjustment will be made. Assets attributable to the Fixed Account are not included in assets which are allocated to the Divisions of the Separate Account.

Fixed Value: On any date, the Fixed Value of the Contract is the sum of the Accumulated Amounts credited to all Segments of the Fixed Account.

Funds: The separate series of shares of Oppenheimer Variable Account Funds and MML Series Investment Fund, both of which are open-end, diversified management investment companies, registered with the Securities and Exchange Commission, in which the Divisions of the Separate Account invest.

Guarantee Period: The period for which interest accrues at the Guaranteed Rate on an amount credited to a Segment. Guarantee Periods range in whole-year periods from one to ten years.

Guaranteed Rate: The effective annual interest rate MassMutual uses to accrue interest on an amount credited to a Segment as of a certain date. Guarantee Rates are level for the entire Guarantee Period and are fixed at the time an amount is credited to the Segment.

Market Value Adjustment ("MVA"): An adjustment made to the amount that the Contract Owner will receive if money is taken from an Accumulated Amount prior to the Expiration Date of its Guarantee Period.

Maturity Date: The date designated by the Contract Owner as of which Variable Monthly Income payments (or, if elected, Fixed Income payments or a payment in one sum) will begin. This date may be no later than the Annuitant's 90th birthday (unless an earlier date is required by law.)

Purchase Payment: An amount paid to MassMutual by, or on behalf of, the Annuitant.

Segment: All Guarantee Periods of a given length constitute a Segment. Segments for all Guarantee Periods may not be available at one time.

Service Center: The office at which the administration of the Contract occurs.

Valuation Date: A valuation date is any date on which the net asset value of the shares of the Funds is determined. Generally, this will be any date on which the New York Stock Exchange (or its successor) is open for trading.

Valuation Period: The period of time from the end of one Valuation Date to the end of the next Valuation Date.

Valuation Time: The time of the close of the New York Stock Exchange (or its successor) (currently 4:00 p.m. New York time) on a Valuation Date. All actions to be performed on a Valuation Date will be performed as of the Valuation Time.

Variable Monthly Income: A benefit providing for monthly payments that vary with, and reflect the investment performance of, one or more Divisions of the Separate Account.

Variable Value: On any date, the Variable Value of a Contract is the sum of the values of the Accumulation Units credited to each Division of the Separate Account. The value in each Division is equal to the Accumulation Unit Value multiplied by the number of units in that Division You own.

You or Your refers to the Contract Owner.

I. Product Description

The investment option described in this Prospectus is a Fixed Account with Market Value Adjustment ("MVA") available in conjunction with the Contract offered by Massachusetts Mutual Life Insurance Company ("MassMutual"). As is also discussed in the Contract prospectus, the Contract provides for the accumulation of values prior to maturity and for the distribution of annuity benefits thereafter. Additionally, a death benefit is also available under the Contract. The earnings on deposits allocated to the Fixed Account will have an impact on the Contract's Accumulated Value, its Maturity Value, its Cash Redemption Value and the death benefit. The Contract is described in greater detail in its prospectus. Investors should review the Contract prospectus in conjunction with this prospectus before deciding whether to invest in the Contract or allocate sums to the Fixed Account. The Fixed Account is not available in all states.

A Market Value Adjustment will be made if sums are withdrawn from the Fixed Account prior to their Expiration Date.

The Fixed Account and the Market Value Adjustment Feature

The Fixed Account is available during the Accumulation Period of the Contract. (See, Accumulation Pay-in Period of the Contract prospectus.) The Fixed Account offers different Guarantee Periods, which provide the option of earning interest at various Guaranteed Rates on all or a portion of Your Accumulated Value. Please note that amounts credited to a Guarantee Period at different times may have different Guaranteed Rates, Current Rates, and Expiration Dates since MassMutual changes the Current and Guaranteed Rates periodically.

You may allocate purchase payments or transfer all or a portion of Your Accumulated Value to the Fixed Account. Amounts credited to the Fixed Account will earn interest at the Guaranteed Rate applicable for the Guarantee Period selected on the date the amounts are credited. The applicable Guaranteed Rate does not change during the Guarantee Period. The Guaranteed Rate may never be less than 3%. Allocations to a Guarantee Period (or Segment) must be for at least $1,000. The Accumulated Value of the Fixed Account is not guaranteed against the claims of the Company's creditors.

Guarantee Periods may be available in periods of one to ten years. To the extent permitted by law, we reserve the right at any time to offer Guarantee Periods that differ from those available when Your Contract was issued. We also reserve the right, at any time, to stop accepting purchase payments, transfers, or renewals for a particular Guarantee Period. Since the specific Guarantee Periods available may change periodically, please contact the Service Center to determine the Guarantee Periods currently being offered.

Market Value Adjustment

Any withdrawal of Your Accumulated Amount will be subject to a Market Value Adjustment ("MVA") unless the effective date of the withdrawal is within 30 days prior to the end of a Guarantee Period. If the allocated amount remains in the Fixed Account until the applicable Expiration Date, its value will be equal to the amount originally allocated multiplied, on a annually compounded basis, by its Guaranteed Rate. For this purpose, redemptions, transfers, death benefits based on a Contract Owner's death (where the Contract Owner and the Annuitant are different), and maturity amounts are treated as withdrawals. An MVA will not be applied upon the payment of a Death Benefit following the death of the Annuitant. The MVA will be applied to the amount being withdrawn, after the deduction of any applicable Administrative Charge and before the deduction of any applicable Sales Charge. The MVA can be positive or negative. The amount being withdrawn after application of the MVA can therefore be greater than or less than the amount withdrawn before the application of the MVA.

The MVA will reflect the relationship between the Current Rate (as defined below) for the Accumulated Amount being withdrawn and the Guaranteed Rate. It also reflects the time remaining in the applicable Guarantee Period. Generally, if the Guaranteed Rate is lower than the applicable Current Rate, then the application of the MVA will result in a lower payment upon withdrawal. Similarly, if the Guaranteed Rate is higher than the applicable Current Rate, the application of the MVA will result in a higher payment upon withdrawal.

The Market Value Adjustment which is applied to the amount being withdrawn is determined by using the following formula:
                            n
                          ------
                  1 + i    365
MVA = Amount x [(--------)        - 1]
                  1 + j

where,

Amount is the amount being withdrawn from a given accumulated amount less any applicable administrative charges.

i, is the Guaranteed Rate being credited to the Accumulated Amount subject to the MVA; and

j, the "Current Rate," is the Guaranteed Rate, available as of the effective date of the application of the MVA, for current allocations to the Segment with a Guarantee Period equal to the time remaining to the Expiration Date for the amount being withdrawn rounded to the next higher number of complete years;
and

n, is the number of days remaining in the Guarantee Period of the amount subject to the MVA.

In the determination of "j," if the Company currently does not offer the applicable Segment, we will determine "j" above by interpolation or extrapolation of the Guaranteed Rate for the Guarantee Periods then available.

EXAMPLES

The following examples illustrate how the MVA operates on amounts held in a particular Segment:

Example 1

$1,000 is applied on May 10, 1994, into a Segment with a 5 year Guarantee Period. The Guaranteed Rate for amounts applied to the Segment on May 10, 1994, is 6%. If the $1,000 is left in that Segment until May 10, 1999, it will accumulate at a 6% effective annual rate of interest for the full 5 years to $1,338.23.

If, however, the full amount is taken from the Segment as of May 10, 1998:

(1) The Guaranteed Rate applied on May 10, 1998 to amounts credited to a 1-year Segment is 4%; and

(2)  The accumulated amount prior to the application of

        MVA as of May 10, 1998 equals:

          $1,000 x 1.06/4/ = $1,262.48

(3)  The number of days remaining = 365 (n = 365), and

(4)  The MVA equals $24.28, and is calculated according to the following formula:
                                  365
                                  ---
                         1.06     365
$24.28 = $1,262.48 x [(-------)       - 1]
                         1.04

The market value for the purposes of surrender on May 10, 1998, of the amount credited to the 5-year segment on May 10, 1994, is therefore equal to $1,286.76 ($1,262.48 + $24.28).

Example 2

$1,000 is applied to a 7-year Segment on May 10, 1992, with a Guaranteed Rate of 5% and will accumulate to $1,407.10 if left in the Segment until May 10, 1999.

If, however, the full amount is taken from the Segment as of May 10, 1995:

        (1) The Guaranteed Rate applied on May 10, 1995 to amounts credited to a 4-year Segment is 10%; and

        (2)  The accumulated amount prior to the application of

                MVA as of May 10, 1995 equals:

                  $1,000 x 1.05/3/ = $1,157.63

        (3) The period of time from May 10, 1995 to the end of the Guarantee Period is 4 years or 1460 days

                        (n = 1460);

        (4) The MVA equals $-196.56 and is calculated according to the following formula:
                                         1460
                                         ----
                                   1.05   365
        $ -196.56 = $1,157.63 x [(------)     - 1]
                                   1.10

The market value for purposes of surrender on May 10, 1995, of the amount credited to the 7-year Segment on May 10, 1992, is therefore equal to $961.07 ($1,157.63 - $196.56 = $961.07).

THE EXAMPLES SET FORTH ABOVE ARE HYPOTHETICAL AND ARE NOT INDICATIVE OF FUTURE OR PAST PERFORMANCE.

Accumulation Period of a Contract

Variable annuities are designed to permit a Contract Owner to accumulate values over a period of time. Generally, a Contract Owner will use such accumulated values for long term needs such as retirement planning. Accordingly, in many instances, amounts allocated to the Fixed Account will be subject to several Guarantee Periods over the life of the Contract.

The end of a Guarantee Period for a specific amount credited to a Segment is called its Expiration Date. At least 45 days, but not more than 75 days, before the Expiration Date for an Accumulation Amount, we will inform You of the Guaranteed Rates being offered and the Guarantee Periods available as of the date of such notice. The Guaranteed Rates on the date of a renewal may be more or less than the rates quoted in such notice.

The Guarantee Period normally "renews", and in the absence of instructions on the Expiration Date, we begin crediting interest for a new Guarantee Period lasting the same amount of time as the one just ended. The Accumulated Amount then earns interest at the new Guaranteed Rate applicable at the time of renewal. You may choose different Guarantee Periods from among those we are then offering, or You may transfer all or a portion of the Accumulated Amount to the Separate Account.

If Your Accumulated Amount's Segment is no longer available for new amounts credited, or You choose a different Segment that is no longer available, we will try to reach You so that You may make another choice.

If a choice is not made at this point, the Segment with the next shorter Guarantee Period available will be used and if not available, the Segment with the next longer Period will be used.

Establishment of the Guaranteed Rate

MassMutual will make the final determination concerning future Guarantee Rates for future deposits, transfers or renewals. Although we cannot predict future Guarantee Rates, such Guarantee Rates will never be less than three percent (3%) per annum.

The MVA's Applicability on Redemptions

An MVA will apply if a partial or full redemption of the Contract is made prior to an Expiration Date. Where a redemption occurs, the Accumulated Value of the Contract will be reduced by the amount surrendered from the Fixed Account prior to any MVA.

The Cash Redemption Value may also be subject to Contingent Deferred Sales Charges ("Sales Charges") under the Contract pursuant to the schedule which follows:

Year Since Payment                     Sales Charge Assessed
         1st                                     7%
         2nd                                     6%
         3rd                                     5%
         4th                                     4%
         5th                                     3%
         6th                                     2%
         7th                                     1%

We make this adjustment for Sales Charges since we make no deduction for Sales Charges when a purchase payment is received. The amount of Sales Charges is computed based on the date the particular payment is received into the Contract.

Purchase Payments redeemed after year 7 are not subject to Sales Charges. Amounts in the Fixed Account, however, continue to be subject to a Market Value Adjustment. For more information concerning the application of Sales Charges, please consult the Contract prospectus.

Please note that certain charges are imposed against the Contract, including mortality and expense risk and administrative charges. For a more detailed explanation of applicable charges, please see the "Charges and Deductions" sections of the Contract Prospectus.

II. Investments by MassMutual

Assets of MassMutual must be invested in accordance with the requirements established by applicable state laws regarding the nature and quality of investments that may be made by life insurance companies and the percentage of their assets that may be committed to any particular type of investment. In general, these laws permit investments, within specified limits and subject to certain qualifications, in federal, state, and municipal obligations, corporate bonds, preferred and common stocks, real estate mortgages, real estate and certain other investments.

Proceeds from the Fixed Account will be deposited in a non-unitized segment of MassMutual's general account organized as a Separate Account for accounting purposes. Proceeds will be used to fund MassMutual's obligations under the Contract and amounts not required to fund such obligations may accrue to MassMutual as profit. Obligations under the Contract are also met through the operation of the Divisions to which a Contract Owner has allocated Accumulated Value. All assets of MassMutual would be available to meet the guarantees under the Contracts.

In establishing Guaranteed Rates, MassMutual intends to take into account the yields available on the instruments in which it intends to invest the proceeds from the Contracts. MassMutual's investment strategy with respect to the proceeds attributable to allocations made to the Fixed Account will generally be to invest in investment-grade debt instruments having durations tending to match the applicable Guarantee Periods.

III. Distribution of Contracts

Effective May 1, 1996, MML Distributors, LLC ("MML Distributors"), 1414 Main Street, Springfield, MA 01144-1013, a wholly-owned subsidiary of MassMutual, acts as the principal underwriter of the Contracts. Prior to May 1, 1996, MML Investors Service, Inc. ("MMLISI"), also located at 1414 Main Street, Springfield, MA 01144-1013, served as the principal underwriter of the Contracts. MML Distributors is registered as a broker-dealer under the Securities Exchange Act of 1934 and is a member of the National Association of Securities Dealers, Inc. (the "NASD"). The maximum commission a broker-dealer will receive for selling a Contract is 6.25%.

MML Distributors may enter into selling agreements with other broker-dealers which are registered with the Securities and Exchange Commission and are members of the NASD ("selling brokers"). The Contracts are sold through agents who are licensed by state insurance officials or sell the Contracts. These agents are also registered representatives of selling brokers. Contracts with the Fixed Account are offered in a limited number of states where MassMutual has received authority to write modified guarantee annuity business and the Fixed Account and the Contracts have been approved.

Additionally, Contracts are offered through Oppenheimer's distribution network, Oppenheimer Funds Distributor, Inc. ("OFDI"). OFDI, Massachusetts Mutual Variable Annuity Separate Account 3, MassMutual and MML Distributors have entered into an agreement pursuant to which OFDI has agreed to promote sales of the product through wholesale distribution arrangements with broker-dealers. Registered representatives of the particular broker-dealer, who are also properly licensed to sell MassMutual products may make such sales.

From time to time, OFDI may enter into special arrangements with broker-dealers which may provide for the payment of higher compensation to such broker-dealers in connection with the sale of Contracts. Prospective purchasers of the Contracts will be informed of such arrangements prior to the completion of the sale of the Contracts.

IV. Federal Taxation Discussion

Please consult the Contract prospectus for a discussion of the tax status of the Contract.

V. Accounting Practices

The accompanying statutory financial statements, except as to form, have been prepared in conformity with accounting practices of the National Association of Insurance Commissioners (NAIC) and the accounting practices prescribed or permitted by the Division of Insurance of the Commonwealth of Massachusetts and prior to the effective date of the merger with Connecticut Mutual, the Insurance Department of the State of Connecticut ("statutory accounting practices"), which practices were considered to be in accordance with generally accepted accounting principles ("GAAP") for mutual life insurance companies prior to 1996. In 1993, the Financial Accounting Standards Board, which has no role in establishing regulatory accounting practices, issued Interpretation 40 ("Fin. 40"), Applicability of Generally Accepted Accounting Principles to Mutual Life Insurance and Other Enterprises, which clarified that mutual life insurance companies issuing financial statements described as prepared in conformity with GAAP after 1995 are required to apply all applicable GAAP pronouncements in preparing those financial statements. In January 1995, the FASB issued Statement No. 120 ("SFAS 120"), Accounting and Reporting by Mutual Life Insurance Enterprises and by Insurance Enterprises for Certain Long-Duration Participating Contracts, which among other things, extended the applicability of certain FASB statements to mutual life insurance companies and deferred the effective date of Fin. 40 to financial statements issued or reissued after 1996. Accordingly, the financial statements presented herein are no longer considered to be in conformity with GAAP.

The accompanying statutory financial statements are different in some respects from GAAP financial statements. The more significant differences are as follows:
(a) acquisition costs, such as commissions and other costs in connection with acquiring new business, are charged to current operations as incurred, whereas GAAP would require these expenses to be capitalized and recognized over the life of the policies; (b) policy reserves are based upon statutory mortality and interest requirements without consideration of withdrawals, whereas GAAP reserves would be based upon reasonably conservative estimates of mortality, morbidity, interest and withdrawals; (c) bonds are generally carried at amortized cost whereas GAAP would value bonds at fair value and (d) deferred income taxes are not provided for book-tax timing differences whereas GAAP would record deferred income taxes. Management has not yet completed GAAP financial statements, but believes that policyholders' contingency reserves based upon GAAP will be higher than policyholders' contingency reserves based upon statutory accounting practices.

VI. Management's Discussion and Analysis of Financial Condition and Results of Operations

Summary

MassMutual is a Massachusetts domiciled mutual life insurance company established in 1851. The Company provides a broad product portfolio of individual life and disability income protection insurance, individual annuities, pension products, investment products and investment advisory services. The Company's principal lines of business are: (i) the Individual Line, which provides life insurance and investment services to individuals; (ii) Pension Management, which provides group pension investment products and administrative services, primarily to sponsors of tax qualified retirement plans; (iii) Life and Health Benefits Management, which previously provided group life and health insurance products and related services to corporations and other institutions; this line was transferred to a subsidiary in December 1994, and the subsidiary was subsequently sold in March of 1996; and (iv) Investment Management, which provides advisory services for the general investment account and separate investment accounts, as well as various subsidiaries and affiliates, through its own staff and those of its subsidiaries. The operating results of Investment Management and other corporate operations are allocated to the other lines.

General

The information presented below should be read in conjunction with the audited statutory financial statements and other information included elsewhere in this Prospectus.

On March 1, 1996, the operations of the former Connecticut Mutual Life Insurance Company ("Connecticut Mutual") were merged into the Company. This merger was accounted for under the pooling of interests method of accounting. For the purposes of this presentation, these financial statements reflect historical amounts giving retroactive effect as if the merger had occurred on January 1, 1994 in conformity with the practices of the NAIC and the accounting practices prescribed or permitted by the Division of Insurance of the Commonwealth of Massachusetts and, prior to the merger, the Insurance Department of the State of Connecticut. In 1996, merger-related expenses totaling $66 million were recorded in the statutory statement of income. In 1995, merger-related expenses incurred by Massachusetts Mutual (the Company prior to the merger) of $44 million, were recorded in the statutory statement of income and the expenses incurred by Connecticut Mutual of $45 million, net of tax, were recorded as a component of changes in policyholders' contingency reserves, as permitted by each company's regulatory authority. On the merger date, policyholder reserves attributable to disability income contracts were strengthened by $75 million, investment reserves for real estate were increased by $50 million and net prepaid pension assets were increased by $10 million. The separate results of each company prior to the merger for the year ended December 31, 1995, are as follows: (a) income was $6,444 million for MassMutual and $2,182 million for Connecticut Mutual; (b) net income was $161 million for MassMutual and $29 million for Connecticut Mutual and (c) policyholders' contingency reserves increased by $144 million for MassMutual and decreased by $112 million for Connecticut Mutual.

On March 31, 1996, the Company sold MassMutual Holding Company Two, Inc., a wholly-owned subsidiary, and its subsidiaries, including Mirus Life Insurance Company (formerly MML Pension Insurance Company currently doing business as "UniCARE"), which comprised the Company's group life and health business, to WellPoint Health Networks, Inc. The Company received total consideration of $402 million ($340 million in cash and $62 million in notes receivable) and recognized a before tax gain of $188 million. The Company, pursuant to a 1994 reinsurance agreement, cedes all of its group life, accident and health business to UniCARE.

With regard to group life, accident and health ("GLA&H") business, MassMutual's unconsolidated gain from operations for 1996 does not include any income generated by this business. Gain from operations for 1995 was only affected by a $41 million dividend it received from MML Pension. MML Pension's 1995 net gain from operations was $44 million, of which the $41 million was recorded by MassMutual as dividend income, a component of net investment income in its statutory statement of income. The remaining $3 million was recognized by MassMutual as an unrealized capital gain in the statutory statement of changes in policyholders' contingency reserves.

To position the subsidiary for the possibility of a sale, MassMutual executed two reinsurance agreements with MML Pension at the end of 1994. Through the first of these contracts, MassMutual assumed all of the single premium immediate annuity ("SPIA") business written by MML Pension through either an assumption reinsurance provision or a coinsurance provision. The second contract ceded MassMutual's GLA&H business to MML Pension. Additionally, a reinsurance agreement previously in place, ceding all of the Individual Line's SPIA business to MML Pension, was terminated. These agreements, collectively referred to as "Reinsurance with MML Pension", became concurrently effective on December 31, 1994 and were accounted for as bulk reinsurance transactions. Accordingly, (i) the GLA&H operating results were ceded to and reflected in MML Pension in 1996 and 1995 while in 1994 this business was recorded only by MassMutual; and (ii) the SPIA operating results were assumed by and reflected in MassMutual in 1996 and 1995 while in 1994 this business was only recorded by MML Pension.

During 1996, the Company's financial strength continued to be recognized favorably by the rating agencies. Moody's

Investors Service, Inc. has reaffirmed the Company's Aa1 (Excellent) rating; Standard & Poor's Corp. has reaffirmed the Company's AAA (Superior) claims-paying rating; Duff & Phelps Credit Rating Co. has reaffirmed the AAA (Superior) rating and A.M. Best Company, Inc. has continued to rate the Company as A++ (Superior). Management believes that the merged Company will be financially stronger, more efficient and more competitive than either of the former companies would have been. However, each rating agency independently assigns ratings based on its own separate review and takes into account a variety of factors (which are subject to change) in making its decision. Accordingly, there can be no assurance of the ratings that will be afforded the Company in the future.

The Company's objective has been to balance financial strength, policyholder value and growth with continued emphasis on financial strength, which has resulted in the Company's strong capital position and favorable financial ratings. The Company has pursued this objective by emphasizing profitability through refined product pricing, sophisticated asset/liability management, rigorous expense control, prudent underwriting standards, the adoption of efforts to improve persistency and retention levels and continued commitment to the high credit quality of its general account investment portfolio. These efforts have produced strong financial performance, with net gain from operations after merger restructuring expenses of $225 million, $276 million and $238 million for the years ended December 31, 1996, 1995 and 1994, respectively. At December 31, 1996, the Company had more than $53 billion in total assets, over 2,848,000 individual policyholders and more than $199 billion of direct individual life insurance in force. In addition, the Company's total adjusted capital as defined by the NAIC has grown to $3.8 billion at December 31, 1996, compared to $3.6 billion and $3.5 billion at December 31, 1995 and 1994, as set forth below.


                                        December 31,
                                        -----------
                                  1996      1995       1994
                                  ----      ----       ----
                                        (in millions)
Policyholders' Contingency
  Reserves (Surplus)             $2,639    $2,601     $2,569
Asset Valuation Reserve             707       585        479
One-half of the Apportioned
  Dividend Liability                438       411        414
                                 ------   -------     ------
Total Adjusted Capital (1)       $3,784    $3,597     $3,462
                                 ======    ======     ======

(1) The Company adopted the NAIC's definition of total adjusted capital of surplus plus Asset Valuation Reserve ("AVR") and one-half of the apportioned dividend liability.

The Company's total adjusted capital was increased by the issuance of surplus notes of $100 million at 7 1/2% and $250 million at 7 5/8% in 1994 and 1993, respectively. The proceeds of the notes, less a $32 million reserve in 1996 and a $35 million reserve in 1995 and 1994 for contingencies associated with the issuance of the notes, are recorded as a component of the Company's policyholders' contingency reserves. The reserves for surplus note contingencies are included in general investment reserves. See "Policyholders' Contingency Reserves".

With regard to profitability, management believes that net gain from operations, rather than net income, is the most relevant measure of operating results for the Company. Net gain from operations represents the excess of income derived from the Company's lines of business over the costs of operating those lines (after deducting taxes and policyholder dividends). Net income is net gain from operations adjusted by any realized capital gains or losses (net of taxes). Management's investment philosophy and practice do not emphasize capital gains as a recurring source of income or capital and the Company does not manage its investment portfolio to realize gains for non-economic purposes. The Company has increased its total adjusted capital from the beginning of 1992 through the end of 1996 by $1,129 million.

TOTAL COMPANY - RESULTS
OF OPERATIONS

Year Ended December 31, 1996
Compared to Years Ended December 31, 1995 and 1994

The following table sets forth the components of the Company's results of operations. Results prior to the merger of MassMutual and Connecticut Mutual have been combined as a pooling of interests.

                                                Years Ended December 31,
                                                -----------------------
                                                     (In Millions)
                                             1996        1995        1994
                                             ----        ----        ----
Income:
 Premium income                             $6,329       $5,728     $6,177
 Net investment and
  other income                               2,861        2,898      2,804
                                            ------      -------    -------
                                             9,190        8,626      8,981
                                            ------      -------    -------
Benefits and expenses:
 Policy benefits and
  payments                                   6,048        5,152      5,450
 Addition to policyholders'
  reserves and funds                           855        1,205      1,263
 Commissions and operating expenses            763          835        959
 State taxes, licenses and fees                 96           89        106
 Merger restructuring costs                     66           44          -
                                          --------      -------    -------
                                             7,828        7,325      7,778
                                          --------      -------    -------
Net gain before federal
  income taxes and dividends                 1,362        1,301      1,203
Federal income taxes                           277          206        140
                                          --------      -------    -------
Net gain from operations
  before dividends                           1,085        1,095      1,063
Dividends to policyholders                     860          819        825
                                          --------      -------    -------
Net gain from operations                       225          276        238
Net realized capital gain
  (loss)                                        40          (86)      (164)
                                           -------      --------   --------
Net income                                 $   265      $   190    $    74
                                           =======      =======    =======

Net gain from operations in 1996 was $225 million compared to $276 million in 1995, a decrease of 18.5% following a 16.0% increase from $238 million in 1994. The $51 million decrease in 1996 from 1995 is due to a $22 million increase in merger related restructuring expenses charged to operations, a $41 million increase in dividends to policyholders, and the secession of income generated by the GLA&H line of business which was sold during the year, offset by merger related expense savings. The GLA&H line contributed no income from operations to the Company in 1996, but did contribute $41 million in 1995 in the form of a dividend (received from MML Pension) and $43 million in 1994, which was prior to the reinsurance transaction with MML Pension. The $38 million increase in 1995 from 1994 was due to improvements in the Individual Line's mortality, morbidity, and persistency and an increase in investment income offset by $44 million of merger related restructuring expenses charged to operations.

Premium income in 1996 was $6,329 million compared to $5,728 million for 1995, representing an increase of $601 million or 10.5%, following a $449 million or 7.3% decrease from $6,177 in 1994. Premium income from the Individual Line increased 9.2% in 1996 and 1.2% in 1995. Premium income in the Pension Management line increased 13.3% in 1996 and 15.1 % in 1995. GLA&H had no premium income for 1996 or 1995, with 1994 contributing $733 million.

Net investment and other income in 1996 was $2,861 million compared to $2,898 million in 1995, representing a decrease of $37 million or 1.3%, following a $94 million or 3.4% increase from $2,804 million in 1994. The ratio of net investment income to mean invested assets decreased in 1996 to 7.5% from 7.9% in 1995 which in turn had increased from 7.6% in 1994. The decrease in 1996 from 1995 was principally due to a decrease in the overall yield of the investment portfolio as older higher yielding investments matured and were replaced with investments with current lower yields that were partially offset by an increase in invested assets and a $26 million dividend received from MassMutual Holding Company. The increase from 1994 to 1995 resulted from an increase in invested assets, a $41 million dividend received from MML Pension and a slight increase in investment yields on the general account's investment portfolio. The components of net investment income are set forth below.


                                     Years Ended December 31,
                                     -----------------------
                                     1996     1995      1994
                                     ----     ----      ----
                                          (In Millions)
Gross investment income:
 Bonds                             $1,968    $1,973   $1,864
 Common stocks                          4         6        4
 Mortgage loans                       341       353      424
 Real estate                          289       287      281
 Policy loans                         350       343      301
 Cash and short-term investments       97       107       96
 Other investments                     63        77       24
                                   ------    ------   ------
 Total gross investment income      3,112     3,146    2,994
Less investment expenses              297       269      267
Less interest expense                  34        40       40
                                   ------    ------   ------
Net investment income              $2,781    $2,837   $2,687
                                   ======    ======   ======

Gross bond income decreased slightly in 1996 from 1995 as a result of a 40 basis point decrease in bond yields, partially offset by a 6.9% increase in funds invested in the bond portfolio. The increase in 1995 from 1994 was due to a 20 basis point improvement in yield and a 1.4% increase in bond investments. The decreases in gross mortgage loan income reflected the overall decrease in mortgage loans as these investments were repaid, prepaid or foreclosed and transferred to real estate and as older, higher yielding mortgage loans were replaced with mortgage loans with current lower yields. The increases in gross real estate income were due to increased investments of purchased real estate. Gross income from cash and short-term investments deceased in 1996 from 1995 as the Company shifted short-term funds to the bond portfolio, partially offset by an increase in short term yields, while the increase from 1994 to 1995 was due to the increase in short term yields. The changes in gross investment income from other investments was due to dividends received from subsidiaries of $26 million in 1996 and $41 million in 1995, with no subsidiary dividends received in 1994. The increased investment expenses resulted from the increase in real estate investments where gross investment income is recorded net of related operating expenses.

Policy benefits and payments in 1996 were $6,048 million compared to $5,152 million in 1995, representing an increase of $896 million or 17.4%, following a $298 million or 5.5% decrease from $5,450 million in 1994. The increase in 1996 from 1995 was due to an increase in the withdrawals from participating pension business, an increase in individual surrenders and annuity payments. The decrease in 1995 from 1994 was due principally to ceding all GLA&H benefits and payments to MML Pension, which amounted to $587 million during 1994, partially offset by an increase in the withdrawals of participating pension business. Additionally, benefits and surrender payments for individual annuity and supplementary contracts increased to $572 million in 1996 from $371 million in 1995 and $263 million in 1994.

Individual life insurance experienced average mortality experience during 1996 after better than expected mortality experience during 1995 and 1994. Surrender benefits for individual life insurance increased in 1996 from 1995, however, lapses measured as a percent of in-force business improved to 6.1% in 1996 from 6.5% in 1995 and 6.4% in 1994. Management believes its continued focus on policyholder value and service has contributed to this improvement in individual life persistency.

Addition to policyholders' reserves and funds decreased by $350 million, or 29.0%, to $855 million in 1996 from $1,205 million in 1995, following a $58 million, or 4.6% decrease from $1,263 million in 1994. The 1996 reduction was due to a $1,077 million reduction in Pension Management reserves as a result of increased participating pension business withdrawals and the scheduled maturities of non-participating guaranteed investment contracts, offset by increases in individual life and variable annuities in the Company's separate account reserves. The decrease in 1995 from 1994 was primarily due to a decrease in sales of corporate owned life partially offset by an increase in Pension Management's defined contribution deposits.

Commissions and operating expenses in 1996 were $763 million, representing a decrease of $72 million or 8.6% from $835 million in 1995, following a decrease of $124 million or 12.9% from $959 million in 1994. The decrease in 1996 was due principally to merger related expense savings of $86 million offset by an $18 million increase in commissions. The decrease in 1995 as compared to 1994 resulted from ceding $124 million in expenses and commissions related to the GLA&H business to MML Pension, which was effective during 1995. Additionally in 1995, commissions and expenses on continuing business increased only 4.7% which reflected management's effort to control expenses. Commissions do not correlate to total premium income since commissions are driven by the growth and changing product sales mix for commission paying business (e.g., individual life and annuity products) and Pension Management sales, which do not generate significant commissions, increased premiums by $240 million in 1996 and $237 million in 1995.

Federal income taxes on gain from operations before dividends in 1996 were $277 million, representing an increase of $71 million or 34.5% from $206 million in 1995, following an increase of $66 million or 47.1% from $140 million in 1994. The increase in 1996 from 1995 of $71 million was due to increases in taxes on operations for the Individual Line business and Pension Management business of $95 million and $25 million, respectively, offset by a decrease in the mutual company add-on tax of $46 million. The $66 million increase in tax in 1995 from 1994 was primarily due to higher 1995 mutual company equity add-on tax, which increased $60 million. Increases in taxes in the former Connecticut Mutual Individual Line business and the MassMutual Pension Management business were offset by a decrease in tax for the MassMutual GLA&H business resulting from the reinsurance of the business into MML Pension.

Dividends to policyholders in 1996 were $860 million, representing an increase of $41 million or 5.0% from $819 million in 1995, following a slight decrease of $6 million or 0.7% from $825 million in 1994. The increase in 1996 from 1995 was due to growth in the participating in force business and the pass through of investment, mortality and expense experience, including expense reductions which resulted from the merger. The reduction in 1995 from 1994 was due to a generally lower dividend schedule effective for payments on policy anniversaries in 1996, partially offset by growth in the participating inforce business. The new dividend schedule, annually approved by the Board of Directors in the fourth quarter, is reflected in the Individual Line's gain from operations in the year the dividend is declared.

Net realized capital gains in 1996 were $40 million, representing an improvement of $126 million from the net realized capital losses of $86 million in 1995, following an improvement of $78 million or 47.6%, from $164 million net realized capital losses in 1994, after the transfer to Interest Maintenance Reserve ("IMR"). The IMR captures after-tax realized capital gains and losses due to changes in interest rates for all types of fixed income investments. Net realized capital gains (losses) were comprised of the following:

                                     Years Ended December 31,
                                     -----------------------
                                     1996     1995      1994
                                     ----     ----      ----
                                          (In Millions)
Realized capital gains (loss):
Bonds                                $109     $ 189    $ (95)
Common stocks                          78        32        8
Mortgage loans                        (57)      (88)    (172)
Real estate                           (74)      (49)     (52)
Hedging instruments                     3        52     (140)
Other investments                     223         3        5
Federal and state taxes              (160)      (85)     127
                                   -------      ----     ---
Net realized capital gain (loss)
  before transfer to IMR              122        54     (319)
Transfer to IMR                       (82)     (140)     155
                                      ----     ----      ---
Net realized capital gain (loss)      $40      $(86)   $(164)
                                      ===      =====   ======

The improvement in 1996 from the net loss in 1995 was due to the $188 million pre-tax gain realized on the sale of the Mirus Life Insurance Company, a decrease in losses from commercial mortgage loans offset by an increase in real estate losses, primarily due to planned sales and write downs of former Connecticut Mutual properties. The reduction in the net realized capital losses in 1995 from 1994 was due to the decrease in losses from commercial mortgage loans.

The high level of capital gains from bonds in 1996 and 1995 was caused by bond sales and hedging activity generally during periods of declining interest rates. In 1994, bond sales and hedging activity produced a significant portion of gross realized losses in that year's increasing interest rate environment. In 1996, net realized capital gains from the sales of bonds consisted of $189 million in gross capital gains offset by gross capital losses of $80 million. In 1995, net realized capital gains from the sales of bonds consisted of $256 million in gross capital gains offset by gross capital losses of $67 million. All interest related gains and losses were transferred to the IMR. Transfers to the IMR consisted of $131 million and $230 million in net gains offset by $49 and $90 million in taxes for 1996 and 1995. In 1994, the amounts transferred to the IMR included $215 million of net realized capital losses offset by $60 million in tax benefits.

The gains generated from common stock resulted from sales which captured the increase in the market value of these securities. The losses from commercial mortgage loans decreased by $31 million in 1996 as compared to 1995 and by $84 million in 1995 as compared to 1994 due to a reduction in foreclosure activity as the commercial real estate market place continued to improve. In establishing the contributions to the General Investment Reserves ("GIR"), delays in processing foreclosures were properly recognized. See Investment Reserves.

As a result of the foregoing factors, net income in 1996 was $265 million compared to $190 million for 1995, representing an increase of $75 million, or 39.5%, following a 156.8% increase from $74 in 1994.

ANALYSIS OF RESULTS OF OPERATIONS BY LINE OF BUSINESS


Individual Life Operations


                                                   Years Ended December 31,
                                                   ------------------------
                                                  1996       1995       1994
                                                  ----       ----       ----
                                              (In Millions, except average size
                                                   and number of policies)
Income:
 Premium income                                $  4,286   $  3,925   $  3,878
 Net investment and
   other income                                   2,062      1,994      1,782
                                               --------   --------   --------
                                                  6,348      5,919      5,660
                                               --------   --------   --------
Benefits and expenses:
 Policy benefits and
   payments                                       2,303      2,028      1,828
Addition to policyholders'
   reserves and funds                             1,932      1,768      1,905
 Commissions and
   operating expenses                               694        766        768
 State taxes, licenses and
   fees                                              91         91         81
 Merger restructuring
 costs                                               61         36       --
                                               --------   --------   --------
                                                  5,081      4,689      4,582
                                               --------   --------   --------
Net gain before federal
   income taxes and
   dividends                                      1,267      1,230      1,078
Federal income taxes                                247        199        123
                                               --------   --------   --------
Net gain from operations
   before dividends                               1,020      1,031        955
Dividends to
   policyholders                                    854        813        820
                                               --------   --------   --------
Net gain from
   operations                                  $    166   $    218   $    135
                                               ========   ========   ========

Premium Income:
 Whole Life                                    $  2,406   $  2,467   $  2,426
 Term Life                                          160        161        114
 Universal, Variable &
   Corporate Owned Life                             374        356        470
 Annuities                                        1,012        675        605
 Disability Income                                  284        245        238
 Other                                               50         21         25
                                               --------   --------   --------

 Total                                         $  4,286   $  3,925   $  3,878
                                               ========   ========   ========

Life Insurance Sales Face Amount:
 Whole Life                                    $  6,732   $  8,378   $ 11,647
 Term Life                                        5,828      8,059      6,912
 Universal, Variable &
  Corporate Owned Life                            3,400      3,259      3,363
                                               --------   --------   --------
 Total                                         $ 15,960   $ 19,696   $ 21,922
                                               ========   ========   ========

Life Insurance In-Force Face Amount:
 Whole Life                                    $127,188   $117,334   $125,027
 Term Life                                       45,218     56,086     40,030
 Universal, Variable &
   Corporate Owned
   Life                                          26,975     24,378     28,452
                                               --------   --------   --------
 Total                                         $199,381   $197,798   $193,509
                                               ========   ========   ========


Number of Policies In-Force:


 Whole Life                                   1,825,977  1,820,193  2,128,914
 Term Life                                      364,866    398,778    174,691
 Universal, Variable &
   Corporate Owned Life                          88,874     85,107    142,854
 Annuities                                      296,920    293,723    252,727
 Disability Income                              296,776    299,662    299,331
                                              ---------  ---------  ---------
 Total                                        2,873,413  2,897,463  2,998,517
                                              =========  =========  =========

Average Size of New Policies Sold:
 Whole Life                                   $ 172,956  $ 158,894  $ 174,140
 Term Life                                    $ 347,674  $ 317,514  $ 320,492
 Universal, Variable &
  Corporate Owned
  Life                                        $ 236,462  $ 208,296  $ 312,869

Individual Line Year Ended December 31, 1996 Compared to Years Ended December 31, 1995 and 1994

Net gain from operations in 1996 was $166 million compared to $218 in 1995, representing a decrease of $52 million or 23.9%, following a $83 million or 61.5% increase from $135 in 1994. The decrease in 1996 from 1995 is principally due to an increase in merger restructuring costs, increased mortality, and increase in policyholders dividends offset by reduced operating expenses and improved morbidity. The increase in 1995 from 1994 is principally due to an increase in net investment and other income, favorable mortality experience and low unit expenses.

Premium income in 1996 was $4,286 million compared to $3,925 million in 1995, representing an increase of $361 million or 9.2%, following a $47 million or 1.2% increase from $3,878 million in 1994. The increase in 1996 from 1995 was the net result of a 49.9% increase in annuity premiums, a 15.9% increase in disability income, a 12.9% increase in corporate owned life insurance premium with life insurance premium flat with the prior year. The increase in 1995 from 1994 was the net result of an 11.6% increase in annuity premiums, partially offset by a decrease in corporate owned life premiums. Annuity premiums have been increasing due to the introduction of new variable annuity products in 1994 and 1995 and increasing sales of other existing variable annuities, resulting from increased consumer demand. All single premium immediate annuity (SPIA) premiums were ceded to MML Pension during 1994 under a contract that was terminated in December 31, 1994. SPIA premiums after the termination date were retained by the Company, amounting to $20 million in 1996 and $28 million in 1995. The increase in whole life premiums corresponds with the modest increase in the amount of insurance in-force. Corporate owned life sales represent a small number of relatively large cases; therefore it is not unusual for premiums to vary from year to year.

Net investment and other income in 1996 were $2,062 million, representing an increase of 3.4% from $1,994 million in 1995, following an increase of 11.9%, from $1,782 million in 1994. The increase in 1996 from 1995 resulted from a 4.9% growth in the Individual Line's invested assets offset by a decrease in portfolio yield. The increase in 1995 from 1994 resulted primarily from a 9.1% growth in the Individual Line's invested assets and an increase in portfolio yield. Investment and other income contains amortization of net gains previously transferred to the IMR. IMR amortization was $24 million in 1996, $12 million in 1995 and $38 million in 1994, reflecting the relatively short average life of MassMutual's hedging program.

Policy benefits and payments in 1996 were $2,303 million, representing an increase of $275 million or 13.6% from $2,028 million in 1995, following an increase of $200 million or 10.9%, from $1,828 million in 1994, resulting from the continued growth of in-force business. Individual annuity and supplementary contract benefits and surrender payments increased to $572 million in 1996 from $371 million in 1995 and $263 million in 1994 accounting for much of the growth in this item.

Individual life insurance had average mortality experience during 1996 after better than expected mortality experience during 1995 and 1994. Actual experience as a percentage of expected claims was 101% in 1996. Surrender benefits for individual life insurance increased in 1996 from 1995, however, lapses measured as a percent of in-force business improved to 6.1% in 1996 from 6.5% in 1995 and 6.4% in 1994. Management believes its continued focus on policyholder value and service has contributed to this improvement in persistency. Annuity surrenders increased as a result of increased activity in the block of business.

Addition to policyholders' reserves and funds in 1996 was $1,932 million, representing an increase of $164 million or 9.3% from $1,768 million in 1995, following a decrease of $137 million or 7.2%, from $1,905 million in 1994. The increase in 1996 from 1995 was due primarily to the increase in annuity deposits in the Company's separate investment account. The decrease in 1995 from 1994 was due primarily to a decrease in sales of corporate owned life partially offset by the increase in annuity deposits and improved persistency of individual life insurance products.

Operating expenses and commissions in 1996 were $694 million, representing a decrease of $72 million or 9.4% from $766 million in 1995, following a decrease of $2 million or 0.3%, from $768 million in 1994. The decrease in 1996 from 1995 included a decrease in operating expense of $66 million reflecting efficiencies realized from the merger and management's continuing efforts to control expenses as well as a decrease in commissions reflecting flat individual life revenue and a restructuring of the commission program. The decrease in 1995 from 1994 was due to nominal growth in expenses and a slight reduction in commissions in spite of an increase in premium revenue. This results from an increase of individual annuity premium revenue which has a lower commission rate than individual life insurance. Therefore, the growth in commissions does not correspond to the growth in premium revenue.

Federal income taxes in 1996 were $247 million, representing an increase of 24.1% from $199 million in 1995, following an increase of 61.8%, from $123 million in 1994. The increase in 1996 from 1995 of $48 million is due primarily to higher taxes on operations of $95 million, offset by a $35 million reduction in the mutual company add-on tax. The $76 million increase in 1995 from 1994 was due primarily to higher taxes on operations of $10 million and a $52 million increase in the mutual company add-on tax.

Dividends to policyholders in 1996 were $854 million, representing an increase of $41 million or 5.0% from $813 million in 1995, following a decrease of $7 million or 0.9%, from $820 million in 1994. The increase in 1996 from 1995 was due to growth in the participating in force business and the pass through of investment, mortality and expense experience, including expense reductions which resulted from the merger. The reduction in 1995 from 1994 was due to a generally lower dividend schedule effective for payments on policy anniversaries in 1996, partially offset by growth in the participating in-force business The new dividend schedule, annually approved by the Board of Directors in the fourth quarter, is reflected in the Individual Line's gain from operations in the year the dividend is declared.

Pension Management Operations



                                                Years Ended December 31,
                                               1996       1995       1994
                                               ----       ----       ----
                                                    (In Millions)
Income:
 Premium income                              $ 2,043    $ 1,803    $ 1,566
 Net investment and
   other income                                  799        904        967
                                             -------    -------    -------
                                               2,842      2,707      2,533
                                             -------    -------    -------
Benefits and expenses:
Policy benefits and
   payments                                    3,745      3,124      3,035
 Reduction to
   policyholders' reserves
   and funds                                  (1,077)      (563)      (636)
 Commissions and
   operating expenses                             69         69         78
 State taxes, licenses and
   fees                                            5         (2)         4
 Merger restructuring
   costs                                           5          8          0
                                             -------    -------    -------
                                               2,747      2,636      2,481
                                             -------    -------    -------
Net gain before federal
   income taxes and
   dividends                                      95         71         52
Federal income taxes                              30          7        (13)
                                             -------    -------    -------
Net gain from operations
   before dividends                               65         64         65
Dividends to
   policyholders                                   6          6          5
                                             -------    -------    -------
Net gain from operations                     $    59    $    58    $    60
                                             =======    =======    =======
Premium Income
 Flexinvest                                  $   475    $   352    $   292
 Superflex                                       756        696        507
 Interest Guarantee                              107        112        116
 Participating Guaranteed                         48        125        132
 Separate Accounts                               506        285        334
 Defined Benefit                                  75         55         72
 GIC and Single Premium
   Annuity Contracts                               8         22         34
 Governmental separate
   accounts                                       47         67         10
 Other                                            21         89         69
                                             -------    -------    -------
 Total                                       $ 2,043    $ 1,803    $ 1,566
                                             =======    =======    =======


Written Sales

 Flexinvest                 $184   $146   $120
 Superflex                   304    257    257
 Interest Guarantee
   Investment Contracts       22     38     24
 Participating Guaranteed     39    142     94
 Separate Accounts           216    140    182
 Defined Benefit               1      7      9
 Governmental separate
   accounts                   14     45     42
 Other                         3     10      0
                            ----   ----   ----
 Total                      $783   $785   $728
                            ====   ====   ====


Pension Management Year Ended December 31, 1996 Compared to Years Ended December 31, 1995 and 1994

Net gain from operations in 1996 was $59 million, representing an increase of $1 million or 1.7% from $58 million in 1995, following a decrease of $2 million or 3.3%, from $60 million in 1994. The increase in 1996 from 1995 was due to lower general expenses and increased profitability in our Guaranteed Investment Contract deposit business, offset by higher income taxes. The decline in 1995 from 1994 was primarily due to an increase in federal income taxes and $8 million of allocated merger related expenses.

Premium income in 1996 was $2,043 million, representing an increase of 13.3% from $1,803 million in 1995, following an increase of 15.1%, from $1,566 million in 1994. The increase in 1996 from 1995 is primarily due to a $184 million increase in defined contribution premium income. The increase in 1995 from 1994 principally due to a $249 million increase in defined contribution premium income.

Net investment and other income in 1996 were $799 million, representing a decrease of $105 million or 11.6% from $904 million in 1995, following a decrease of $63 million or 6.5%, from $967 million in 1994. The decreases in 1996 from 1995 and 1995 from 1994 were due to a decrease in the line's invested assets, resulting from the scheduled maturities of non-participating guaranteed investment contracts, and increasing lapses of participating business.

Policy benefits and payments in 1996 were $3,745 million, representing an increase of $621 million or 19.9% from $3,124 million in 1995, following an increase of $89 million or 2.9%, from $3,035 million in 1994, primarily due to an increase in the withdrawals from participating business.

Reductions in policyholders' reserves and funds in 1996 were $1,077 million, representing an increase of $514 million or 91.3% from $563 million in 1995, following a decrease of $73 million or 11.5%, from $636 million in 1994 as a result of increases in policy benefit payments discussed above.

Operating expenses and commissions in 1996 were unchanged from 1995, at $69 million, following a decrease of $9 million or 11.5%, from $78 million in 1994. During 1996, reduced general expenses were offset by increased commissions. Expense reduction in 1995 more than offset a slight increase in commissions.

The increase in federal income taxes in 1996 from 1995 of $23 million was due primarily to an increase in tax on gain from operations. Over half of the $20 million increase in 1995 from 1994 was due to an increase in taxes on operations, and over $5 million was attributable to an increase in the mutual company add-on tax.

Life and Health Benefits Management Operations

                               Years Ended December 31,
                               ------------------------
                                         1994
                                         ----
                                     (In Millions)
Income:
 Premium income (1)                      $733
 Net investment and
   other income                            55
                                         ----
                                          788
                                         ----
Benefits and expenses:
 Policy benefits and
   payments                               587
 Addition to policyholders'
   reserves and funds                      (6)
 Commissions and
   operating expenses                     113
 State taxes, licenses and fees            21
Merger restructuring costs                  0
                                         ----
                                          715
                                         ----
Net gain before federal
   income taxes and dividends              73
Federal income taxes                       30
                                         ----
Net gain (loss) from
   operations before dividends             43
Dividends to policyholders                  0
                                         ----
Net gain (loss) from
   operations                            $ 43
                                         ====


(1)  Excludes premium equivalents

Life and Health Benefits Management Year Ended December 31, 1995 Compared to Year Ended December 31, 1994

At the end of 1994, MassMutual executed reinsurance agreements with Mirus Life Insurance Company ("Mirus") (formerly the MML Pension Insurance Company currently doing business as "UniCARE") which ceded MassMutual's GLA&H business to Mirus. These agreements were accounted for as bulk reinsurance transaction at December 31, 1994, in which no gain or loss was recognized. As a result of this agreement, the Company's GLA&H operating results were ceded to and reflected in Mirus for both 1996 and 1995, while in 1994 this business was recorded only by MassMutual. Following statutory accounting rules for bulk reinsurance, this transfer did not impact 1994 operations.

On March 31, 1996, the Company sold MassMutual Holding Company Two, Inc., a wholly-owned subsidiary, and its subsidiaries, including Mirus, to WellPoint Health Networks, Inc.. The 1994 reinsurance agreements continue to remain in effect with UniCARE.

Accordingly, the Company's unconsolidated gain from operations for 1996 does not include any income generated by this business. Gain from operations for 1995 was only affected by a $41 million dividend it received from MML Pension. MML Pension's 1995 net gain from operations was $44 million, of which the $41 million was recorded by MassMutual as dividend income, a component of net investment income. The remaining $3 million was recognized as an unrealized capital gain in the statement of changes in policyholders' contingency reserves. The $41 million dividend was recorded in the Company's Corporate segment, which invests all of the Company's surplus. All income in the Corporate segment was allocated to the Individual and Pension Management lines of business in proportion to the surplus contributed by each product line.

As a result of the Reinsurance with MML Pension, there were no net premiums, policy benefits and payments and addition to policyholder's reserves for 1996 and 1995.

The following discussion focuses on direct premium, prior to reinsurance with MML Pension.

Direct premium income in 1996 was $668 million, representing a decrease of 11.5% from $753 million in 1995, following an increase of 2.7%, from $733 million in 1994. The decrease in 1996 from 1995 is due to this business moving from MassMutual's books and being renewed as UniCARE contracts.

STATEMENT OF FINANCIAL POSITION

The following table sets forth MassMutual's assets.


Assets

                                               December 31,
                                               ------------
                                              1996      1995
                                              ----      ----
                                              (In Millions)
Bonds                                       $25,255  $23,625
Common stocks                                   337      416
Mortgage loans                                3,897    3,908
Real estate                                   1,841    1,653
Other investments                             1,426    1,490
Policy loans                                  4,752    4,518
Cash and short-term investments               1,075    2,343
Investment and insurance amounts
   receivable                                 1,102    1,059
Separate investment account assets           13,564   11,310
Other assets                                     98      175
                                            -------  -------
Total assets                                $53,347  $50,497
                                            =======  =======

Total assets in 1996 were $53,347 million, representing an increase of $2,850 million, or 5.6%, from $50,497 million in 1995. Much of this increase was due to continued growth in the Company's separate investment accounts, in which assets increased by $2,254 million, or 19.9%, to $13,564 million in 1996 from $11,310 million in 1995. Invested assets in the Company's general investment account increased in 1996 by $630 million, or 1.7%, to $38,583 million from $37,953 million in 1995.

Bonds in 1996 were $25,255 million, representing an increase of $1,630 million, or 6.9%, from $23,625 million in 1995. This increase reflects the Company investment in publicly traded and privately placed bonds and short-term securities, investments which provide strength and liquidity for its investment portfolio. Bonds and short-term securities in NAIC categories 1 and 2 were 61.9% of general investment account assets in 1996, as compared to 63.1% in 1995. The percentage of general investment account assets representing bonds and short-term investments in NAIC categories 3 through 6 increased in 1996 to 5.9% from 4.9% in 1995. Much of this increase was in category 3 bonds which the Company believes offer's an attractive return in relation to risk. Common stocks in 1996 were $337 million, representing a decrease of $79 million, or 19.0%, from $416 million in 1995. This decrease is a result of a disposal to limit the Company's exposure to equity investments. Cash and short-term investments in 1996 were $1,075 million, representing a decrease of $1,268 million, or 54.1%, from $2,343 million in 1995 due principally to increased investments in bonds which increased $1,630 million.

Mortgage loans in 1996 were $3,897 million, representing a decrease of $11 million, or 0.3%, from $3,908 million in 1995. This slight decrease was principally due to repayments and prepayments slightly exceeding new loan placements. The increase in real estate is primarily due to acquisitions.

Liabilities

Total liabilities in 1996 were $50,708 million, representing an increase of $2,812 million, or 5.9%, from $47,896 million in 1995. As with assets, most of this growth occurred in the separate investment accounts, which increased $2,253 million, or 19.9%, to $13,563 million in 1996.

Policyholders' reserves and funds in 1996 were $33,342 million, representing an increase of $449 million, or 1.4%, from $32,893 million in 1995. The increase in 1996 from 1995 was attributable primarily to increases in individual life and disability income reserves offset by decreases in the liability for participating and non-participating pension contracts.

The policyholders' dividend liability was $885 million in 1996, representing an increase of $52 million or 6.2%, from $833 million in 1995. This increase was due to growth in the participating in force business and the pass through of investment, mortality and expense experience, including expense reductions which resulted from the merger.

The Company utilizes sophisticated asset/liability analysis techniques in order to set the investment policy for each liability class and test the adequacy of the projected cash flow provided by assets to meet all of its future policyholder and other obligations. These studies are performed using stress tests regarding future credit and other asset losses, market interest rate fluctuations, claim losses and other considerations. The result is a complete picture of the adequacy of the underlying assets, reserves and capital. See "liquidity" for further discussions on this issue.

Policyholders' Contingency Reserves

Policyholders' contingency reserves were $2,639 million at December 31, 1996, an increase of $38 million, or 1.5%, from December 31, 1995. This increase was composed of (i) 1996 net income of $265 million, (ii) a decrease of $2 million from unrealized capital losses, (iii) a decrease of $142 million due to the change in AVR and GIR, (iv) a decrease of $72 million from strengthening policyholders' reserves, and (v) a decrease of $11 million due to other changes.

Certain state regulations require a portion of policyholders' contingency reserves to be designated for the benefit of group life insurance, group annuity and separate account policyholders. Such designated surplus funds totaled $3 million, $38 million and $36 million in 1996, 1995 and 1994, respectively. Unassigned policyholders' contingency reserves of $2,636 million in 1996 and $2,563 million in 1995.

LIQUIDITY AND CAPITAL RESOURCES

Liquidity

Net cash provided by operating activities was $418 million, $827 million and $909 million for the years ended 1996, 1995 and 1994, respectively. The decrease in 1996 from 1995 was due primarily to an increase in fund withdrawals of pension contracts and individual supplementary contracts offset by an increase in premium revenue.

The Company has structured its investment portfolio to ensure a strong liquidity position in order to permit timely payment of policy and contract benefits without requiring an untimely sale of assets. The Company manages its liquidity position by matching its exposure to cash demands with adequate sources of cash and other liquid assets. Major industry rating services have consistently cited the Company's liquidity position as a significant strength.

The Company's principal sources of liquidity are cash flow and holdings of cash, near cash and other readily marketable assets. The primary cash flow sources are investment income and principal repayments on invested assets, life insurance premiums, annuity considerations and deposits. Historically, the Company has consistently experienced net positive cash flow from operations.

The Company's liquid assets include substantial Treasury holdings, short-term money market investments, stocks and marketable long-term fixed income securities. Cash and short-term investments totaled $1,075 million at December 31, 1996. The market value of other highly liquid securities, including NAIC Category 1 and 2 publicly traded bonds, and the common stock portfolio exceeded $14 billion at December 31, 1996.

The liquidity position of the Company is proactively managed on an ongoing basis to meet cash needs while minimizing adverse impacts on investment returns. A variety of scenarios are analyzed modeling potential demands on liquidity, taking into account the provisions of the Company's policies and contracts inforce, the Company's cash flow position and the volume of cash and readily marketable securities in the Company's portfolio.

The Company also employs sophisticated quantitative asset/liability cash flow management techniques to optimize and control the investment return and liquidity for each portfolio, taking into account the distinguishing liability characteristics of each portfolio.

A primary liquidity concern for the Company is the risk of early contractholder and policyholder withdrawal. The three most affected products are individual life insurance and individual deferred annuities offered by the Individual Line and the participating products offered by the Pension Management line. Personal life insurance policies are less susceptible to withdrawal than annuity contracts because annuities are primarily used as investment vehicles, while personal life policies are used to fulfill longer term financial planning needs. A substantial part of the Company's individual life insurance exposure is focused on a well-seasoned, mature block of business. The Company closely evaluates and manages its liquidity risk by, for example, seeking to include provisions limiting withdrawal rights from general account institutional pension products (generally group annuities, including guaranteed investment contracts and certain deposit liabilities) sold to plan sponsors.

The Company's exposure to early withdrawal under the Pension Management and Individual Line annuity businesses as of the dates indicated can be described as follows:

           Withdrawal Characteristics of Annuity Actuarial Reserves
                         and Deposit Fund Liabilities

                                           December 31,
                                           ------------
                                    1996                1995
                                    ----                ----
                                          % of                 % of
                               Amount    Total     Amount     Total
                               ------    -----     ------     -----
                                        ($ In Millions)
Subject to discretionary
withdrawal with adjustment:
 With market value
  adjustment                  $ 8,453    45.0%    $ 5,298    28.6%
 At market value                  197     1.1         283     1.5
At book value less
  surrender charge              2,443    13.0       3,972    21.5
                              -------  ------     -------  ------
Subtotal                       11,093    59.1       9,553    51.6
Subject to discretionary
  withdrawal without
  adjustment:
 At book value
  (minimal or no charge or
   adjustment)                  3,034    16.2       2,864    15.4
Not subject to discretionary
  withdrawal                    4,648    24.7       6,106    33.0
                              -------  ------     -------  ------
Total annuity actuarial
  reserves and deposit
  fund liabilities (gross)     18,775  100.0%      18,523   100.0%
Less reinsurance                    -                 (13)
                              -------             -------
Total annuity actuarial
  reserves and deposit
  fund liabilities            $18,775             $18,510
                              =======             =======

Based on its ongoing monitoring and analysis of its liquidity sources and demands, the Company believes that it is in a strong liquidity position.

Capital Resources

As of December 31, 1996, the Company's total adjusted capital as defined by the NAIC was $3,784 million. The NAIC has developed a "Risk Based Capital" ("RBC") model to compare the total adjusted capital with a standard designed to reflect the Company's risk profile. Although the Company believes that there is no single appropriate means of measuring risk-based capital needs, it feels that the NAIC approach to RBC measurement is reasonable, and will manage its capital position with significant attention to maintaining adequate total adjusted capital relative to RBC. The Company's total adjusted capital was well in excess of all RBC standards at December 31, 1996 and 1995. Management believes that the Company enjoys a strong capital position in light of the risks to which it is subject and that it is well positioned to meet policyholder and other obligations.

INFLATION

The Company's operating expenses are affected by inflation. A large portion of the Company's operating expenses consists of salaries which are subject to wage increases, at least partially affected by the rate of inflation. The Company's continuing efforts to control expenses may reduce the impact of inflation on operating expenses.

Inflation also has an indirect effect on the Company. To the extent that the government's economic policy to control the level of inflation results in changes in interest rates, the Company's new sales of insurance products and investment income are affected. Changes in the level of interest rates also have an effect on interest spreads, as investment earnings are reinvested.

INVESTMENTS

At December 31, 1996, the Company had $38,583 million of invested assets in its general investment account. The portfolio of invested assets is managed to support the liabilities of the lines of business in light of yield, liquidity and diversification considerations. The general investment account portfolio does not include the Company's separate investment account assets.

The following table sets forth the Company's invested assets in the general investment account and gross investment yield thereon (after deducting real estate operating expenses and taxes) as of the dates indicated.

                                                                       December 31,
                                         1996                             1995                             1994
                              ------------------------         -------------------------         -------------------------
                              Carrying    % of                 Carrying    % of                  Carrying    % of
                               Value     Total   Yield          Value     Total    Yield          Value     Total    Yield
                              ------------------------         -------------------------         -------------------------
                                                                    ($ In Millions)
Bonds                         $25,255   65.5%    8.4%          $23,625   62.2%      8.8%         $23,298    62.8%     8.6%
Common stocks                     337    0.9     1.1               416    1.1       1.8              246     0.7      1.8
Mortgage loans                  3,897   10.1     9.2             3,908   10.3       9.3            4,066    11.0      9.4
Real estate - Investment        1,841    4.8    10.4             1,653    4.4      10.7            1,783     4.8     10.2
Other investments               1,426    3.6     4.4             1,490    3.9       5.9            1,218     3.2      2.1
Policy loans                    4,752   12.3     7.8             4,518   11.9       8.1            4,260    11.5      7.5
Cash and short-term
investments                     1,075    2.8     5.8             2,343    6.2       4.8            2,255     6.0      4.3
                              -------  -----    ----           -------  -----      ----          -------   -----     ----
Total investments             $38,583  100.0%    8.1%          $37,953  100.0%      8.4%         $37,126   100.0%     8.1%
                              =======  =====    ====           =======  =====      ====          =======   =====     ====

The yield on total investments before indirect expenses was 8.1%, 8.4% and 8.1% for the years ended December 31, 1996, 1995 and 1994, respectively. If remaining investment expenses including depreciation on real estate investments were deducted, net yields would be 7.5%, 7.9% and 7.6%, respectively. The yield on each investment category, before federal income taxes, is calculated as: (a) gross investment income (which for real estate deducts operating expenses and real estate taxes) divided by (b) the average carrying value, which does not include investment reserves.

The Company carries its investments in accordance with methods and values prescribed by the NAIC and adopted by state insurance authorities. Generally, bonds are valued at amortized cost, preferred stocks in good standing are valued at cost, and common stocks are carried at fair value. Mortgage loans are valued at principal less impairments and unamortized discount. Real estate is valued at cost less accumulated depreciation, impairments, and mortgage encumbrances. Depreciation on investment real estate is calculated using the straight-line and constant yield methods. Policy loans are carried at the outstanding loan balance less amounts unsecured by the cash surrender value of the policy. Short-term investments are stated at amortized cost which approximates fair value. Other investments primarily consist of joint ventures, other forms of partnerships and the common stocks of unconsolidated subsidiaries, which are valued using the equity method.

Bonds

The following table provides certain information regarding the maturity distribution of bonds (excluding short-term securities):

                                         Bond Maturities
                                           December 31,
                                     1996                1995
                                     ----                ----
                             Carrying    % of    Carrying     % of
                               Value     Total     Value      Total
                               -----     -----     -----      -----
                                       ($ In Millions)
Due in one year or less       $   680     2.7%     $2,579      10.9%
Due after one year
   through five years           5,129    20.3       3,626      15.3
Due after five years
   through ten years            6,880    27.2       5,356      22.7
Due after ten years             5,195    20.6       3,858      16.3
Mortgage-backed
   securities(1)                7,371    29.2       8,206      34.8
                              -------   -----     -------     -----
                              $25,255   100.0%    $23,625     100.0%
                              =======   =====     =======     =====

(1)  Including securities guaranteed by the U.S. Government.

The maturities of portfolio bonds are considered by the Company to be sufficiently diversified and are carefully monitored and managed in light of the Company's liquidity needs. See "Liquidity and Capital Resources."

Bonds consist of publicly traded and privately placed debt securities. At December 31, 1996 and 1995, publicly traded bonds comprised 57.0% and 56.6% of the bond portfolio respectively, and privately placed bonds comprised the remainder. Substantially all of the publicly traded and privately placed bonds held by the Company are evaluated by the NAIC's Securities Valuation Office ("SVO"), which assigns securities to one of six NAIC investment credit categories, with Category 1 securities being the highest quality and Category 6 securities being the lowest quality. Categories 1 and 2 are investment grade, Category 3 is medium quality and Categories 4, 5 and 6 are non-investment grade. The remainder of the securities which have not as yet received NAIC ratings are rated under an internal system which the Company believes to be equivalent to that used by the SVO. The table below sets forth, as of the dates indicated, the NAIC ratings for the Company's bond portfolio (including short-term securities) and the equivalent public rating agency designations. The bond portfolio consists primarily of high grade securities. At December 31, 1996 and 1995, 91.3% and 92.5%, respectively, of the portfolio was invested in NAIC Categories 1 and 2 securities.


                              Bond Credit Quality
                       (includes short-term securities)

                                                                         December 31,
                                                                         ------------
                                                            1996                               1995
                                                            ----                               ----
                                                                        ($ In Millions)
NAIC
Bond                 Rating Agency               Carrying            % of           Carrying            % of
Rating          Equivalent Designation             Value             Total            Value             Total
-------------------------------------------------------------------------------------------------------------
1              Aaa/Aa/A                           $17,495            66.9%            $16,750           64.7%
2              Baa                                  6,390            24.4               7,196           27.8
3              Ba                                   1,429             5.5               1,261            4.9
4              B                                      747             2.9                 577            2.2
5              Caa and lower                           63             0.2                  51            0.2
6              In or near default                      43             0.1                  36            0.2
                                                  ----------------------------------------------------------
                 Total                            $26,167           100.0%            $25,871          100.0%
                                                  ==========================================================

The Company invests a significant portion of its investment funds in high quality publicly traded bonds in order to maintain and manage liquidity and reduce the risk of default in the portfolio. As of December 31, 1996, 96.1% of the publicly traded bonds were rated as NAIC Categories 1 and 2, as illustrated by the following chart.


                      Publicly Traded Bond Credit Quality
                       (includes short-term securities)


                                                                         December 31,
                                                                         ------------
                                                            1996                               1995
                                                            ----                               ----
                                                                        ($ In Millions)
NAIC
Bond                 Rating Agency               Carrying            % of           Carrying            % of
Rating          Equivalent Designation             Value             Total            Value             Total
-------------------------------------------------------------------------------------------------------------
1              Aaa/Aa/A                           $12,791            85.8%            $11,843           80.9%
2              Baa                                  1,538            10.3               2,340           16.0
3              Ba                                     326             2.2                 278            1.9
4              B                                      248             1.7                 181            1.2
5              Caa and lower                            3             0.0                   4            0.0
6              In or near default                       4             0.0                   0            0.0
                                                  ----------------------------------------------------------
                 Total                            $14,910           100.0%            $14,646          100.0%
                                                  ==========================================================

The Company utilizes its investments in the privately placed bond portfolio to enhance the value of the overall portfolio, increase diversification and obtain higher yields than are possible with comparable quality public market securities. To control risk, the Company relies upon broader access to management information, strengthened negotiated protective covenants, call protection features, and a higher level of collateralization. The strength of the privately placed bond portfolio is demonstrated by the predominance of NAIC Categories 1 and 2 securities, as illustrated by the following chart.

                     Privately Placed Bond Credit Quality

                                                                         December 31,
                                                                         ------------
                                                            1996                               1995
                                                            ----                               ----
                                                                        ($ In Millions)
NAIC
Bond                 Rating Agency               Carrying            % of           Carrying            % of
Rating          Equivalent Designation             Value             Total            Value             Total
-------------------------------------------------------------------------------------------------------------
1              Aaa/Aa/A                           $ 4,704            41.8%           $  4,907           43.7%
2              Baa                                  4,853            43.1               4,856           43.3
3              Ba                                   1,103             9.8                 983            8.8
4              B                                      499             4.4                 396            3.5
5              Caa and lower                           59             0.5                  47            0.4
6              In or near default                      39             0.4                  36            0.3
                                                  ----------------------------------------------------------
                Total                             $11,257           100.0%            $11,225          100.0%
                                                  ==========================================================

Included in the privately placed bond portfolio are residential mortgage securities which totaled $1.5 billion and $1.8 billion at December 31, 1996 and 1995, respectively, or 13.3% and 16.1%, respectively, of the portfolio. The residential mortgage securities segment of the privately placed bond portfolio has provided the Company with quality investments and excellent loss/risk experience. As of December 31, 1996, this entire segment was rated as NAIC Categories 1 and 2. The Company imposes rigorous investment standards with respect to these securities, including governmental agency guarantees, seasoned pools and discount pricing as protection against prepayment. The Company tracks problem loans individually and monitors its services closely. As a result, delinquency rates for these securities were 1.1% as of December 31, 1996, as compared with the national average of 2.39%, according to the Mortgage Bankers Survey of delinquencies.

As of December 31, 1996 and 1995, mortgage-backed securities in the bond portfolio consisted of $3.0 billion and $2.7 billion, respectively, of GNMA, FNMA and FHLMC mortgage-backed pass-through securities, and $2.6 billion and $3.0 billion, respectively, of government agency-backed collateralized mortgage obligations.

The following table sets forth by industry category the carrying value and percent of total of the bond portfolio, including short-term securities, as of December 31, 1996.

                          Bond Portfolio By Industry

                                                                      December 31, 1996
                                                                      -----------------
                                                  Public (1)                       Private                         Total
                                          ------------------------------------------------------------------------------------
                                          Carrying          % of          Carrying          % of          Carrying       % of
Industry Category                           Value           Total           Value           Total           Value        Total
                                          ------------------------------------------------------------------------------------
                                                                       ($ In Millions)
Collateralized (2)                        $ 6,101           40.9%       $  1,609            14.3%        $  7,710        29.5%
U. S. Government                            4,866           32.6             169             1.5            5,035        19.2
Finance                                       750            5.0           1,309            11.6            2,059         7.9
Utilities                                     918            6.2             685             6.1            1,603         6.1
Producer Goods                                358            2.4           1,243            11.0            1,601         6.1
Consumer Goods                                389            2.6             918             8.2            1,307         5.0
Natural Resources                             383            2.6             813             7.2            1,196         4.6
Media                                         159            1.0             536             4.8              695         2.7
Other Services                                109            0.7             448             4.0              557         2.1
Retail                                         61            0.4             458             4.1              519         2.0
Transportation                                127            0.9             546             4.8              673         2.5
Aerospace                                     123            0.8             231             2.0              354         1.4
Health Care                                    17            0.1             236             2.1              253         1.0
Others                                        549            3.8           2,056            18.3            2,605         9.9
                                          -----------------------------------------------------------------------------------
 Total                                    $14,910          100.0%        $11,257           100.0%         $26,167       100.0%
                                          ===================================================================================

(1)   Includes short-term securities.
(2) These bonds are collateralized by mortgages backed by FNMA, GNMA or FHLMC and include collateralized mortgage obligations and pass-through securities. These amounts also include asset backed securities such as credit card, automobile and residential mortgage securities.

The estimated fair value of bonds is based upon quoted market prices for actively traded securities. The Company subscribes to commercial pricing services that provide estimated fair values of bonds that are not actively traded. Estimated fair values for privately placed bonds are generally determined by applying interest spreads based on quality and asset type to the appropriate duration on the Treasury yield curve.

The tables below set forth the carrying value, gross unrealized gains and losses, net unrealized gains and losses and estimated fair value of the bond portfolio (excluding short-term securities) at December 31, 1996 and 1995.

                                                              December 31, 1996
                                                              -----------------
                                                   Gross             Gross             Net            Estimated
                                Carrying        Unrealized        Unrealized       Unrealized           Fair
                                  Value            Gains            Losses         Gain (Loss)          Value
                                -------------------------------------------------------------------------------
                                                               ($ In Millions)
U.S. Treasury Securities
 and Obligations of U.S.
 Government Corporations
 and Agencies                    $ 8,043          $    344          $    56           $   288          $ 8,331
Debt Securities issued by
 Foreign Governments                  95                10                0                10              105
Mortgage-backed securities         3,970               125               43                82            4,052
State and local governments          173                13                2                11              184
Industrial securities             11,675               528              133               395           12,070
Utilities                            975                87               19                68            1,043
Affiliates                           324                 4                3                 1              325
                                 -----------------------------------------------------------------------------
                                 $25,255          $  1,111          $   256           $   855          $26,110
                                 =============================================================================
                                                              December 31, 1995
                                                              -----------------
                                                   Gross             Gross             Net            Estimated
                                Carrying        Unrealized        Unrealized       Unrealized           Fair
                                  Value            Gains            Losses         Gain (Loss)          Value
                                -------------------------------------------------------------------------------
                                                               ($ In Millions)
U.S. Treasury Securities
 and Obligations of U.S.
 Government Corporations
 and Agencies                    $ 9,391          $    837         $     43          $    794          $10,185
Debt Securities issued by
 Foreign Governments                 262                28                0                28              290
Mortgage-backed securities         3,265               177               10               167            3,432
State and local governments          106                15                0                15              121
Industrial securities              9,031               763               58               705            9,736
Utilities                          1,418               152                3               149            1,567
Affiliates                           152                 4                1                 3              155
                                 -----------------------------------------------------------------------------
                                 $23,625          $  1,976         $    115          $  1,861          $25,486
                                 =============================================================================

Mortgage Loans

All mortgage loans are fixed rate commercial mortgages on completed, income producing properties.

The following table provides certain information regarding the maturity distribution of commercial mortgage loans:

                           Mortgage Loan Maturities

                                         December 31, 1996
                                        --------------------
                                        Carrying       % of
                                          Value        Total
                                        --------------------
                                           ($ In Millions)
Due in one year or less                 $  452        11.6%
Due after one year
   through five years                    1,519        39.0
Due after five years
   through ten years                     1,171        30.0
Due after ten years                        755        19.4
                                        ------------------
 Total                                  $3,897       100.0%
                                        ==================

At December 31, 1996, 87.7% of the mortgage loan portfolio consisted of bullet loans (loans that do not fully amortize over their term) compared to 89.7% at December 31, 1995. Scheduled bullet maturities at December 31, 1996 of $452 million, $276 million, $369 million, and $455 million in 1997, 1998, 1999 and 2000 represent 11.5%, 7.1%, 9.5% and 11.7% respectively, of the mortgage loan portfolio.

The Company had $674 million of bullet loans scheduled to mature during 1996 of which $337 million, or 50.0%, were paid in full at maturity, $206 million, or 30.6%, were refinanced, $83 million, or 12.3%, were foreclosed or paid off at discount, and the remaining $48 million, or 7.1%, are in the process of negotiating foreclosure, forbearance or in bankruptcy.

During 1996 all renewed bullet loans were performing assets prior to renewal and all loan renewals reflected market conditions. Past experience with regard to bullet maturities, however, is not necessarily indicative of future results.

The maturities of commercial mortgage loans are considered by the Company to be sufficiently diversified and are carefully monitored and managed in light of the Company's liquidity needs. See "Liquidity and Capital Resources."

The mortgage loan portfolio comprised 10.1% and 10.3% of the Company's investments at December 31, 1996 and 1995, respectively. The mortgage loan average investment yield was 9.2% and 9.3% for the years ending December 31, 1996 and 1995, respectively.

Total gross investment income on mortgage loans for the year ended December 31, 1996 was $341 million, a 3.4% decrease from $353 million for 1995. Net realized capital losses for the years ended December 31, 1996 and 1995 were $57 million and $88 million, respectively.

The following tables set forth by property type and geographic distribution of the carrying value of mortgage loan balances as a percentage of the portfolio as of the dates indicated:

                               Mortgage Loans by
                                 Property Type

                                    December 31
                                    -----------
                             1996                 1995
                             -------------------------
                       Carrying    % of    Carrying     % of
                         Value     Total     Value      Total
                       --------------------------------------
                                   ($ In Millions)
Office                   $1,184    30.4%     $1,272    32.9%
Retail                      880    22.6       1,073    27.7
Industrial & Other          539    13.8         532    13.7
Apartments                  752    19.3         528    13.6
Hotels & Motels             537    13.8         431    11.1
Commercial Pools              5     0.1          36     1.0
                         ----------------------------------
                         $3,897   100.0%     $3,872   100.0%
                         ==================================

                               Mortgage Loans by
                            Geographic Distribution

                                    December 31,
                                    ------------
                             1996                 1995
                             -------------------------
                       Carrying    % of    Carrying     % of
                         Value     Total     Value      Total
                       --------------------------------------
                                   ($ In Millions)
West                     $  847    21.6%    $   965    25.0%
Northeast                   729    18.7         779    20.1
Mid-Atlantic                622    16.0         689    17.8
Southeast                   630    16.2         548    14.1
Midwest                     533    13.7         485    12.5
Southwest                   536    13.8         406    10.5
                         ----------------------------------
                         $3,897   100.0%     $3,872   100.0%
                         ==================================

Real Estate

The real estate portfolio includes real estate properties originally acquired as investments, occupied by the Company and real estate acquired through foreclosure. The real estate portfolio consists of office, retail, apartment, hotel and warehouse properties primarily owned directly by the Company. At December 31, 1996, office properties constituted the largest component of the portfolio, representing 43.8% of the aggregate carrying value.

The following table illustrates the diversity of the equity real estate portfolio by region and by property category.

                             Equity Real Estate by
                                 Property Type

                                   December 31,
                                   ------------
                             1996                 1995
                             -------------------------
                       Carrying    % of    Carrying     % of
                         Value     Total     Value      Total
                       --------------------------------------
                                   ($ In Millions)
Office                   $  806    43.8%    $   604    36.5%
Hotels & Motels             444    24.1         352    21.3
Retail                      269    14.6         277    16.8
Apartments                  148     8.0         150     9.1
Industrial and Other        174     9.5         270    16.3
                         ----------------------------------
 Total                   $1,841   100.0%     $1,653   100.0%
                         ==================================

                             Equity Real Estate by
                            Geographic Distribution


                                    December 31,
                                    ------------
                             1996                 1995
                             -------------------------
                       Carrying    % of    Carrying     % of
                         Value     Total     Value      Total
                        -------------------------------------
                                   ($ In Millions)
Southeast                $  415    22.5%    $   424    25.7%
Mid-Atlantic                304    16.5         270    16.3
Midwest                     281    15.3         263    15.9
Northeast                   212    11.5         389    23.5
West                        440    23.9         187    11.3
Southwest                   189    10.3         120     7.3
                         ----------------------------------
 Total                   $1,841   100.0%     $1,653   100.0%
                         ===================================

The Company has been active in the investment real estate market since the 1960's. At the close of 1996, the Company's real estate portfolio consisted of 178 properties with a statement value in excess of $1.8 billion. The portfolio is primarily unleveraged with only $27 million in third party non-recourse debt outstanding.

Real estate produced gross investment income of $289 million for the years ended December 31, 1996, and $287 million for the year ended December 31, 1995. Net capital losses from sales transactions and impairments were $74 million and $49 million, respectively, for such periods.

Foreclosed real estate is accounted for when acquired at the lower of the property's market value or the loan balance, with write-downs at the point of foreclosure being based on appraisals. All real estate investments are re-valued annually as described below, and write-downs are taken if the revaluation indicates a permanent impairment of value. Foreclosed properties are managed to optimize value and then either sold or transferred to the investment real estate portfolio. Foreclosed real estate had a carrying value, net of write-downs, of $132 million and $280 million at December 31, 1996 and 1995 respectively.

Individual property valuations are reviewed by management on a regular basis. Real estate valuations are first established at the Company's regional offices by the asset managers using the ARGUS (TM) software valuation program to project income on a lease-by-lease basis. Budgeted expenses, leasing assumptions and capital expenditures are also reflected. The valuations are then reviewed by the appraisal section of the Company's Real Estate Investment Division for technical accuracy, methodology and the appropriateness of the assumed rates of return. The valuations are prepared on an interim basis between the months of February and September, with a final valuation prepared for the end of the year. Additionally, in 1996 a sample of properties constituting 25% of the portfolio market value were appraised by external independent appraisers.

Properties acquired by foreclosure or deed in lieu of foreclosure are transferred to investment real estate when the following qualifications have been met: (i) the property has been owned or monitored by the Company for sufficient time to allow proper evaluation (including the pendency of foreclosure procedures, receivership or redemption); (ii) the property has generated an annual net operating income equal to at least 7% of the current book value for the most recent six month period (12 months for hotels); and
(iii) there are no unusual circumstances which would have substantial negative impact on the value of the property or the stability of the income stream (e.g., environmental problems, major tenant vacancies over a short-term or structural building deficiencies, etc.)

At December 31, 1996, the Company's real estate AVR totaled $140 million. In addition, the Company maintained a separate general investment reserve of $40 million in respect of properties held for sale during the upcoming year. See "Investment Reserves."

Portfolio Surveillance and Under Performing Investments

Bonds

The Company reviews all bonds on a regular basis utilizing the following criteria: (i) material declines in revenues or margins, (ii) significant uncertainty regarding the issuer's industry, (iii) debt service coverage or cash flow ratios that fall below industry-specific thresholds, (iv) violation of financial covenants, (v) trading of public securities at a substantial discount due to specific credit concerns and (vi) other subjective factors that relate to the issuer. The bond portfolio is actively reviewed to estimate the likelihood and amount of financial defaults or write-downs in the portfolio and to make timely decisions as to the potential sale or re-negotiation of terms of specific investments.

As defined by the NAIC, under performing bonds are those whose deferral of interest and/or principal payments are deemed to be caused by the inability of the obligor to make such payments as called for in the bond contract.

The Company does not accrue interest income on bonds delinquent more than 90 days or when management believes the collection of interest is uncertain. Interest not accrued on bonds totaled $16 million for the years ended December 31, 1996 and 1995, respectively.

The carrying values of NAIC Category 5 and 6 bonds, as of the indicated dates, were as follows:

                          NAIC Category 5 and 6 Bonds
                                Carrying Value

                                              December 31,
                                              ------------
                                          1996            1995
                                          ----            ----
                                              (In Millions)
Performing:
 Public                                    $  4           $  4
 Private                                     59             46
                                           ----           ----
 Total                                       63             50
                                           ----           ----
Under performing:
 Public                                       3              0
 Private                                     40             37
                                           ----           ----
 Total                                       43             37
                                           ----           ----
Total                                      $106           $ 87
                                           ====           ====

As a result of the Company's conservative monitoring process, an internal watch list is generated which includes certain securities which would not be classified as under-performing under the SVO credit rating system. At December 31, 1996, bonds having a carrying value of $529 million (2.2% of the total bond portfolio) had been placed on the internal watch list, which is comprised of $1 million NAIC Category 1, $162 million NAIC Category 2, $100 million NAIC Category 3, $221 million NAIC Category 4 and $45 million NAIC Category 5.

Mortgage Loans

The Company actively monitors and manages its mortgage loan portfolio and also directly services the portfolio. Company personnel perform or review all aspects of loan origination and portfolio management, including lease analysis, property transfer analysis, economic and financial reviews, tenant analysis and oversight of default and bankruptcy proceedings. All properties are re-valued each year and re-inspected either each year or every other year based on internal quality ratings. The Company uses the following criteria to determine whether a current or potential problem exists: (i) borrower bankruptcies, (ii) major tenant bankruptcies, (iii) requests for restructuring, (iv) delinquent tax payments,
(v) late payments, (vi) loan-to-value or debt service coverage deficiencies and
(vii) overall vacancy levels.

Restructured mortgage loans are loans for which current payment terms have been modified to less than current market rates and which are currently performing in accordance with such modified terms. Loans on which maturities have been extended but on which current payments are being made at or above market interest rates are not classified as restructured loans.

The carrying values of current and potential problem mortgage loans as of the dates indicated were as follows:

                 Current and Potential Problem Mortgage Loans

                                              December 31,
                                              ------------
                                          1996            1995
                                          ----            ----
                                              (In Millions)
Restructured                               $364           $412
In Process of Foreclosure                   120             51
In Default                                    8             30
Actively Managed                             99            134
                                           ----           ----
 Total                                     $591           $627
                                           ====           ====

The AVR contains a mortgage loan component which totaled $65 million at the end of 1996. In addition, at December 31, 1996, the Company maintained a general investment reserve of $76 million for properties in the process of foreclosure and for other specific anticipated losses. See "Investment Reserves."

The Company does not accrue interest income on mortgage loans which are delinquent more than 90 days or when management believes the collection of interest is uncertain.

Interest not accrued on mortgage loans totaled $12 million and $11 million for the years ended December 31, 1996 and 1995, respectively.

The following tables set forth current and potential problem mortgage loans by property category and geographic region as of December 31, 1996:

                  Mortgage Loan Distribution By Property Type


                                 December 31, 1996
                                 -----------------
                                      Problem         % of
                      Total Loan       Loan        Total Loan
                        Amount        Amount         Amount
                        -----------------------------------
                                   ($ In Millions)
Office                  $1,184         $265           22.4%
Retail                     880          127           14.4
Industrial & Other         539           77           14.3
Apartments                 752           66            8.8
Hotels & Motels            537           52            9.6
Commercial Pools             5            4           80.0
                       -----------------------------------
 Total                  $3,897         $591           15.2%
                       ====================================


                     Mortgage Loan Distribution By Region

                               December 31, 1996
                               -----------------
                                      Problem         % of
                      Total Loan       Loan        Total Loan
                        Amount        Amount         Amount
                        -----------------------------------
                                  ($ In Millions)
West                    $  847         $177           20.9%
Northeast                  729          175           24.0
Mid-Atlantic               622          102           16.4
Southeast                  630           25            4.0
Midwest                    533           91           17.1
Southwest                  536           21            4.0
                       -----------------------------------
 Total                  $3,897         $591           15.2%
                       ====================================

Write-downs and Allowances

When the Company determines that it is probable that the net realizable value of an asset is less than its carrying value, appropriate write-downs or allowances are established and recorded in accordance with statutory accounting practice.

In the case of bonds, the net realizable value is determined in accordance with principles established by the SVO using criteria such as the net worth and capital structure of the borrower, the value of the collateral, the presence of additional credit support and the Company's evaluation of the borrower's ability to compete in a relevant market.

In the case of real estate and commercial mortgage loans, borrower and property-specific assessments are also made.

Investment Reserves

In compliance with regulatory requirements, the Company maintains the AVR. The AVR stabilizes policyholders' contingency reserves against non-interest rate related fluctuations in the value of stocks, bonds, mortgage loans and real estate investments. General investment reserves ("GIR"), which are not mandated by regulation, are maintained by MassMutual in anticipation of future losses on specific mortgage loans and real estate holdings, particularly mortgage loans in the process of foreclosure.

The Company's total investment reserves at December 31, 1996 were $897 million, an 18.8% increase from December 31, 1995, consisting of AVR of $689 million and general investment reserves of $208 million, comprised of $176 million for mortgage loans and real estate and $32 million for a special reserve related to the surplus notes issued during 1993 and 1994.

The following table presents the change in total investment reserves for the years 1996 and 1995:


                           TOTAL INVESTMENT RESERVES


                                      Bonds, Preferred                                                     Special
                                         Stocks and                                                      Investment
                                         Short-term       Mortgage                          Other        Reserve for
                                         Investments        Loans        Real Estate     Investments    Surplus Notes    Total
                                         -----------        -----        -----------     -----------    -------------    -----
                                                                     (In Millions)
Balance at December 31, 1994(1)(6)           $208            $204          $ 125            $107          $    35      $679
                                             ----            ----        -------            ----         --------      ----
Reserve contributions (2)                      44              11             27               5                0        87
Transfers among categories                     (2)              2             27             (27)               0         0
Net realized capital gains (losses) (3)        (1)            (70)           (42)             18                0       (95)
Unrealized capital gains (losses) (4)         (39)             (6)            (2)            131                0        84
                                             ----            ----        -------            ----         --------      ----
Net change to Policyholders'
  Contingency Reserves (5)                      2             (63)            10             127                0        76
                                             ----            ----        -------            ----         --------      ----
Balance at December 31, 1995(6)              $210            $141         $  135            $234          $    35      $755
                                             ====            ====         ======            ====          =======      ====
Reserve contributions (2)                      40              37             41               0               (3)      115
Transfers among categories                      0               0            154            (154)               0         0
Net realized capital gains (losses) (3)        (7)            (37)           (79)            200                0        77
Unrealized capital gains (losses) (4)          (9)              0            (11)            (30)               0       (50)
                                             ----            ----        -------            ----         --------      ----
 Net change to Policyholders'
  Contingency Reserves (5)                     24               0            105              16               (3)      142
                                             ----            ----        -------            ----         --------      ----
Balance at December 31, 1996(6)              $234            $141        $   240            $250         $     32      $897
                                             ====            ====        =======            ====         ========      ====

(1) General Investment Reserves for mortgage loans and real estate of $46 million and $32 million, respectively, have been reclassified to conform with current year presentation.

(2) Amounts represent contributions calculated on a statutory formula plus amounts deemed necessary by the Company. Represents the net impact on Policyholders' Contingency Reserves for investment gains and losses not related to changes in interest rates.

(3) These amounts offset realized capital gains (loss), net of tax, that have been recorded as a component of net income. Amounts include realized capital gains and losses, net of tax, on sales not related to interest fluctuations, repayments of mortgage loans at a discount, mortgage loan foreclosures and real estate permanent write-downs.


(4) These amounts offset unrealized capital gains (loss), recorded as a change in Policyholders' Contingency Reserves (Surplus). Amounts include unrealized losses due to market value reductions of securities with a NAIC quality rating of 6 and net changes in the undistributed earnings of subsidiaries.


(5) Amounts represent the reserve contribution (note 2) less amounts already recorded (notes 3 and 4). This net change in reserves is recorded as a charge to Policyholders' Contingency Reserves.


(6) The balance is comprised of the Asset Valuation Reserves and General Investment Reserves which are recorded separately as liabilities on the statement of financial position as follows:



                                                         Assets                General
                                                        Valuation             Investment
                                                        Reserves               Reserves            Total (6)
                                                        --------              ----------           -------
                                                                            (In Millions)
Balance at December 31, 1994 (restated)                   $470                   $209                $679
Balance at December 31, 1995                              $567                   $188                $755
Balance at December 31, 1996                              $689                   $208                $897


The Asset Valuation Reserve is a component of Total Adjusted Capital, while the Investment Reserve is excluded from Total Adjusted Capital, according to the NAIC definition.



VII. MassMutual - Description of the Business


Massachusetts Mutual Life Insurance Company is a mutual life insurance company organized as a Massachusetts corporation which was originally chartered in 1851. As a mutual life insurance company, the Company has no shareholders. The Company's primary business is ordinary life insurance. The Company also provides, directly or though its subsidiaries, a wide range of annuity and disability products, and pension and pension-related products and services, as well as investment services to individuals, and corporations and other institutions, in all 50 states of the United States and the District of Columbia. The Company is also licensed to transact business in Puerto Rico, and six provinces of Canada, but has no export sales. Effective February 29, 1996, Connecticut Mutual Life Insurance Company merged into the Company.

The Company's principal lines of business are (i) the Individual Line, which provides life insurance including variable and universal life insurance, annuities and disability income insurance to individuals and small businesses;
(ii) Pension Management, which provides group pension investment products and administrative services, primarily to sponsors of tax qualified retirement plans; (iii) Life and Health Benefits Management, which previously provided group life and health insurance products and related services to corporations and other institutions; this line was transferred to a subsidiary in December 1994, and the subsidiary was subsequently sold in March of 1996; and (iv) MassMutual Investment Management Group, which provides advisory services for the Company's general investment account and separate investment accounts, as well as for various closed-end and open-end investment companies and external institutional clients, through its own staff and those of Oppenheimer Funds Inc. ("Oppenheimer") and David L. Babson and Co., Inc. ("Babson"), in which the Company indirectly owns controlling interests. A description of the business done by each line of business appears below. The table appearing at the end of
Section VII sets forth financial data for each of the three insurance lines of business for the periods indicated.

The direction and operations of the Company's three lines of business are guided by a statement of corporate vision. The Company's operations are managed so as to maintain a financially strong and efficient enterprise for the benefit of policyholders. The Company's long-term objectives are to maintain corporate financial strength, enhance policyholder value, and generate and sustain growth.

INDIVIDUAL LINE OF BUSINESS

The Company's Individual Line of Business ("Individual Line") operations provide a wide range of individual insurance and investment products and financial management services through its network of general agents, agents and affiliated distributors. The Contracts are administered by the Individual Line. The principal individual insurance products offered by the Company's Individual Line operations include whole life, variable universal life and term insurance, individual annuities and individual disability income insurance contracts. The majority of these products allow riders that provide such benefits as waiver of premium, accidental death benefits, paid-up additions to insurance coverage and accelerated death benefits.

Registered variable contracts, mutual funds, including the Oppenheimer Funds unit investment trusts and other investment products are distributed through MML Investors Services, Inc. ("MML Investors Services"), a registered broker/dealer that is indirectly wholly-owned by the Company. MML Distributors, LLC, also an indirectly wholly-owned, registered broker/dealer subsidiary of the Company acts as the principal underwriter for many of the Company's registered annuity and insurance products.

Product Pricing and Management

The pricing of individual products is designed to produce surplus sufficient to generate a level of capital consistent with the Company's financial strength objectives. Long-term value to policyholders is achieved by competitively managing performance in the key financial fundamentals for each individual product, including investment returns, expenses, persistency, mortality and morbidity (the incidence and duration of sickness or injury). The pricing of most products over time reflects actual experience subject to minimum guarantees. For whole life products, the actual experience is reflected in dividends that are, in effect, returns resulting from more favorable interest, mortality, expense and persistency experiences than those reflected in the premium. For other products, the actual experience is reflected in interest, mortality and/or expense rates.

Principal Markets, Marketing and Distribution

Sales of the Company's Individual Line products are primarily targeted to three markets: upper income individuals ages 35 and over; moderate income individuals under age 35; professionals, business owners, principal and partners.

The Company sells its Individual Line products nationwide primarily through 94 general agents who contract with more than 5100 full-time career agents. In 1996, 81% of Individual Line's premiums were generated by policies sold by the Company's career agents. The balance was sold by other producers, including independent brokers, who contract with the general agents, and consultants. In 1994, the Company began to issue the Oppenheimer LifeTrust Variable Annuity for marketing and distribution by the Oppenheimer distribution system of registered representatives in addition to the Company's career agents.

Underwriting

All underwriting is centralized at the Company's home office. The risk assessment process is carefully balanced to ensure an evaluation of relative risks consistent with the issuance of new business and competitive product performance. The Company utilizes a computerized system in the process of reviewing and approving applications for life insurance. This system affords the Company substantial savings in underwriting time and cost, and lends consistency to the underwriting process.

Competition

The life insurance industry is highly competitive. There are more than 1,700 life insurance companies in the United States, many of which offer individual insurance products similar to those marketed by the Individual Line. In addition to competition within the industry, insurers are increasingly facing competition from non-traditional sources in the financial services business, including mutual funds, banks, securities brokerage houses and other financial services entities, many of which provide alternative investment and savings vehicles for consumers. Legislative initiatives proposed at the federal level would, if enacted, reorder the financial services industry, thereby changing the environment in which the Company competes.


Competition for large life insurance sales usually includes fewer than 50 financially strong companies such as the Company. Clients' advisors, consultants, attorneys and accountants are often involved in the selling process for these large cases. There is substantial competition for smaller cases due to the large number of companies and agents in these markets nationwide.

The Company's management believes its financial strength, agent skill and historical product performance provide competitive advantages for the individual products it offers in these markets. The Company has received the highest ratings from A.M. Best Company, Inc. (A++), Standard & Poor's Corporation (AAA), and Duff & Phelps Credit Rating Company (AAA), as well as a rating of Aa1 by Moody's Investors Service, Inc. (the highest in its "excellent" category). In late 1995 and early 1996, all four of these agencies conducted thorough reviews of MassMutual's ratings in light of the Connecticut Mutual merger. In all four cases, the 1995 ratings for the Company were reaffirmed.


The Company is one of only two companies that has ranked in the top 10 companies in each of the last 18 years in A.M. Best's Annual Statistical Study-20 Year Dividend Comparisons. The study is based upon actual dividends paid over the last 20 years and measures whole life policyholder value using net surrender cost adjusted for interest.

Currently, more insurance companies, banks and mutual fund companies are entering the annuity business. The Company competes in this market by using multiple distribution channels, enhancing its customer service orientation, and offering desired product features.


PENSION MANAGEMENT

Through its Pension Management operations, the Company markets a complete line of group pension investment products and administrative services, primarily to sponsors of tax qualified retirement plans. The Company offers a variety of guaranteed and non-guaranteed investment accumulation products and ancillary services to both defined benefit and defined contribution plans.

Principal Markets, Marketing and Distribution

The Company's goal in the pension marketplace is to maintain its existing block of defined benefit business, acquire existing business, and to take advantage of new business opportunities in the defined contribution market. The Company focuses on small and medium-size businesses, and currently administers over 2,500 full-service defined contribution plans serving in excess of 275,000 employees.

The Company's pension products are sold through 32 pension field employees ("representatives") in 18 offices located in major cities in the United States. The representatives distribute products through the Company's agents, brokers (primarily agents of other companies) and consultants.

Competition

The Company's Pension Management operations, with over $16 billion in assets, is among the top 50 pension asset managers in terms of assets under management. In recent years, the Company has faced increased competition in the pension product and services market as a result of the dissolution of traditional industry boundaries and the entrance of mutual funds and other non-traditional pension management entities which have significant name recognition and retail servicing capabilities. The increased diversity in providers of pension products and services, and the increasing number of companies entering the market are anticipated to increase price and investment performance pressures. The Company's diverse product line, which includes mutual funds, flexibility in servicing levels, and use of technology in maintaining business are expected to enhance the Company's position as an experienced pension management entity. The pension marketplace itself may be poised for expansion due to increased attention focused on retirement planning and savings.

LIFE AND HEALTH BENEFITS MANAGEMENT

On March 31, 1996, the Company sold MassMutual Holding Company Two, Inc., a wholly-owned subsidiary, and its subsidiaries, including Mirus Life Insurance Company (formerly the MML Pension Insurance Company currently doing business as "UniCARE"), which comprised the Company's group life and health business, to WellPoint Health Networks, Inc.

INVESTMENT MANAGEMENT

The Company's Investment Management Group operations provide investment management services for the Company's general investment account and separate investment accounts, two closed-end investment companies, four open-end investment companies, a collateralized bond obligation company, pension funds, endowments, and various subsidiaries. These advisory services are currently performed by the Company, Babson, and Oppenheimer. Cornerstone Real Estate Advisers, Inc., a real estate advisory subsidiary, manages the real estate properties owned by the Company.

The Company's investment management services focus on supporting the liabilities of the lines of business in light of yield, liquidity and diversification considerations. The GIA, which backs most of the Company's participating and non-participating insurance and pension products, is divided into a number of separate portfolios, each of which is structured to meet the obligations of its particular liabilities. The goal of asset/liability management for the GIA is to optimize and control, particularly in volatile financial markets, the investment return and liquidity of a portfolio given the unique set of liabilities it supports. The Company utilizes a wide array of investment instruments to carry out its portfolio management activities. The investment strategies for the separate investment accounts are generally aimed at maximizing the total rate of return against an agreed upon market benchmark.

REGULATION

The Company is licensed to transact its insurance business in, and is subject to regulation and supervision by all 50 states of the United States, the District of Columbia, Puerto Rico and six provinces of Canada. The Company's insurance subsidiaries are licensed, regulated and supervised in all jurisdictions where they conduct an insurance business. The extent of such regulation varies, but most jurisdictions have laws and regulations requiring the licensing of insurers and their agents and setting standards of solvency and business conduct to be maintained by licensed insurance companies, and may regulate withdrawal from certain markets. In addition, statutes and regulations usually require the approval of policy forms and, for certain lines of insurance, the approval of rates. Such statutes and regulations also prescribe the permitted types and concentration of investments. The Company is also subject to regulation of its accounting methodologies and practices and the Company and each of its insurance subsidiaries are required to file detailed annual financial statements with supervisory agencies in each of the jurisdictions in which they do business. Each of their operations and accounts is also subject to examination by such agencies at regular intervals.

Massachusetts insurance law requires the Company, as a domestic mutual life insurance company, to maintain at least $1.6 million in statutory surplus but limits the amount of surplus that the Company may accumulate. Additionally, insurance regulators of other states have the discretionary authority, in connection with the continual licensing of the Company and each of its insurance subsidiaries, to limit or prohibit new issuances of business to policyholders when, in their judgment, they determine that such insurer is not maintaining minimum statutory surplus or capital or if the further transaction of business will be hazardous to its policyholders.

The Company is subject to guaranty fund assessments in all states in which it does business. The guaranty associations are organized to pay contractual obligations under insurance policies issued by impaired or insolvent insurers. The Company believes such assessments, if any, in excess of amounts accrued will not materially affect its financial position, results of operations or liquidity. The Company is also subject to risk-based capital ("RBC") requirements promulgated by the NAIC, and is expected to be adopted by Massachusetts in 1997. The RBC Model Act will give state insurance commissioners explicit regulatory authority to require various actions by, or take various actions against, insurance companies whose total adjusted capital does not meet the RBC standards.

In addition to regulation of its insurance business, the Company is subject to various types of federal and state laws and regulations affecting the conduct, taxation and other aspects of its business. The Company and certain of its subsidiaries, and certain policies and contracts offered by them are subject to various levels of regulation under the federal securities laws administered by the Securities and Exchange Commission. Also, as owners and operators of real property, the Company is subject to extensive federal, state and local environmental laws and regulations. Finally, when the Company and its insurance subsidiaries issue insurance contracts to employee benefit plans governed by the Employee Retirement Income Security Act of 1974 ("ERISA"), they are subject to regulation by the United States Department of Labor.

In 1993, the United States Supreme Court issued its opinion in John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, holding that certain contractholder funds held by John Hancock Mutual Life Insurance Company in its general investment account under a participating group annuity contract were "plan assets" and therefore subject to ERISA's fiduciary provisions. The Company is unable at this time to determine with any certainty the effect of the opinion on its general account contracts and operations. The Department has granted a class exemption from ERISA's prohibited transaction provisions which applies to external investments made with general account assets. The Small Business Job Protection Act of 1996 provided insurance companies some relief from the effects of the opinion. That law requires the Department of Labor to issue regulations not later than December 31, 1997 establishing guidelines and procedures under which insurance company general account assets will not be considered plan assets on account of contracts issued on or prior to December 31, 1998. Under the law, if an insurance company complies with those regulations, no claim may be maintained that the insurance company's general account contained plan assets subject to fiduciary requirements of ERISA on the basis of contracts issued on or prior to December 31, 1998. This provision, however, is not applicable to cases filed before November 7, 1995. The Company's management believes it is in compliance in all material respects with all applicable regulations.

PROPERTIES

The Company owns facilities located in Springfield, Massachusetts and Hartford, Connecticut comprising its home office complex and occupies all of the space in such buildings. The Company believes that such owned properties are suitable and adequate for its business operations. This table sets forth financial data for each of three insurance lines of business for the periods indicated.

--------------------------------------------------------------------------------------------------------------------------------
 (in millions)                                                         YEARS ENDED DECEMBER 31,
================================================================================================================================
 Other Data:                                  1996              1995             1994              1993             1992
================================================================================================================================
 Premium Income:
 Individual Line                                $4,286           $ 3,925          $ 3,878           $ 3,882          $ 3,546
 Pension Management                              2,043             1,803            1,566             1,778            2,054
 Life & Health Benefits
   Management                                        0                 0              733               748              754
                                               -------           -------          -------           -------          -------
   Total premium income                       $  6,329          $  5,728         $  6,177          $  6,408         $  6,354
                                              ========          ========         ========          ========         ========
================================================================================================================================
Net Investment and Other
 Income:
 Individual Line                               $ 2,062           $ 1,994          $ 1,782           $ 1,725          $ 1,629
 Pension Management                                799               904              967             1,112            1,225
 Life & Health Benefits
   Management                                        0                 0               55                49               44
                                               -------           -------          -------           -------          -------
   Total net investment and
     other income                             $  2,861          $  2,898          $ 2,804           $ 2,886          $ 2,898
                                              ========          ========          =======           =======          =======
================================================================================================================================
Net Gain From Operations:
 Individual Line                              $    166          $    218         $    135          $    143         $    134
 Pension Management                                 59                58               60                64               47
 Life & Health Benefits
   Management                                        0                 0               43                45               49
                                               -------           -------          -------           -------        ---------
   Total net gain from operations             $    225          $    276         $    238          $    252        $     230
                                              ========          ========         ========          ========        =========
================================================================================================================================
Total Assets (at period end):
 Individual Line                               $36,361           $33,902          $30,278           $28,216          $24,936
 Pension Management                             16,986            16,595           16,060            16,710           16,619
 Life & Health Benefits
   Management                                        0                 0              542               908              773
                                               -------           -------          -------           -------          -------
   Total assets                                $53,347           $50,497          $46,880           $45,834          $42,328
                                               =======           =======          =======           =======          =======
================================================================================================================================

VIII. Directors And Executive Vice Presidents Of MassMutual

Directors:

Roger G. Ackerman, Director
    Chairman and Chief Executive Officer, Corning, Inc., since 1996, President and Chief Operating Officer 1990-1996, One Riverfront Plaza - HQE 2, Corning NY 14831. Age 58.

James R. Birle, Director
    President and Founder, Resolute Partners, LLC, since 1994, 2 Greenwich Plaza - Suite 100, Greenwich CT 06830,; General Partner, Blackstone Group, 1988-1994. Age 60.

Frank C. Carlucci, III, Director
    Chairman, The Carlyle Group, Inc., since 1989, 1001 Pennsylvania Avenue, N.W. - Suite 220S, Washington DC 20004. Age 66.

Gene Q. Chao, Director
    Chairman, President and CEO, Computer Projections, Inc., since 1991, 733 SW Vista Avenue, Portland OR 97205-1203. Age 54.

Patricia Diaz Dennis, Director
    Senior Vice President and Assistant General Counsel, SBC Communications Inc. since 1995, 175 East Houston, Room 4-A-70, San Antonio TX 87205; Special Counsel, Sullivan & Cromwell, 1993-1995; Assistant Secretary of State for Human Rights and Humanitarian Affairs, U.S. Department of State, 1992-1993. Age 50.

Anthony Downs, Director
    Senior Fellow, The Brookings Institution, since 1977, 1775 Massachusetts Ave., N.W., Washington DC 20036-2188. Age 66.

James L. Dunlap, Director
    President and Chief Operating Officer, United Meridian Corporation, since 1996, 1201 Louisiana - Suite 1400, Houston TX 77002-5603; Senior Vice President, Texaco, Inc. 1987-1996. Age 59.

William B. Ellis, Director
    Senior Fellow, Yale University School of Forestry and Environmental Studies, since 1995, 31 Pound Foolish Lane, Glastonbury, CT 06033; Chairman and Chief Executive Officer, Northeast Utilities, 1983-1995. Age 56.

Robert M. Furek, Director
    President and Chief Executive Officer, Heublein, Inc., 1987-1996, 100 Pearl Street - 14th Floor, Hartford CT 06103-4506. Age 54.

Charles K. Gifford, Director
    Chief Executive Officer, First National Bank of Boston and The Bank of Boston Corporation, since 1996, Chairman, President and CEO 1995-1996, President and CEO 1989-1995, 100 Federal Street, Boston MA 02110. Age 54.

William N. Griggs, Director
    Managing Director, Griggs & Santow, Inc., since 1983, 75 Wall Street - 20th Floor, New York NY 10005. Age 65.

George B. Harvey, Director
    Chairman, President and CEO, Pitney Bowes, 1983-1996, 663 Ponus Ridge, New Canaan CT 06840. Age 65.

Barbara B. Hauptfuhrer, Director
    Director of various corporations, since 1972, 1700 Old Welsh Road, Huntington Valley PA 19006. Age 68.

Sheldon B. Lubar, Director
    Chairman, Lubar & Co. Incorporated, since 1977, 777 East Wisconsin Avenue - Suite 3380, Milwaukee WI 53202. Age 67.

William B. Marx, Jr., Director
    Senior Executive Vice President, Lucent Technologies 1996-1996, 600 Mountain Avenue - Room 6A-502, Murray Hill NJ 07974; Executive Vice President and CEO Multimedia Products Group, AT&T, 1994-1996; Executive Vice President and CEO, Network Systems Group, 1993-1994; Group Executive and President, AT&T Network Systems, 1989-1993. Age 57.

John F. Maypole, Director
    Managing Partner, Peach State Real Estate Holding Company, since 1984, PO Box 1223, Toccoa GA 30577. Age 57.

Donald F. McCullough, Director
    Retired Chairman and Chief Executive Officer, Collins & Aikman Corp., since 1988, 210 Madison Avenue, New York NY 10016. Age 71.

John J. Pajak, Director,
    President and Chief Operating Officer President and Chief Operating Officer, MassMutual, since 1996, Vice Chairman and Chief Administrative Officer, 1996-1996, Executive Vice President, 1987-1996, 1295 State Street, Springfield MA 01111. Age 61.

Thomas B. Wheeler, Director,
    Chairman and Chief Executive Officer Chairman and Chief Executive Officer, MassMutual, since 1996, President and Chief Executive Officer, 1988-1996, 1295 State Street, Springfield MA 01111. Age 60.

Alfred M. Zeien, Director
    Chairman and Chief Executive Officer, The Gillette Company, since 1991, Prudential Tower, Boston MA 02199. Age 66.

Executive Vice Presidents

Lawrence V. Burkett, Jr.
    Executive Vice President and General Counsel, MassMutual, since 1993, Senior Vice President and Deputy General Counsel 1992-1993, 1295 State Street, Springfield MA 01111. Age 51.

John B. Davies
    Executive Vice President, MassMutual, since 1994; Associate Executive Vice President 1994-1994; General Agent, 1982-1993, 1295 State Street, Springfield MA 01111. Age 47.

Daniel J. Fitzgerald
    Executive Vice President, Corporate Financial Operations, MassMutual, since 1994, Senior Vice President, 1991-1994, 1295 State Street, Springfield MA 01111. Age 48.

John V. Murphy
    Executive Vice President, MassMutual, since 1997, Executive Vice President and Chief Operating Officer, David L. Babson & Co., Inc., 1995-1997; Chief Operating Officer, Concert Capital Management, Inc., 1993-1995, 1295 State Street, Springfield MA 01111; Senior Vice President and Chief Financial Officer, Liberty Financial Companies, 1977-1993. Age 45.

Gary E. Wendlandt
    Executive Vice President and Chief Investment Officer, MassMutual, since 1993, Executive Vice President, 1992-1993, Senior Vice President, 1983-1992, 1295 State Street, Springfield MA 01111. Age 46.

IX. Executive Compensation

The compensation that the Chief Executive Officer and the most highly compensated executive officers (receiving compensation in excess of $100,000) other than the Chief Executive Officer, is summarized in the tables below. The footnotes that follow explain the nature of the compensation in greater detail.

====================================================================================================================================
                                                    SUMMARY COMPENSATION TABLE
====================================================================================================================================
                                                    Annual Compensation            Long-term Compensation /(2)/
====================================================================================================================================

                                                                      Other     Restricted                            All
                                                                      Annual       Stock    Options     LTIP          Other
        Name and Principal Position         Salary/(1)/  Bonus     Compensation   Awards    SARs (#)  Payouts ($)  Compensation/(3)/
------------------------------------------------------------------------------------------------------------------------------------
Fiscal Year 1996
----------------
------------------------------------------------------------------------------------------------------------------------------------
Wheeler, Thomas B. - President & CEO        $865,000   $1,443,900     $9,508        N/A       N/A     $689,300      $311,265
------------------------------------------------------------------------------------------------------------------------------------
Pajak, John J. - President & COO (6)        $517,717    $926,800      $9,498        N/A       N/A     $428,200      $167,503
------------------------------------------------------------------------------------------------------------------------------------
Wendlandt, Gary E. - Exec. Vice Pres. & CIO $410,900    $626,200      $1,476        N/A       N/A     $283,200       $54,408
------------------------------------------------------------------------------------------------------------------------------------
Fitzgerald, Daniel J. - Exec. Vice          $314,100    $413,500      $1,391        N/A       N/A     $154,500       $42,382
President
------------------------------------------------------------------------------------------------------------------------------------
Naughton, John M. - Exec. Vice President    $301,050    $338,300      $2,191        N/A       N/A     $121,100      $384,054
------------------------------------------------------------------------------------------------------------------------------------
Sams, David E. - President & COO            $670,353    $573,475      $7,692        N/A       N/A        N/A       $1,481,480
------------------------------------------------------------------------------------------------------------------------------------
Fiscal Year 1995
----------------
------------------------------------------------------------------------------------------------------------------------------------
Wheeler, Thomas B. - Chairman & CEO         $800,000    $640,000      $6,118        N/A       N/A    $1,246,300     $194,084
------------------------------------------------------------------------------------------------------------------------------------
Pajak, John J. - President & COO            $339,300    $196,600      $3,284        N/A       N/A     $421,400      $114,949
------------------------------------------------------------------------------------------------------------------------------------
Wendlandt, Gary E. - Exec. Vice Pres. & CIO $378,083    $261,400       $954         N/A       N/A     $486,500       $40,926
------------------------------------------------------------------------------------------------------------------------------------
Fitzgerald, Daniel J. - Exec. Vice          $277,500    $162,000       $728         N/A       N/A     $337,600       $29,367
President
------------------------------------------------------------------------------------------------------------------------------------
Naughton, John M. - Exec. Vice President    $291,925    $135,200      $1,442        N/A       N/A     $379,700      $100,153
------------------------------------------------------------------------------------------------------------------------------------
Fiscal Year 1994
----------------
------------------------------------------------------------------------------------------------------------------------------------
Wheeler, Thomas B. - Chairman & CEO         $765,000    $468,200      $4,063        N/A       N/A        N/A        $182,098
------------------------------------------------------------------------------------------------------------------------------------
Pajak, John J. - President & COO            $311,325    $149,000      $1,972        N/A       N/A        N/A         $98,734
------------------------------------------------------------------------------------------------------------------------------------
Wendlandt, Gary E. - Exec. Vice Pres. & CIO $343,992    $237,500       $407         N/A       N/A        N/A         $37,932
------------------------------------------------------------------------------------------------------------------------------------
Fitzgerald, Daniel J. - Exec. Vice          $226,908    $127,800       $399         N/A       N/A        N/A         $28,509
President
------------------------------------------------------------------------------------------------------------------------------------
Naughton, John M. - Exec. Vice President    $278,075    $131,500       $909         N/A       N/A        N/A         $79,961
------------------------------------------------------------------------------------------------------------------------------------

Footnotes:
----------

/(1)/Salary dollars reflect base compensation paid during the fiscal year and include all base salary deferrals made to qualified Thrift Plus Plan and Nonqualified Thrift Plan.
/(2)/Bonus dollars reflect reference year payouts.

/(3)/Includes miscellaneous pay. Some miscellaneous pay represents grossed-up reimbursements for taxes executives paid on nonqualified deferred compensation.

/(4)/Long-term Incentive Plan ("LTI Plan") payouts - 1995 numbers reflect close-out of previous LTI Plan at end of 1995; 1996 numbers reflect estimated payment of 1996 performance year payouts for April, 1997.

/(5)/All Other Compensation - Includes such compensatory items as Company contributions made to qualified and nonqualified defined contribution plans, Regular Split Dollar (and Executive Split Dollar if applicable) Life Insurance excess cash values due executive officer after reimbursement of Company-paid premiums (all values are based on 1997 dividend schedule), taxable value of fringe benefits, and Executive Deferred Retirement Plan Company contributions. LTI accruals were included in past filings. However, only actual LTI payments made are reflected above (1994 and 1995 historical information has been updated).

/(6)/David E. Sams resigned his position as President and COO on 11/14/96. John
     Pajak assumed the responsibilities of President and COO upon the resignation of David Sams.

================================================================================

Long-Term Incentive Plan

The Long-term Incentive Plan was designed to reinforce strategic thinking and long-term decision making by encouraging and rewarding corporate stewardship, sustained financial success and strategic progress. Performance results in the areas of Financial Strength, Growth, and Policyholder Value are benchmarked against a peer group of similar mutual life insurance companies to determine the level of achievement and ultimately the level of payout. Target performance results provide a payout equal to 100% of a participant's target award level while threshold and maximum performance results yield payouts of 50% and 200%, respectively.

The measurement period is three years and each calendar year begins a new cycle. Payouts are based on relative performance (as compared to similar mutual life insurance companies) measured at the end of the three-year cycle. Individual targets are assigned to each participant through a competitive review, and range from 65% to 130% for named executives. Payouts are based on a year-end salary average for each of the three years within the cycle multiplied by the individual target multiplied by the relative performance result.

All Executive Officers are eligible to participate in the Plan with the exception of those covered by other long-term incentive or bonus plans. Individuals joining the Company begin participating in the three-year performance cycle commencing the year in which they are hired. Based on Corporate performance results over the three-year period, the participant will receive a pro-rated award reflective of the total months of eligibility within the cycle.

In the case of death, disability, or retirement, full awards will be made for the completion of any full cycle (three-year period) and pro-rated awards will be paid for any partial cycle in which the individual participated. All payments will be made during the year following the completion of the three-year cycle in accordance with Plan provisions. Individuals who terminate from the Company, either on a voluntary or involuntary basis, forfeit all rights to any accrued or future Long-term Incentive Plan payments.

====================================================================================================================================
                                   LONG-TERM INCENTIVE PLANS - AWARDS IN LAST FISCAL YEAR /(1)/
====================================================================================================================================

                                                                                             Estimated Future Payouts Under
                                                                                            Non-stock Price-Based Plans /(3)/
====================================================================================================================================

                                                 Number of Shares,      Performance or
                                                  Units, or Other     Other Period Until
Name                                                 Rights (#)      Maturation of Payout    Threshold    Target ($)   Maximum
                                                                            /(2)/               ($)                      ($)
====================================================================================================================================

  Wheeler, Thomas B - President & CEO                   N/A         1996 - 1998 Perf. Year    $585,200    $1,170,400    $2,340,800
  Pajak, John J. - President & COO                      N/A              "       "            $353,900    $  707,800    $1,415,600
  Wendlandt, Gary E. - Exec. Vice Pres. & CIO           N/A              "       "            $240,500    $  480,900    $  961,800
  Fitzgerald Daniel J. - Exec. Vice  President          N/A              "       "            $137,200    $  274,400    $  548,800
  Naughton, John M. - Exec. Vice President /(4)/        N/A              "       "            $ 38,400    $   76,800    $  153,600
  Sams, David E. - President & COO /(5)/                N/A              "       "              N/A          N/A           N/A

Footnotes:
---------
/(1)/Long-term Incentive Plan was incorporated in 1993 with first payment to be made in 1996. Due to the merger with Connecticut Mutual, the LTI Plan was closed out and all accruals through 12/31/95 were paid in January, 1996. Subsequent to the merger, the Board of Directors approved a new LTI Plan for all Executive Officers of the new Company (see attached description).
/(2)/Each "cycle" includes a three-year performance period (first cycle of the new Plan = 1996 through 1998).
/(3)/Target performance results will provide a payout equal to 100% of the individual Target Award. Threshold and maximum performance results will yield payouts of 50% and 150% of the individual target, respectively. Payouts illustrated reflect payout at the completion of the first full cycle. To transition the new LTI Plan, partial payments were approved: 1/3 payout for 1996, 2/3 payout for 1997.
/(4)/John Naughton retired from the Company on 3/1/97. Future LTI payments will be prorated based on the number of months in the cycle that he was an active employee (14/36).
/(5)/David E. Sams resigned from the Company on 11/14/96. No further LTI payment will be made.

================================================================================

Human Resources Committee Report

The Human Resources Committee of the Board of Directors is responsible for establishing and administering the compensation policies and programs for the executive officers of MassMutual. The Human Resources Committee reviews the compensation of executive officers on an ongoing basis and ensures that plans are designed both to support MassMutual's business strategies and reflect marketplace practices in a dynamic and highly competitive industry.

The foundation of MassMutual's executive compensation program is the Company's pay for performance philosophy. MassMutual places greater emphasis on variable pay versus fixed compensation to recognize performance. MassMutual also emphasizes long-term variable pay versus short-term, or annual, variable pay for executive officers. In implementing the Company's philosophy, the Human Resources Committee evaluates performance and strategic progress relative to the prior year and over a period of years. As part of this evaluation, the Human Resources Committee considers competitive performance and pay levels based on a comparative group of similar life insurance companies. This comparative group represents the marketplace in which the Company competes for business and executive talent.

The Human Resources Committee's objective is to position executive total compensation within a range of the comparative group median for performance which meets expectations. Total compensation may fall below or above the comparative group median based on performance. As part of its evaluation process, the Human Resources Committee considers and compares Company performance to the comparative group performance using various quantitative factors. These factors include the level, quality and growth of earnings and revenues, increase in policyholder value, and overall financial strength. The compensation program endorsed by the Human Resources Committee consists of the following elements: salaries, annual incentive awards, Special Merger Integration Plan awards, and long-term incentive awards.

Salaries: Salaries for executive officers are based on the competitive marketplace for comparable jobs. Individual salaries are determined by the executive's level and scope of responsibility within the Company. The Committee reviews salaries annually. The Committee utilizes the comparative group discussed above which represents the Company's major competitors for business and executive talent. Executive officer salaries are set at a median level overall relative to similarly positioned executives within the comparative group. In 1996, executive officer salaries increased by 4% on average.

Annual Incentive Awards:

Annual incentive awards payable under the Company's Incentive Plan are designed to reward executive officers for achieving specific financial and strategic goals that create policyholder value. These goals are established at the beginning of the year, and bonuses are linked directly to their achievement. For 1996, the Committee established goals which focused on: (1) expense reduction, in connection with the integration and merger of MassMutual and Connecticut Mutual; and (2) revenue targets, measured by first-year commissions earned by the Individual sales force and overall investment management results (which was assessed using two criteria): (i) investment performance relative to a select investment comparative group; and, (ii) investment performance reflecting the P&L results relative to goals of the investment operation established at the beginning of the year. 60% of the annual award depended upon achievement of the established expense reduction goals, and 40% of the award depended upon achievement of the revenue goals. The Committee also establishes, based on competitive data, individual target award levels ("Target Award(s)") which would provide median annual cash compensation (salary and annual incentive award) opportunities relative to the comparative group if the established goals are achieved. If 100% of the expense reduction and revenue goals were met, up to 100% of an executive officer's Target Award would be payable. If 85% of the goals were met, up to 50% of the Target Award would be payable. There would be no payout for results falling below this level. Maximum performance, which would result in a payout of 200% of the Target Award, reflects performance at or above 120% of the established goals. In 1996, actual performance exceeded the established goals resulting in annual incentive awards paid at 178.2% of target.

1996 Special Merger Integration Plan Awards: Additional incentive awards were paid in 1996 to the CEO, the President, the Vice Chairman and to the Executive Vice Presidents under the Special Merger Integration Plan. This Plan was designed to reward participating executive officers for achieving expense reduction goals in connection with the integration and merger of MassMutual and Connecticut Mutual. An initial award equal to 20% of each participant's salary was paid in the second quarter of 1996. An additional payment was made in the first quarter of 1997. For the second payment, if 100% of the goals was achieved, a target award equal to 40% of the participant's salary was payable. If 50% of the goal was achieved, an award equal to 20% of the participant's salary was payable. No award was payable if less than 50% of the goal was achieved. Additionally, no more than the 40% of salary award was made for achievement above goal. The expense reduction goals were exceeded and awards of 40% of salary were paid.

Long-term Incentive Awards: The Company's Long-term Incentive Plan reinforces the fundamental compensation objective of aligning pay with performance. Awards payable under the Plan are designed to reward executive officers for achieving specific long-term financial goals over a three-year performance period. These goals are intended to reward advancements in the financial strength of the Company, enhancement of policyholder value and growth in revenues. More specifically, target goals for the 1996-1998 performance period include: maintaining a rating from Standard & Poor, Duff & Phelps, Moody's and AM Best that is equivalent to the mean rating received by eight companies of the comparative group (the "Benchmark Group"); risk-based capital equivalent to the Benchmark Group mean; interest adjusted net cost equal to the Benchmark Group mean; growth in weighted revenue premium equal to the mean growth for the Benchmark Group. The following weights are applied to each measure to determine the performance result: ratings: 15%; risk-based capital: 25%; interest adjusted net cost: 35%; weighted revenue premium growth: 25%. The Committee also establishes, based on competitive data, individual target award levels ("Target Award(s)") which would provide median total compensation (the sum of salary, annual bonus award and long-term incentive award) opportunities relative to the comparative group if the established goals are achieved. If 100% of the goals are met, up to 100% of an executive officer's Target Award is payable. If actual results for the performance period equal 75% of the difference between the results of the top quartile of the Benchmark Group and the mean results of the Benchmark Group, up to 50% of the Target Award is payable. There is no payout for results falling below this level. Maximum performance, which results in payout of 200% of the Target Award, reflects results achieved in the top quartile of the Benchmark Group. In 1996, Company performance was in the top quartile in two out of four measures and in the third quartile for the remaining two measures, resulting in a payout of 183.9% of the Target Award.

Compensation of the Chief Executive Officer

The quantitative criteria referenced above are applied in assessing the performance and determining the compensation of the Chief Executive Officer of the Company who participates in the Company's executive compensation program on the same basis as all other executive officers.

The Committee, in setting the CEO's compensation, has taken into account the Company's strategic progress, integration of MassMutual and Connecticut Mutual, operating performance and profitability. In 1996, the Committee increased the CEO's salary 8.1% to $865,000 to recognize his new role as Chairman of the Board. His annual incentive award of $1,443,900 consisted of a payment under the Short-term Incentive Plan of $924,900, representing a payout of 1996 performance results which were 178.2% of the established goals. The balance of the annual incentive award represents payouts totaling $519,000 under the 1996 Special Merger Integration Plan for results exceeding the established goals. The CEO's 1996 Long-term Incentive Award of $689,300 reflects a performance result of 183.9% against the established goals. The following table shows the estimated annual pension benefits payable to a covered participant at normal retirement age under the final pay formula contained in the MassMutual Defined Benefit Retirement Plan. The Retirement Plan is a qualified defined benefit plan.

====================================================================================================================================

                                          Pension Plan Table - Annual Age 60 Benefit /1/
====================================================================================================================================

                                                       Years of Service (3)
====================================================================================================================================

Average Annual
Remuneration (2)                  15                    20                    25                   30                   35
====================================================================================================================================

        $125,000               $ 33,180              $ 44,240              $ 55,300             $ 59,988             $ 64,675
        $150,000               $ 40,680              $ 54,240              $ 67,800             $ 73,425             $ 79,050
        $175,000               $ 48,180              $ 64,240              $ 80,300             $ 86,863             $ 93,425
        $200,000               $ 55,680              $ 74,240              $ 92,800             $100,300             $107,800
        $225,000               $ 63,180              $ 84,240              $105,300             $113,738             $122,175
        $250,000               $ 70,680              $ 94,240              $117,800             $127,175             $136,550
        $350,000               $100,680              $134,250              $167,800             $180,925             $194,050
        $450,000               $130,680              $174,250              $217,800             $234,675             $251,550
        $550,000               $160,680              $214,240              $267,800             $288,245             $309,050
        $650,000               $190,680              $254,240              $317,800             $342,175             $366,550
        $750,000               $220,680              $294,240              $367,800             $395,925             $424,050
        $850,000               $250,680              $334,240              $417,800             $449,675             $481,550
        $950,000               $280,680              $374,240              $467,800             $503,425             $539,050

/1/ Table reflects total pension benefit payable from both the qualified and nonqualified pension plans. Table assumes active associate retires from active employment. MassMutual's Pension Plan credits participants with 100% of their accrued retirement benefit at age 60.
/2/ Average compensation is based on average monthly salary during the highest
    60 consecutive months of the participant's 120 months prior to retirement (or termination).
/3/ Actual pension formula includes the following three factors:
    - Benefit Percentages
    - 1.667% for each year of Benefit Service earned prior to a participant's Pension Date in 1974, 2.00% for every year earned after 1974, up to a maximum of 25 years, and 0.75% for each year earned in excess of 25 years after 1974.
    - Average Monthly Compensation - (see above).
    - Social Security Reduction (Offset) - A Social Security offset is applied to the Pension benefit by multiplying 2.00% for each year of Vesting Service earned after 1974 up to a maximum of 25 years, times the amount of estimated Primary Social Security income related to those years in which a participant earned Benefit Services.

    Credited Years of Service as of 12/31/96 for each Executive (please note the David Sams resigned from the Company on 11/14/96 and had no vested benefit):

           Wheeler, Thomas B.    34                Fitzgerald, Daniel      27
           Pajak, John J.        38                Naughton, John M.       31
           Wendlandt, Gary E.    24

Table assumes all years of service are beyond 1974 and Primary Social Security income is equal to $1,200 per month.
================================================================================

Compensation of Directors

Directors of MassMutual, other than those who are also officers of the Company, are paid an annual retainer of $28,000 for serving on the Board. Directors also receive a per-meeting fee of $1,500 for each meeting of the Board attended. Generally, six meetings of the Board of Directors are held each year.

Directors also serve on various committees, which include the Auditing, Board Affairs, Dividend Policy, Human Resources, and Investment Committees. Committee chairmen, other than those who are also officers of the Company, receive a a retainer of $4,000. Additionally, chairmen and members of committees, other than those who are also officers of the Company receive a per-meeting fee of $1,500; members of the Investment Committee, however, receive a per-meeting fee of $3,000 when such meeting is held off-site and not in conjunction with a meeting of the Board of Directors.

X. Experts, Legal Proceedings and Additional Available Information

Experts

The audited statutory financial statements of Massachusetts Mutual Life Insurance Company as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996 included in this prospectus have been so included in reliance on the reports, which include explanatory paragraphs relating to the use of statutory accounting practices, which practices are no longer considered to be in accordance with generally accepted accounting principles and the change in their opinion for the prior years presented, of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

The audited financial statements of Connecticut Mutual Life Insurance Company, as of December 31, 1995 and for each of the two years in the period ended December 31, 1995, were audited by Arthur Andersen, LLP. This prospectus includes their report of independent accountants, given on the authority of that firm as experts in accounting and auditing.

Legal Proceedings

The Company is a defendant in actions arising out of its insurance and investment operations and is from time to time involved as a party in various governmental and administrative proceedings. The Company does not believe that any liability which may result from these actions is likely to have a material adverse effect on the financial position of the Company.

The life insurance industry in recent years has faced increasing exposure to litigation in which multimillion dollar jury awards of punitive and compensatory damages have occurred. While the Company cannot predict the outcome of pending or future litigation with certainty, it does not believe that pending litigation will have a material impact on the Company's financial position, results of operations or liquidity.

Additional Available Information

The Company files registration statements, reports and informational statements with the SEC under the Securities Act of 1933. These filings contain information not contained in this Prospectus. Such registration statements, reports, information statements and other information can be reviewed and copied at the public reference facilities maintained by the Securities and Exchange Commission, at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 or at the Commission's New York and Chicago regional offices located at the Following addresses: Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York, 10046; and Midwest Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. The SEC also maintains a Web site that contains these filings. The SEC's internet address is http://www.sec.gov.

XI. Selected Financial Data

The financial statements and other financial information included in this prospectus have been prepared in conformity with accounting practices of the NAIC and the accounting practices prescribed or permitted by the Division of Insurance of the Commonwealth of Massachusetts and prior to the effective date of the merger with Connecticut Mutual, the Insurance Department of the State of Connecticut ("statutory accounting practices"), which practices were considered to be in accordance with generally accepted accounting principles ("GAAP") for mutual life insurance companies. In 1993, the Financial Accounting Standards Board ("FASB"), which has no role in establishing regulatory accounting practices, issued Interpretation 40 ("Fin. 40"), Applicability of Generally Accepted Accounting Principles to Mutual Life Insurance and Other Enterprises, which clarified that mutual life insurance companies issuing financial statements described as prepared in conformity with GAAP after 1995 are required to apply all applicable GAAP pronouncements in preparing those financial statements. In January 1995, the FASB issued Statement No. 120 ("SFAS 120"), Accounting and Reporting by Mutual Life Insurance Enterprises and by Insurance Enterprises for Certain Long-Duration Participating Contracts, which among other things, extended the applicability of certain FASB statements to mutual life insurance companies and deferred the effective date of Fin. 40 to financial statements issued or reissued after 1996.

The accompanying statutory financial statements are different in some respects from GAAP financial statements. The more significant differences are as follows:
(a) acquisition costs, such as commissions and other costs in connection with acquiring new business, are charged to current operations as incurred, whereas GAAP would require these expenses to be capitalized and recognized over the life of the policies; (b) policy reserves are based upon statutory mortality and interest requirements without consideration of withdrawals, whereas GAAP reserves would be based upon reasonably conservative estimates of mortality, morbidity, interest and withdrawals; (c) bonds are generally carried at amortized cost whereas GAAP would value bonds at fair value and (d) deferred income taxes are not provided for book-tax timing differences whereas GAAP would record deferred income taxes. Management has not yet completed GAAP financial statements, but believes that policyholders' contingency reserves based upon GAAP will be higher than policyholders' contingency reserves based upon statutory accounting practices.

The following summary financial information as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996 has been derived from financial statements of the Company, which have been audited by Coopers & Lybrand L.L.P., independent certified public accountants. The summary financial information for the other periods presented is derived from the separate audited financial statements of Massachusetts Mutual Life Insurance Company and Connecticut Mutual Life Insurance Company, prior to the merger. On March 1, 1996, the operations of the former Connecticut Mutual Life Insurance Company ("Connecticut Mutual") were merged into the Company. This merger was accounted for under the pooling of interests method of accounting. For the purposes of this presentation, these financial statements reflect historical amounts giving retroactive effect as if the merger had occurred on January 1, 1994 in conformity with the practices of the NAIC and the accounting practices prescribed or permitted by the Division of Insurance of the Commonwealth of Massachusetts and, prior to the merger, the Insurance Department of the State of Connecticut. In 1996, merger-related expenses totaling $66 million were recorded in the statutory statement of income. In 1995, merger-related expenses incurred by MassMutual (the Company prior to the merger) of $44 million, were recorded in the statutory statement of income and the expenses incurred by Connecticut Mutual of $45 million, net of tax, were recorded as a component of changes in policyholders' contingency reserves, as permitted by each company's regulatory authority. On the merger date, policyholder reserves attributable to disability income contracts were strengthened by $75 million, investment reserves for real estate were increased by $50 million and net prepaid pension assets were increased by $10 million. The separate results of each company prior to the merger for the year ended December 31, 1995, are as follows: (a) income was $6,444 million for MassMutual and $2,182 million for Connecticut Mutual; (b) net income was $161 million for MassMutual and $30 million for Connecticut Mutual and (c) policyholders' contingency reserves increased by $144 million for Massachusetts Mutual and decreased by $112 million for Connecticut Mutual.

On March 31, 1996, the Company sold MassMutual Holding Company Two, Inc., a wholly-owned subsidiary, and its subsidiaries, including Mirus Life Insurance Company (formerly the MML Pension Insurance Company currently doing business as "UniCARE"), which comprised the Company's group life and health business, to WellPoint Health Networks, Inc. The Company received total consideration of $402 million ($340 million in cash and $62 million in notes receivable) and recognized a before tax gain of $187 million. The Company, pursuant to a 1994 reinsurance agreement, cedes its group life, accident and health business to UniCARE.

The summary financial information is not necessarily indicative of the results that would have been recorded had the merger actually occurred on January 1, 1992, nor is it indicative of future results. After the merger, future sales of new products are predominantly those developed by MassMutual.

The Company achieved operating cost savings through consolidation of certain operations and the elimination of redundant costs. As in virtually any merger, increased operational efficiency is a primary goal. To fully realize the merger's benefits, MassMutual set very ambitious expense-reduction objectives, starting with anticipated 1996 savings of $82 million. The Company not only met but far exceeded this goal in the consolidation process. In 1996, expense savings were $108 million; additional savings identified for 1997 bring the total annual savings to approximately $148 million.

The information presented below should be read in conjunction with the "Management's Discussion and Analysis of Financial Condition and Results of Operations", the audited statutory financial statements which are not in conformity with GAAP, and other information included elsewhere in this prospectus.

                  Massachusetts Mutual Life Insurance Company
                       Selected Statutory Financial Data

                                 (In Millions)


                                                                                 Years Ended December 31,
                                                              1996          1995         1994         1993         1992
                                                              ----          ----         ----         ----         ----
Statement of Operations Data:
 Income:
  Premium income                                           $ 6,329       $ 5,728     $  6,177      $ 6,408      $ 6,354
  Net investment and other income                            2,861         2,898        2,804        2,886        2,898
                                                           -------       -------     --------      -------      -------
                                                             9,190         8,626        8,981        9,294        9,252
                                                           -------       -------     --------      -------      -------
 Benefits and expenses:
  Policy benefits and payments                               6,048         5,152        5,450        5,653        6,093
  Addition to policyholders' reserves and funds                855         1,205        1,263        1,291          967
  Commissions, operating expenses and
   state taxes                                                 859           924        1,065        1,068        1,035
  Merger restructuring costs (1)                                66            44            0            0            0
                                                           -------       -------     --------      -------      -------
                                                             7,828         7,325        7,778        8,012        8,095
                                                           -------       -------     --------      -------      -------
Net gain before federal income taxes and dividends           1,362         1,301        1,203        1,282        1,157
Federal income taxes                                           277           206          140          212          144
                                                           -------       -------     --------      -------      -------
Net gain from operations before dividends                    1,085         1,095        1,063        1,070        1,013
Dividends to policyholders (2)                                 860           819          825          818          783
                                                           -------       -------     --------      -------      -------
Net gain from operations                                       225           276          238          252          230
Net realized capital gain (loss)                                40           (86)        (164)         (96)         (82)
                                                           -------       -------     --------      -------      -------
Net income                                                 $   265       $   190     $     74      $   156      $   148
                                                           =======       =======     ========      =======      =======
Balance Sheet Data (at period end):
 Assets:
  General account                                          $39,783       $39,187     $ 38,349      $38,023      $36,118
  Separate account                                          13,564        11,310        8,531        7,811        6,210
                                                           -------       -------      -------      -------      -------
   Total assets                                            $53,347       $50,497      $46,880      $45,834      $42,328
                                                           =======       =======      =======      =======      =======
 Liabilities:
  Policyholders' reserves and funds (3)                    $33,342       $32,893      $32,295      $31,553      $31,161
  Policyholders' dividends(4)                                  885           833          838          825          804
  Long-term debt                                                 -           107          153          278          257
  Investment reserves                                          898           756          601          563          430
  Separate account reserves and liabilities                 13,563        11,310        8,530        7,810        6,208
  Other liabilities                                          2,020         1,997        1,894        2,335        1,337
                                                           -------       -------      -------      -------      -------
   Total liabilities                                        50,708        47,896       44,311       43,364       40,197
                                                           -------       -------      -------      -------      -------
 Policyholders' contingency reserves (surplus) (1):
  Designated surplus                                             3            38           36           35           33
  Unassigned funds (surplus)                                 2,636         2,563        2,533        2,435        2,098
                                                           -------       -------      -------      -------      -------
   Total surplus                                             2,639         2,601        2,569        2,470        2,131
                                                           -------       -------      -------      -------      -------
 Total liabilities and policyholders'
    contingency reserves                                   $53,347       $50,497      $46,880      $45,834      $42,328
                                                           =======       =======      =======      =======      =======
Total Adjusted Capital Data (at period end) (5) (6):
  Total surplus                                            $ 2,639       $ 2,601      $ 2,569      $ 2,470      $ 2,131
  One-half the apportioned dividend liability(4)               438           411          414          407          396
  Asset Valuation Reserve                                      707           585          479          440          369
                                                           -------       -------      -------      -------      -------
    Total adjusted capital                                 $ 3,784       $ 3,597      $ 3,462      $ 3,317      $ 2,896
                                                           =======       =======      =======      =======      =======

(1) In 1995, charges for employee separation and transaction expenses directly attributable to the merger were $44 million for Massachusetts Mutual (the Company prior to the merger) and $45 million, net of tax, for Connecticut Mutual. The expenses incurred by Massachusetts Mutual were recorded in the statutory statement of income and the expenses incurred by Connecticut Mutual were recorded as a component of changes in policyholders' contingency reserves, as permitted by each company's regulatory authority. During 1996, an additional $66 million of merger-related expenses was incurred and recorded in the statutory statement of income.

(2) Dividends to policyholders are discretionary and subject to the approval of the Company's Board of Directors.

(3) During 1996, 1995 and 1994, the Company changed its valuation basis for certain disability income contracts. The effects of these changes, $75 million in 1996, $108 million in 1995 and $51 million in 1994, were recorded as decreases to policyholders'contingency reserves.

(4) Statutory accounting requires that policyholders' dividends include dividends currently payable and the full amount of dividends apportioned for payment over the 12 months following the date of the applicable financial statement. One-half of such apportioned dividends is unearned at any point in time and is included in the calculation of total adjusted capital.

(5) Defined by the NAIC as surplus plus AVR and one-half the apportioned dividend liability. AVR includes the AVR of wholly-owned life insurance subsidiaries.

(6) In 1996, as a result of the merger, policyholder reserves attributable to the disability income line of business was strengthened by $75 million, real estate valuation reserves increased by $50 million and the prepaid pension asset was increased by $10 million.

                  Massachusetts Mutual Life Insurance Company
                 Selected Statutory Financial Data (continued)


                                                                                   (Unaudited)
                                                                             Years Ended December 31,
                                                                             ------------------------
                                                              1996          1995         1994         1993         1992
                                                           ----------     --------     --------    ---------     ------
                                                                                  (In Millions)
Other Data:
 Premium Income:
Individual Line                                            $ 4,286       $ 3,925      $ 3,878      $ 3,882      $ 3,546
Pension Management                                           2,043         1,803        1,566        1,778        2,054
Life & Health Benefits Management                                0             0          733          748          754
                                                           -------       -------      -------      -------      -------
    Total premium income                                   $ 6,329       $ 5,728      $ 6,177      $ 6,408      $ 6,354
                                                           =======       =======      =======      =======      =======
Net Investment and Other Income:
Individual Line                                            $ 2,062       $ 1,994      $ 1,782      $ 1,725      $ 1,629
Pension Management                                             799           904          967        1,112        1,225
Life and Health Benefits Management                              0             0           55           49           44
                                                           -------       -------      -------      -------      -------
    Total net investment and other income                  $ 2,861       $ 2,898      $ 2,804      $ 2,886      $ 2,898
                                                           =======       =======      =======      =======      =======
Net Gain From Operations:
Individual Line                                            $   166       $   218      $   135      $   143      $   134
Pension Management                                              59            58           60           64           47
Life and Health Benefits Management                              0             0           43           45           49
                                                           -------       -------      -------      -------      -------
    Total net gain from operations                         $   225       $   276      $   238      $   252      $   230
                                                           =======       =======      =======      =======      =======
Total Assets (at period end):
Individual Line                                            $36,361       $33,902      $30,278      $28,216      $24,936
Pension Management                                          16,986        16,595       16,060       16,710       16,619
Life and Health Benefits Management                              0             0          542          908          773
                                                           -------       -------      -------      -------      -------
    Total assets                                           $53,347       $50,497      $46,880      $45,834      $42,328
                                                           =======       =======      =======      =======      =======

                  MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

SCHEDULE I: SUMMARY OF INVESTMENTS - OTHER THAN INVESTMENTS IN RELATED PARTIES

                               December 31, 1996
                                 (In Millions)

                                                                                                            Amount
                                                                                                           at which
                                                                         Cost or                           shown on
                                                                          Other             Fair            Balance
                                                                          Basis             Value            Sheet
                                                                          -----             -----          --------
Bonds:
U.S. Treasury Securities and Obligations of U.S.
   Government Corporations and Agencies                                  $ 8,043          $ 8,330           $ 8,043
Debt Securities issued by Foreign Governments                                 95              105                95
Mortgage-backed securities                                                 3,970            4,052             3,970
State and local governments                                                  173              184               173
Industrial Securities                                                     11,675           12,070            11,675
Utilities                                                                    975            1,044               975
    Affiliates                                                               324              325               324
                                                                         -------          -------           -------
Total Bonds                                                               25,255           26,110            25,255
                                                                         -------          -------           -------
Common Stock:
Public utilities                                                              43               43                43
Banks, Trusts and Insurance Companies                                          7               11                11
Industrial, Miscellaneous and Other                                          199              283               283
                                                                         -------          -------           -------
     Subtotal                                                                249              337               337
Other, Including Subsidiaries                                                693              884               884
                                                                         -------          -------           -------
Total Common Stock                                                           942          $ 1,221             1,221
                                                                         -------          -------           -------
Mortgage Loans on Real Estate                                              3,897                              3,897
Real Estate:
Properties in Satisfaction of Debt                                           132                                132
Investment Real Estate                                                     1,636                              1,636
                                                                         -------                            -------
     Subtotal - Real Estate Investment                                     1,768                              1,768
Real Estate - Other                                                           73                                 73
                                                                         -------                            -------
     Total Real Estate                                                     1,841                              1,841
                                                                         -------                            -------
Policy Loans                                                               4,752                              4,752
Cash and Short-term investments                                            1,075                              1,075
Other Investments                                                            546                                542
                                                                         -------                            -------
     Total Investments                                                    38,308                             38,583
                                                                         -------                            -------
Related Parties:
Bonds                                                                        324          $   324               324
Common Stock                                                                 693              884               884
                                                                         -------          -------           -------
     Total Related Parties                                                 1,017          $ 1,208             1,208
                                                                         -------          =======           -------
Investments Other than Investments in Related Parties                    $37,291                            $37,375
                                                                         =======                            =======

                  MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

           SCHEDULE III: SUPPLEMENTARY INSURANCE INFORMATION (1) (2)

                               December 31, 1996
                                 (In Millions)

                                                  Policyholders'                Net      Policy Benefits
                                   Policyholders'   Dividends                Investment   and Payments                 Other
                                    Reserves and   Claims and     Premium     and Other   and Increase               Insurance
Segment                                Funds     Other Benefits    Income    Income (2)    in Reserves  Commissions   Expenses
-------------------------------------------------------------------------------------------------------------------------------
Year ended December 31, 1996
Individual line                      $  24,901      $   1,252    $   4,286    $   2,062     $   4,235    $     323    $     523
Pension Management                       8,441              7        2,043          799         2,668           12           67
                                     ---------      ---------    ---------    ---------     ---------    ---------    ---------
                                     $  33,342      $   1,259    $   6,329    $   2,861     $   6,903    $     335    $     590
                                     =========      =========    =========    =========     =========    =========    =========
Year ended December 31, 1995
Individual line                      $  23,280      $   1,221    $   3,925    $   1,994     $   3,796    $     331    $     562
Pension Management                       9,613              7        1,803          904         2,561            9           66
                                     ---------      ---------    ---------    ---------     ---------    ---------    ---------
                                     $  32,893      $   1,228    $   5,728    $   2,898     $   6,357    $     340    $     628
                                     =========      =========    =========    =========     =========    =========    =========
Year ended December 31, 1994
Individual line                      $  21,764      $   1,246    $   3,878    $   1,782     $   3,733    $     334    $     515
Pension Management                      10,531              7        1,566          967         2,399            8           74
Life & Health Benefits Management            0              0          733           55           581           26          108
                                     ---------      ---------    ---------    ---------     ---------    ---------    ---------
                                     $  32,295      $   1,253    $   6,177    $   2,804     $   6,713    $     368    $     697
                                     =========      =========    =========    =========     =========    =========    =========

(1) Deferred policy acquisition cost column has been omitted from this schedule because it does not apply to mutual life insurance companies.

(2) Includes other income of $80 million, $61 million and $116 million for 1996, 1995 and 1994, respectively.

                MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY (1)

                SCHEDULE V - VALUATION AND QUALIFYING ACCOUNTS

                                 (In Millions)

                                                               Additions                      Realized      Unrealized
                                              Balance at        Reserve       Transfers        Capital        Capital
                                             beginning of    Contributions      among           Gains          Gains
Description                                    period             (2)         categories     (Losses)(3)    (Losses)(4)
-----------------------------------------------------------------------------------------------------------------------
As of and for the year ended
       December 31, 1994 (1)
Bonds, Preferred Stocks and Short-
  term Investments                              $  169          $   39           ($ 14)         ($ 12)        $   26
Mortgage Loans                                     213              90              14          ( 110)            (3)
Real Estate                                        138              22               3           ( 41)             3
Other Investments                                   96               9            (  3)             7             (2)
Special investment reserve for
  surplus notes                                     25              10               0              0              0
                                                ------          ------          ------         ------         ------
     Total                                      $  641          $  170          $    0          ($156)        $   24
                                                ======          ======          ======         ======         ======
Detail (7):
     Asset Valuation Reserve                    $  432
     General Investment Reserves                   209
                                                ------
     Total                                      $  641
                                                ======
Total


As of and for the year ended
        December 31, 1995
        -----------------
Bonds, Preferred Stocks and Short-
  term Investments                              $  208          $   44          $ (  2)        $   (1)        $  (39)
Mortgage Loans                                     204              11               2            (70)            (6)
Real Estate                                        125              27              27            (42)            (2)
Other Investments                                  107               5           (  27)            18            131
Special investment reserve for
  surplus notes                                     35               0               0              0              0
                                                ------          ------          ------         ------         ------
     Total                                      $  679          $   87          $    0         $  (95)        $   84
                                                ======          ======          ======         ======         ======
Detail (7):
     Asset Valuation Reserve                    $  470
     General Investment Reserves                   209
                                                ------
     Total                                      $  679
                                                ======

As of and for the year ended
       December 31, 1996
       -----------------
Bonds, Preferred Stocks and Short-
  term Investments                              $  210          $   40               0         $   (7)        $   (9)
Mortgage Loans                                     141              37               0            (37)             0
Real Estate                                        135              41          $  154            (79)           (11)
Other Investments                                  234               0            (154)           200            (30)
Special investment reserve for
  surplus notes                                     35              (3)              0              0              0
                                                ------          ------          ------         ------         ------
     Total                                      $  755          $  115          $    0         $   77         $  (50)
                                                ======          ======          ======         ======         ======

Detail (7):
     Asset Valuation Reserve                    $  567
     General Investment Reserves                   188
                                                ------
     Total                                      $  755
                                                ======



                                                      Net change to     Balance
                                                      Policyholders'    at end
                                                      Contingency         of
Description                                           Reserves (5)    period (6)
---------------------------------------------------------------------------------
As of and for the year ended
       December 31, 1994 (1)
Bonds, Preferred Stocks and Short-
  term Investments                                    $   39           $  208
Mortgage Loans                                            (9)             204
Real Estate                                             ( 13)             125
Other Investments                                         11              107
Special investment reserve for
  surplus notes                                           10               35
                                                      ------           ------
     Total                                            $   38           $  679
                                                      ======           ======
Detail (7):
     Asset Valuation Reserve                                           $  470
     General Investment Reserves                                          209
                                                                       ------
     Total                                                             $  679
                                                                       ======
Total


As of and for the year ended
        December 31, 1995
        -----------------
Bonds, Preferred Stocks and Short-
  term Investments                                    $    2           $  210
Mortgage Loans                                           (63)             141
Real Estate                                               10              135
Other Investments                                        127              234
Special investment reserve for
  surplus notes                                            0               35
                                                      ------           ------
     Total                                            $   76           $  755
                                                      ======           ======
Detail (7):
     Asset Valuation Reserve                                           $  567
     General Investment Reserves                                          188
                                                                       ------
     Total                                                             $  755
                                                                       ======

As of and for the year ended
       December 31, 1996
       -----------------
Bonds, Preferred Stocks and Short-
  term Investments                                    $   24           $  234
Mortgage Loans                                             0              141
Real Estate                                              105              240
Other Investments                                         16              250
Special investment reserve for
  surplus notes                                           (3)              32
                                                      ------           ------
     Total                                            $  142           $  897
                                                      ======           ======

Detail (7):
     Asset Valuation Reserve                                           $  689
     General Investment Reserves                                          208
                                                                       ------
     Total                                                             $  897
                                                                       ======

(1) $78 million of reserves previously netted against Mortgage Loans and Real Estate has been reclassified to General Investment Reserves for current year presentation.

(2) Amounts represent contributions calculated using a statutory formula plus amounts deemed necessary by the Company. Represents the net impact on Policyholders' Contingency Reserves for investment gains and losses not related to changes in interest rates.

(3) These amounts offset realized capital gains and losses, net of tax, that have been recorded as a component of net income. Amounts include realized capital gains and losses, net of tax, on sales not related to interest fluctuations, repayments of mortgage loans at a discount, mortgage loan foreclosures, and real estate permanent write-downs.

(4) These amounts offset unrealized capital gains, recorded as a change in Policyholders' Contingency Reserves. Amounts include unrealized losses due to market value reductions of securities with a NAIC quality rating of 6 and net changes in the undistributed earnings of subsidiaries.

(5) Amounts represent the reserve contribution (note 2) less amounts already recorded (notes 3 and 4). This net change in reserves is recorded as a charge to Policyholders' Contingency Reserves.

(6) The balance is comprised of the Asset Valuation Reserve and General Investment Reserves which are recorded separately as liabilities on the Statement of Financial Position.

(7) The Asset Valuation Reserve is a component of Total Adjusted Capital, while General Investment Reserves are excluded from Total Adjusted Capital, according to the NAIC definition.

                  MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

                           SCHEDULE IV: REINSURANCE

                                 (In Millions)

                                                                                                             Percentage of
                                                                  Ceded           Assumed                       Amount
                                                   Gross         to Other        from Other         Net         Assumed
Year ended December 31, 1996                       Amount        Companies       Companies         Amount       to Net
----------------------------------------------------------------------------------------------------------------------
Life Insurance in Force                           $202,572        $45,012         $    719        $158,279        0.5%
                                                  ========        =======         ========        ========        ===
Premiums and other considerations
  Individual life & annuities                     $  4,663        $   711         $     47        $  3,999        1.2%
  Group life & annuities                             2,405             75                0           2,330        0.0
                                                  --------        -------         --------        --------        ---
Total Premium and other considerations            $  7,068        $   786         $     47        $  6,329        0.7%
                                                  ========        =======         ========        ========        ===
Year ended December 31, 1995
Life Insurance in Force                           $200,804        $44,331        $     855        $157,328        0.5%
                                                  ========        =======        =========        ========        ===
Premiums and other considerations
  Individual life & annuities                     $  4,472        $   818        $      68        $  3,722        1.8%
  Group life & annuities                             2,081             85               10           2,006        0.5
                                                  --------        -------        ---------        --------        ---
Total Premium and other considerations            $  6,553        $   903        $      78        $  5,728        1.4%
                                                  ========        =======        =========        ========        ===
Year ended December 31, 1994
Life Insurance in Force                           $223,805        $68,908        $   1,115        $156,012        0.7%
                                                  ========        =======        =========        ========        ===
Premiums and other considerations
  Individual life & annuities                     $  3,387        $   103        $      71        $  3,355        2.1%
  Group life & annuities                             1,926             10                7           1,923        0.4
  Accident & health                                    938             39                0             899        0.0
                                                  --------        -------        ---------        --------        ---
Total Premium and other considerations            $  6,251        $   152        $      78        $  6,177        1.3%
                                                  ========        =======        =========        ========        ===

Report Of Independent Accountants

To the Board of Directors of
Massachusetts Mutual Life Insurance Company

We have audited the accompanying statutory financial statements and statutory financial statement schedules of Massachusetts Mutual Life Insurance Company, listed in Item XI of this Form S-1. These financial statements and financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and financial statement schedules based on our audits. We did not audit the financial statements of Connecticut Mutual Life Insurance Company for the year ended December 31, 1995, or for each of the two years in the period ended December 31, 1995, which, after restatements for the 1996 pooling of interest, reflect 25% of assets as of December 31, 1995, 26% and 26% of revenue, and 22% and 6% of net gain from operations for the years ended December 31, 1995 and 1994, respectively. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amount included for Connecticut Mutual Life Insurance Company, is based solely on the report of the other auditors.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of the other auditors provide a reasonable basis for our opinion.

As described in Note 1 to the financial statements, the Company prepared these financial statements using statutory accounting practices of the National Association of Insurance Commissioners and the accounting practices prescribed or permitted by the Division of Insurance of the Commonwealth of Massachusetts and, prior to 1996, the Department of Insurance of the State of Connecticut, which practices differ from generally accepted accounting principles. The effects on the financial statements of the variances between the statutory basis of accounting and generally accepted accounting principles, although not determinable at this time, are presumed to be material.

In our report dated February 5, 1996, we expressed our opinion that the 1995 and 1994 financial statements, prepared using statutory accounting practices, presented fairly, in all material respects, the financial position of the Massachusetts Mutual Life Insurance Company as of December 31, 1995, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 1995 in conformity with generally accepted accounting principles ("GAAP"). As described in Note 1 to the financial statements, financial statements of mutual life insurance enterprises issued or reissued after 1996, and prepared in accordance with statutory accounting principles, are no longer considered to be presentations in conformity with GAAP. Accordingly, our present opinion on the 1995 and 1994 statutory financial statements as presented herein is different from that expressed in our previous report.

In our opinion, because of the effects of the matter discussed in the third paragraph, the financial statements referred to above do not present fairly, in conformity with generally accepted accounting principles, the financial position of Massachusetts Mutual Life Insurance Company at December 31, 1996 and 1995, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1996.

In our opinion, based upon our audits and the report of the other auditors, the financial statements referred to above present fairly, in all material respects, the financial position of Massachusetts Mutual Life Insurance Company at December 31, 1996 and 1995, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1996, on the statutory basis of accounting described in Note 1. In addition, in our opinion, the statutory financial statement schedules referred to above, when considered in relation to the basic statutory financial statements taken as a whole, present fairly, in all material respects, the information required to be included therein.

Springfield, Massachusetts                             Coopers & Lybrand L.L.P.
February 7, 1997

Massachusetts Mutual Life Insurance Company

STATUTORY STATEMENT OF FINANCIAL POSITION

                                                                                              December 31,
                                                                                     1996                       1995
                                                                                    ------                     ------
                                                                                              (In Millions)
       Assets:
       Bonds.................................................................      $25,255.0                 $23,625.1
       Common stocks.........................................................          336.6                     416.1
       Mortgage loans........................................................        3,897.1                   3,908.2
       Real estate...........................................................        1,840.9                   1,652.6
       Other investments.....................................................        1,425.6                   1,489.9
       Policy loans..........................................................        4,752.3                   4,518.4
       Cash and short-term investments.......................................        1,075.4                   2,342.8
       Investment and insurance amounts receivable...........................        1,102.4                   1,059.3
       Separate account assets...............................................       13,563.5                  11,309.5
       Other assets..........................................................           97.9                     174.6
                                                                                   ---------                 ---------
                                                                                   $53,346.7                 $50,496.5
                                                                                   =========                 =========
       Liabilities:
       Policyholders' reserves and funds.....................................      $33,341.5                 $32,893.1
       Policyholders' dividends..............................................          885.3                     832.6
       Policy claims and other benefits......................................          373.8                     395.5
       Federal income taxes..................................................          440.7                     338.5
       Asset valuation reserve...............................................          689.2                     566.8
       Investment reserves...................................................          208.4                     188.4
       Separate account reserves and liabilities.............................       13,563.1                  11,309.6
       Amounts due on investments purchased and
         other liabilities...................................................        1,206.1                   1,371.1
                                                                                   ---------                 ---------
                                                                                    50,708.1                  47,895.6
       Policyholders' contingency reserves...................................        2,638.6                   2,600.9
                                                                                   ---------                 ---------
                                                                                   $53,346.7                 $50,496.5
                                                                                   =========                 =========

                 See notes to statutory financial statements.

Massachusetts Mutual Life Insurance Company

STATUTORY STATEMENT OF INCOME

                                                                                        Years ended December 31,
                                                                                     1996         1995         1994
                                                                                    ------       ------       ------
                                                                                              (In Millions)
       Income:
       Premium income..........................................................    $ 6,328.6    $ 5,727.7    $ 6,177.2
       Net investment and other income.........................................      2,861.1      2,898.4      2,803.1
                                                                                   ---------    ---------    ---------
                                                                                     9,189.7      8,626.1      8,980.3
                                                                                   ---------    ---------    ---------
       Benefits and expenses:
       Policy benefits and payments............................................      6,048.2      5,152.2      5,449.6
       Addition to policyholders' reserves and funds...........................        854.7      1,205.4      1,263.2
       Commissions and operating expenses......................................        763.5        833.7        959.3
       State taxes, licenses and fees..........................................         96.4         89.4        105.6
       Merger restructuring costs..............................................         66.1         44.0         --
                                                                                   ---------    ---------    ---------
                                                                                     7,828.9      7,324.7      7,777.7
                                                                                   ---------    ---------    ---------
       Net gain before federal income taxes and dividends......................      1,360.8      1,301.4      1,202.6
       Federal income taxes....................................................        276.7        206.2        139.7
                                                                                   ---------    ---------    ---------
       Net gain from operations before dividends...............................      1,084.1      1,095.2      1,062.9
       Dividends to policyholders..............................................        859.9        819.0        824.7
                                                                                   ---------    ---------    ---------
       Net gain from operations................................................        224.2        276.2        238.2
       Net realized capital gain (loss)........................................         40.3        (85.8)      (164.3)
                                                                                   ---------    ---------    ---------
       Net income..............................................................    $   264.5    $   190.4    $    73.9
                                                                                   =========    =========    =========

                 See notes to statutory financial statements.

Massachusetts Mutual Life Insurance Company

STATUTORY STATEMENT OF CHANGES
IN POLICYHOLDERS' CONTINGENCY RESERVES

                                                                                        Years ended December 31,
                                                                                     1996         1995         1994
                                                                                    ------       ------       ------
                                                                                              (In Millions)
       Policyholders' contingency reserves, beginning of year.................     $ 2,600.9    $ 2,569.1    $ 2,470.2
                                                                                   ---------    ---------    ---------
       Increases (decreases) due to:
         Net income...........................................................         264.5        190.4         73.9
         Net unrealized capital gain (loss)...................................          (1.7)        88.7         29.5
         Merger restructuring costs, net of tax...............................          --          (45.4)        --
         Surplus notes........................................................          --           --          100.0
         Change in asset valuation and investment reserves....................        (142.4)       (75.6)       (38.2)
         Change in valuation bases of policyholders' reserves.................         (72.2)      (108.2)       (51.1)
         Change in accounting for mortgage backed securities..................          --           --           44.5
         Change in non-admitted assets and other..............................         (10.5)       (18.1)       (59.7)
                                                                                   ---------    ---------    ---------
                                                                                        37.7         31.8         98.9
                                                                                   ---------    ---------    ---------
       Policyholders' contingency reserves, end of year.......................     $ 2,638.6    $ 2,600.9    $ 2,569.1
                                                                                   =========    =========    =========

                 See notes to statutory financial statements.

Massachusetts Mutual Life Insurance Company

STATUTORY STATEMENT OF CASH FLOWS

                                                                                        Years ended December 31,
                                                                                     1996         1995         1994
                                                                                    ------       ------       ------
                                                                                              (In Millions)
       Operating activities:
       Net income............................................................      $   264.5    $   190.4    $    73.9
       Addition to policyholders' reserves and funds,
         net of transfers to separate accounts...............................          426.7        575.8        546.9
       Net realized capital (gain) loss......................................          (40.3)        85.8        164.3
       Other changes.........................................................         (232.8)       (25.2)       124.2
                                                                                   ---------    ---------    ---------
       Net cash provided by operating activities.............................          418.1        826.8        909.3
                                                                                   ---------    ---------    ---------
       Investing activities:
       Purchases of investments and loans....................................      (10,171.5)   (10,364.2)    (8,351.6)
       Sales or maturities of investments and receipts
          from repayment of loans............................................        8,539.3      9,671.1      7,468.7
                                                                                   ---------    ---------    ---------
       Net cash used in investing activities.................................       (1,632.2)      (693.1)      (882.9)
                                                                                   ---------    ---------    ---------
       Financing activities:
       Issuance of surplus notes.............................................           --           --          100.0
       Repayments of long-term debt..........................................          (53.3)       (46.4)      (125.0)
                                                                                   ---------    ---------    ---------
       Net cash used by financing activities.................................          (53.3)       (46.4)       (25.0)
                                                                                   ---------    ---------    ---------
       Increase (decrease) in cash and short-term investments................       (1,267.4)        87.3          1.4
       Cash and short-term investments, beginning of year....................        2,342.8      2,255.5      2,254.1
                                                                                   ---------    ---------    ---------
       Cash and short-term investments, end of year..........................      $ 1,075.4    $ 2,342.8    $ 2,255.5
                                                                                   =========    =========    =========

                 See notes to statutory financial statements.

Notes To Statutory Financial Statements


Massachusetts Mutual Life Insurance Company ("the Company") is a mutual life insurance company and as such has no shareholders. The Company's primary business is individual life insurance, annuity and disability income products distributed primarily through career agents. The Company also provides a wide range of pension products and services, as well as investment services to individuals, corporations and institutions in all 50 states and the District of Columbia.

On March 1, 1996, the operations of the former Connecticut Mutual Life Insurance Company (" Connecticut Mutual") were merged into the Company. This merger was accounted for under the pooling of interests method of accounting. For the purposes of this presentation, these financial statements reflect historical amounts giving retroactive effect as if the merger had occurred on January 1, 1994 in conformity with the practices of the National Association of Insurance Commissioners and the accounting practices prescribed or permitted by the Division of Insurance of the Commonwealth of Massachusetts and, prior to the merger, the Department of Insurance of the State of Connecticut. In 1996, merger-related expenses totaling $66.1 million were recorded in the Statutory Statement of Income. In 1995, merger-related expenses incurred by Massachusetts Mutual (the Company prior to the merger) of $44.0 million, were recorded in the statutory statement of income and the expenses incurred by Connecticut Mutual of $45.4 million, net of tax, were recorded as a component of changes in policyholders' contingency reserves, as permitted by each company's regulatory authority. On the merger date, policyholder reserves attributable to disability income contracts were strengthened by $75.0 million, investment reserves for real estate were increased by $49.8 million and net prepaid pension assets were increased by $10.4 million. The separate results of each company prior to the merger for the year ended December 31, 1995, are as follows: (a) income was $6,443.8 million for Massachusetts Mutual and $2,182.3 million for Connecticut Mutual; (b) net income was $160.7 million for Massachusetts Mutual and $29.6 million for Connecticut Mutual and (c) policyholders' contingency reserves increased by $143.7 million for Massachusetts Mutual and decreased by $112.0 million for Connecticut Mutual.

On March 31, 1996, the Company sold MassMutual Holding Company Two, Inc., a wholly-owned subsidiary, and its subsidiaries, including Mirus Life Insurance Company (formerly the MML Pension Insurance Company; currently doing business as "UniCARE"), which comprised the Company's group life and health business, to WellPoint Health Networks, Inc. The Company received total consideration of $402.2 million ($340.0 million in cash and $62.2 million in notes receivable) and recognized a before tax gain of $187.9 million. The Company, pursuant to a 1994 reinsurance agreement, cedes its group life, accident and health business to UniCARE. The Company's investment in MassMutual Holding Company Two, Inc. amounted to $187.8 million at December 31, 1995; its gain from operations reflected a $41 million dividend in 1995. Additionally, this investment produced an unrealized gain of $13.9 million in 1995 and an unrealized loss of $12.6 million in 1994.

1. SUMMARY OF ACCOUNTING PRACTICES

The accompanying statutory financial statements, except as to form, have been prepared in conformity with the practices of the National Association of Insurance Commissioners and the accounting practices prescribed or permitted by the Division of Insurance of the Commonwealth of Massachusetts and, prior to the merger, The Department of Insurance of the State of Connecticut ("statutory accounting practices"), which practices were also considered to be in conformity with generally accepted accounting principles ("GAAP"). In 1993, the Financial Accounting Standards Board ("FASB") issued interpretation No. 40 ("Fin. 40"), "Applicability of Generally Accepted Accounting Principles to Mutual Life Insurance and Other Enterprises", which clarified that mutual life insurance companies issuing financial statements described as prepared in conformity with GAAP after 1995 are required to apply all applicable GAAP pronouncements in preparing those financial statements. In January 1995, the FASB issued Statement No. 120 ("SFAS 120"), Accounting and Reporting by Mutual Life Insurance Enterprises and by Insurance Enterprises for Certain Long-Duration Participating Contracts," which among other things, extended the applicability of certain FASB statements to mutual life insurance companies and deferred the effective date of Fin. 40 to financial statements issued or reissued after 1996. As required by generally accepted auditing standards, the opinion expressed by our independent accountants on the 1995 and 1994 financial statements is different from that expressed in their previous report.

The accompanying statutory financial statements are different in some respects from GAAP financial statements. The more significant differences are as follows:
(a) acquisition costs, such as commissions and other costs in connection with acquiring new business, are charged to current operations as incurred, whereas GAAP would require these expenses to be capitalized and recognized over the life of the policies; (b) policy reserves are based upon statutory mortality and interest requirements without consideration of withdrawals, whereas GAAP reserves would be based upon reasonably conservative estimates of mortality, morbidity, interest and withdrawals; (c) bonds are generally carried at amortized cost whereas GAAP would value bonds at fair value and (d) deferred income taxes are not provided for book-tax timing differences whereas GAAP would record deferred income taxes. Management has not yet completed GAAP financial statements, but believes that policyholders' contingency reserves based upon GAAP will be higher than policyholders' contingency reserves based upon statutory accounting practices.

The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, as well as disclosures of contingent assets and liabilities at the date of the financial statements. Management must also make estimates and assumptions that affect the amounts of revenues and expenses during the reporting period. Future events, including changes in the levels of mortality, morbidity, interest rates and asset valuations, could cause actual results to differ from the estimates used in these financial statements.

The following is a description of the Company's current principal accounting policies and practices.

A. Investments

Bonds and stocks are valued in accordance with rules established by the National Association of Insurance Commissioners. Generally, bonds are valued at amortized cost, preferred stocks in good standing at cost, and common stocks, except for unconsolidated subsidiaries, at fair value.

As promulgated by the National Association of Insurance Commissioners, the Company adopted the retrospective method of accounting for amortization of premium and discount on mortgage backed securities as of December 31, 1994. Prepayment assumptions for mortgage backed securities were obtained from a prepayment model, which factors in mortgage type, seasoning, coupon, current interest rate and the economic environment. The effect of this change, $44.5 million as of December 31, 1994, was recorded as an increase to policyholders' contingency reserves on the Statutory Statement of Financial Position and had no material effect on 1996 or 1995 net income. Through December 31, 1994, premium and discount on bonds were amortized into investment income over the stated lives of the securities.

Mortgage loans are valued at principal less unamortized discount. Real estate is valued at cost less accumulated depreciation, impairments and mortgage encumbrances. Encumbrances totaled $27.3 million in 1996 and $3.0 million in 1995. Depreciation on investment real estate is calculated using the straight-line and constant yield methods.

Policy loans are carried at the outstanding loan balance less amounts unsecured by the cash surrender value of the policy.

Short-term investments are stated at amortized cost, which approximates fair value.

Investments in unconsolidated subsidiaries, joint ventures and other forms of partnerships are included in other investments on the Statutory Statement of Financial Position and are accounted for using the equity method.

In compliance with regulatory requirements, the Company maintains an Asset Valuation Reserve and an Interest Maintenance Reserve. The Asset Valuation Reserve and other investment reserves, as prescribed and permitted by the Division of Insurance, stabilize the policyholders' contingency reserves against fluctuations in the value of stocks, as well as declines in the value of bonds, mortgage loans and real estate investments.

The Interest Maintenance Reserve captures after-tax realized capital gains and losses which result from changes in the overall level of interest rates for all types of fixed income investments, as well as other financial instruments, including financial futures, U.S. Treasury purchase commitments, options, interest rate swaps, interest rate caps and interest rate floors. These interest rate related gains and losses are amortized into income using the grouped method over the remaining life of the investment sold or over the remaining life of the underlying asset. Net realized after tax capital gains of $77.1 million in 1996, $130.7 million in 1995, and net realized after tax capital losses of $152.6 million in 1994 were charged to the Interest Maintenance Reserve. Amortization of the Interest Maintenance Reserve into net investment income amounted to $26.9 million in 1996, $5.0 million in 1995, and $45.8 million in 1994. In 1994, the Interest Maintenance Reserve resulted in a net loss deferral. In accordance with the practices of the National Association of Insurance Commissioners, the 1994 balance was recorded as a reduction of policyholders' contingency reserves.

Realized capital gains and losses, less taxes, not includable in the Interest Maintenance Reserve, are recognized in net income. Realized capital gains and losses are determined using the specific identification method. Unrealized capital gains and losses are included in policyholders' contingency reserves.

B. Separate Accounts

Separate account assets and liabilities represent segregated funds administered and invested by the Company for the benefit of pension, variable annuity and variable life insurance contract holders. Assets consist principally of marketable securities reported at fair value. Premiums, benefits and expenses of the separate accounts are reported in the Statutory Statement of Income. The Company receives administrative and investment advisory fees from these accounts.

C. Non-admitted Assets

Assets designated as "non-admitted" (principally certain fixed assets, receivables and Interest Maintenance Reserve, when in a net loss deferral position) are excluded from the Statutory Statement of Financial Position by an adjustment to policyholders' contingency reserves.

D. Policyholders' Reserves and Funds

Policyholders' reserves for life contracts are developed using accepted actuarial methods computed principally on the net level premium and the Commissioners' Reserve Valuation Method bases using the American Experience and the 1941, 1958 and 1980 Commissioners' Standard Ordinary mortality tables with assumed interest rates ranging from 2.5 to 6.0 percent.

Reserves for individual annuities, guaranteed investment contracts and deposit administration and immediate participation guarantee funds are based on accepted actuarial methods principally at interest rates ranging from 2.25 to 11.25 percent. Reserves for policies and contracts considered investment contracts have a carrying value of $9,073.8 million (fair value of $9,324.6 million as determined by discounted cash flow projections). Accident and health policy reserves are generally calculated using the two-year preliminary term, net level premium and fixed net premium methods and various morbidity tables.

During 1996, 1995 and 1994, the Company changed its valuation basis for certain disability income contracts. The effects of these changes, $75.0 million in 1996, $108.2 million in 1995, and $51.1 million in 1994 were recorded as decreases to policyholders' contingency reserves.

E. Premium and Related Expense Recognition

Life insurance premium revenue is recognized annually on the anniversary date of the policy. Annuity premium is recognized when received. Accident and health premiums are recognized as revenue when due. Commissions and other costs related to issuance of new policies, maintenance and settlement costs are charged to current operations.

F. Policyholders' Dividends

The Board of Directors annually approves dividends to be paid in the following year. These dividends are allocated to reflect the relative contribution of each group of policies to policyholders' contingency reserves and consider investment and mortality experience, expenses and federal income tax charges.

G. Cash and Short-term Investments

For purposes of the Statutory Statement of Cash Flows, the Company considers all highly liquid investments purchased with a maturity of twelve months or less to be short-term investments.

2. POLICYHOLDERS' CONTINGENCY RESERVES

Policyholders' contingency reserves represent surplus of the Company as reported to regulatory authorities and are intended to protect policyholders against possible adverse experience.

A. Surplus Notes

The Company issued surplus notes of $100.0 million at 7 1/2 percent and $250.0 million at 7 5/8 percent in 1994 and 1993, respectively. These notes are unsecured and subordinate to all present and future indebtedness of the Company, policy claims and prior claims against the Company as provided by the Massachusetts General Laws. Issuance was approved by the Commissioner of Insurance of the Commonwealth of Massachusetts ("the Commissioner").

All payments of interest and principal are subject to the prior approval of the Commissioner. Sinking fund payments are due as follows: $62.5 million in 2021, $87.5 million in 2022, $150.0 million in 2023 and $50.0 million in 2024.

Interest on the notes issued in 1994 is scheduled to be paid on March 1 and September 1 of each year, beginning on September 1, 1994, to holders of record on the preceding February 15 or August 15, respectively. Interest on the notes issued in 1993 is scheduled to be paid on May 15 and November 15 of each year, beginning on May 15, 1994, to holders of record on the preceding May 1 or November 1, respectively. In accordance with regulations of the National Association of Insurance Commissioners, interest expense is not recorded until approval for payment is received from the Commissioner. Interest of $26.6 million was approved and paid in 1996 and 1995, and interest of $22.8 million was approved and paid in 1994.

The proceeds of the notes, less a $32.2 million reserve in 1996 and a $35 million reserve in 1995 and 1994 for contingencies associated with the issuance of the notes, are recorded as a component of the Company's policyholders' contingency reserves as approved by the Commissioner. These reserves, as permitted by the Division of Insurance, are included in investment reserves on the Statutory Statement of Financial Position.

3. EMPLOYEE BENEFIT PLANS

The Company's employee benefit plans include plans in place for the employees of Massachusetts Mutual and Connecticut Mutual prior to the merger. These plans, which were managed separately, reflect different assumptions for 1995. Employees previously covered by the Connecticut Mutual pension plans will continue coverage under these plans. All other employees, including employees hired after the merger date, will be covered by the Massachusetts Mutual benefit plans.

A. Pension

The Company has two non-contributory defined benefit plans covering substantially all of its employees. One plan includes employees previously employed by Connecticut Mutual; the other includes all other eligible employees. Benefits are based on the employees' years of service, compensation during the last five years of employment and estimated social security retirement benefits. The Company accounts for these plans following Financial Accounting Standards Board Statement No. 87, Employers' Accounting for Pensions. Accordingly, as permitted by the Massachusetts Division of Insurance, the Company has recognized a pension asset of $97.2 million and $37.7 million in 1996 and 1995, respectively. In 1995, a pension asset of $70.9 million associated with the Connecticut Mutual plan was non-admitted in the financial statements, in accordance with Connecticut insurance regulations. On the merger date, the accounting for Connecticut Mutual pension plans was conformed to the Massachusetts Mutual policy of recording pension plan assets and liabilities, resulting in a $10.4 million increase in policyholders' contingency reserves. Company policy is to fund pension costs in accordance with the requirements of the Employee Retirement Income Security Act of 1974 and, based on such requirements, no funding was required for the years ended December 31, 1996 and 1995. The assets of the plans are invested in the Company's general account and separate accounts.

The benefit status of the defined benefit plans as of December 31 is as follows:


                                                  1996           1995
                                                 ------         ------
                                                     (In Millions)
       Accumulated benefit obligation          $  611.5       $  537.5
       Vested benefit obligation                  606.5          525.7
       Projected benefit obligation               665.5          622.5
       Plan assets at fair value                1,021.7          941.3


The following assumptions were used in determining the actuarial present value of both the accumulated and projected benefit obligation.


                                              MassMutual    Connecticut Mutual
                                                 Plan              Plan
                                              ----------    ------------------
Discount rate - 1996                             7.75%              7.75%
Discount rate - 1995                             7.50               7.75
Increase in future compensation levels           5.00               5.00
Long-term rate of return on assets              10.00               9.00


As a result of the sale of Mirus Life Insurance Company, there was a significant reduction in plan participants which resulted in recognition of a pension plan curtailment gain of $15.3 million in 1996.

The Company also has defined contribution plans for employees and agents. The expense credited to operations for all pension plans is $32.7 million in 1996, $10.9 million in 1995 and $5.0 million in 1994.

B. Life and Health

Certain life and health insurance benefits are provided to retired employees and agents through group insurance contracts. Substantially all of the Company's employees may become eligible for these benefits if they reach retirement age while working for the Company. In 1993, the Company adopted the National Association of Insurance Commissioners' accounting standard for postretirement life and health benefit costs, requiring these benefits to be accounted for using the accrual method for employees and agents eligible to retire and current retirees.

The following rates were used in determining the accumulated postretirement benefit liability.

                                                                                         MassMutual      Connecticut Mutual
                                                                                            Plan                Plan
                                                                                         ----------      ------------------
Discount rate - 1996                                                                         7.75%             7.75%
Discount rate - 1995                                                                         7.50              8.50
Assumed increases in medical cost
   rates in the first year                                                                   7.25             11.00
    declining to                                                                             5.25              6.00
    within                                                                                5 years            5 years

The initial transition obligation of $137.9 million is being amortized over twenty years through 2012. At December 31, 1996 and 1995, the net unfunded accumulated benefit obligation was $124.1 million and $109.2 million, respectively, for employees and agents eligible to retire or currently retired and $33.8 million and $42.7 million, respectively, for participants not eligible to retire. A Retired Lives Reserve Trust was funded to pay life insurance premiums for certain retired employees. Trust assets available for benefits were $23.0 million in 1996.

As a result of the sale of Mirus Life Insurance Company, there was a significant reduction in plan participants which resulted in recognition of a life and health plan curtailment loss of $13.9 million in 1996.

The expense for 1996, 1995 and 1994 was $17.6 million, $22.9 million, and $19.8 million, respectively. A one percent increase in the annual assumed increase in medical cost rates would increase the 1996 accumulated postretirement benefit liability and benefit expense by $9.9 million and $1.5 million, respectively.

4. RELATED PARTY TRANSACTIONS

Pursuant to two 1994 reinsurance agreements with Mirus Life Insurance Company (Mirus) whereby the Company assumed all of the single premium immediate annuity business written by Mirus and ceded all of its group life, accident and health business to Mirus. A gain from operations of this business was reflected in 1995 as a $41 million dividend received from Mirus, which was recorded as net investment income on the Statutory Statement of Income. As previously discussed, on March 31, 1996, the Company sold MassMutual Holding Company Two, Inc. a wholly-owned subsidiary, and its subsidiaries, including Mirus Life Insurance Company to WellPoint Health Networks, Inc.

The Company has a modified coinsurance quota-share reinsurance agreement with a wholly-owned subsidiary, C.M. Life Insurance Company, whereby the Company assumes 50% of the premiums on certain universal life policies issued by C.M. Life in 1985 and 75% of the premiums with issue dates on or after January 1, 1986. The Company pays a stipulated expense allowance, death and surrender benefits, and a modified coinsurance adjustment. Reserves for payment of future benefits are retained by C.M. Life.

5. FEDERAL INCOME TAXES

Provision for federal income taxes is based upon the Company's best estimate of its tax liability. No deferred tax effect is recognized for temporary differences that may exist between financial reporting and taxable income. Accordingly, the reporting of equity tax, using the most current information, and other miscellaneous temporary differences, such as reserves, acquisition costs and restructuring costs, resulted in an effective tax rate which is other than the statutory tax rate.

The Internal Revenue Service has completed examining the Company's income tax returns through the year 1992 for Massachusetts Mutual and 1991 for Connecticut Mutual, and is currently examining Connecticut Mutual for the years 1992 through 1995. The Company believes any adjustments resulting from such examinations will not materially affect its financial statements.

Components of the formula authorized by the Internal Revenue Service for determining deductible policyholder dividends have not been finalized for 1996 and 1995. The Company records the estimated effects of anticipated revisions in the Statutory Statement of Income.

The Company plans to file its 1996 federal income tax return on a consolidated basis with its life and non-life affiliates. The Company and its life and non-life affiliates are subject to a written tax allocation agreement which allocates tax liability in a manner permitted under Treasury regulations. Generally, the agreement provides that loss members shall be compensated for the use of their losses and credits by other members.

The Company made federal tax payments of $330.7 million in 1996, $147.3 million in 1995 and has a credit of $9.9 million in 1994. At December 31, 1996 and 1995, the Company established a liability for federal income taxes of $440.7 million and $338.6 million, respectively.

6. INVESTMENTS

The Company maintains a diversified investment portfolio. Investment policies limit concentration in any asset class, geographic region, industry group, economic characteristic, investment quality or individual investment. In the normal course of business, the Company enters into commitments to purchase privately placed bonds and to issue mortgage loans.

A. Bonds

The carrying value and estimated fair value of bonds are as follows:

                                                                                             December 31, 1996
                                                                                        --------------------------
                                                                                             Gross        Gross      Estimated
                                                                              Carrying    Unrealized   Unrealized      Fair
                                                                                Value        Gains       Losses        Value
                                                                             ---------    ----------   ----------   ----------
                                                                                               (In Millions)
U.S. Treasury Securities and Obligations of U.S.
 Government Corporations and Agencies                                        $ 8,042.6    $   344.0    $    56.3    $ 8,330.3
Debt Securities issued by Foreign Governments                                     95.2         10.2          0.5        104.9
Mortgage-backed securities                                                     3,969.7        125.5         43.3      4,051.9
State and local governments                                                      173.2         13.1          2.1        184.2
Industrial securities                                                         11,675.2        528.0        133.3     12,069.9
Utilities                                                                        975.0         87.0         18.5      1,043.5
Affiliates                                                                       324.1          4.3          3.5        324.9
                                                                             ---------    ---------    ---------    ---------
   TOTAL                                                                     $25,255.0    $ 1,112.1    $   257.5    $26,109.6
                                                                             =========    =========    =========    =========

                                                                                             December 31, 1995
                                                                                        --------------------------
                                                                                             Gross        Gross      Estimated
                                                                              Carrying    Unrealized   Unrealized      Fair
                                                                                Value        Gains       Losses        Value
                                                                             ---------    ----------   ----------   ----------
                                                                                               (In Millions)
U.S. Treasury Securities and Obligations of U.S.
 Government Corporations and Agencies                                        $ 9,391.5    $   837.0    $    43.3    $10,185.2
Debt Securities issued by Foreign Governments                                    261.9         27.9          0.1        289.7
Mortgage-backed securities                                                     3,265.4        176.3          9.4      3,432.3
State and local governments                                                      106.0         15.2          0.1        121.1
Industrial securities                                                          9,030.7        762.8         57.8      9,735.7
Utilities                                                                      1,417.6        152.4          2.9      1,567.1
Affiliates                                                                       152.0          4.4          1.2        155.2
                                                                             ---------    ---------    ---------    ---------
   TOTAL                                                                     $23,625.1    $ 1,976.0    $   114.8    $25,486.3
                                                                             =========    =========    =========    =========

The carrying value and estimated fair value of bonds at December 31, 1996 by contractual maturity are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without prepayment penalties.

                                                                                                      Estimated
                                                                                   Carrying             Fair
                                                                                     Value              Value
                                                                                   ---------          ---------
                                                                                          (In Millions)
       Due in one year or less                                                     $   680.0          $   684.8
       Due after one year through five years                                         5,128.8            5,219.7
       Due after five years through ten years                                        6,879.6            7,112.6
       Due after ten years                                                           5,195.4            5,496.1
                                                                                  ----------          ---------
                                                                                    17,883.8           18,513.2
       Mortgage-backed securities, including securities guaranteed
        by the U.S. Government                                                       7,371.2            7,596.4
                                                                                  ----------          ---------
          TOTAL                                                                    $25,255.0          $26,109.6
                                                                                  ==========          =========

Proceeds from sales of investments in bonds were $6,390.7 during 1996, $8,068.8 million during 1995 and $5,624.1 million during 1994. Gross capital gains of $188.8 million in 1996, $255.5 million in 1995 and $100.3 million in 1994 and gross capital losses of $79.9 million in 1996, $67.1 million in 1995 and $195.8 million in 1994 were realized on those sales, a portion of which were included in the Interest Maintenance Reserve. The estimated fair value of non-publicly traded bonds is determined by the Company using a pricing matrix.

B. Stocks

Preferred stocks in good standing had fair values of $150.8 million in 1996 and $87.9 million in 1995, using a pricing matrix for non-publicly traded stocks and quoted market prices for publicly traded stocks. Common stocks, except for unconsolidated subsidiaries, had a cost of $249.2 million in 1996 and $350.5 million in 1995.

C. Mortgages

The fair value of mortgage loans, as determined from a pricing matrix for performing loans and the estimated underlying real estate value for non-performing loans, approximated carrying value less valuation reserves held.

D. Other

The carrying value of investments which were non-income producing for the preceding twelve months was $23.1 million and $113.9 million at December 31, 1996 and 1995, respectively. The Company had restructured loans with book values of $383.5 million, and $415.0 million at December 31, 1996 and 1995, respectively. The loans typically have been modified to defer a portion of the contracted interest payments to future periods. Interest deferred to future periods totaled $2.2 million in 1996, $2.5 million in 1995 and $2.2 million in 1994. The Company made voluntary contributions to the Asset Valuation Reserve of $6.8 million and $52.7 million in 1996 and 1994, respectively. No additional voluntary contribution to the Asset Valuation Reserve was made in 1995.

It is not practicable to determine the fair value of policy loans as they do not have a stated maturity.

7. PORTFOLIO RISK MANAGEMENT

The Company manages its investment risks primarily to reduce interest rate and duration imbalances determined in asset/liability analyses. The fair values of instruments described below, which are not recorded in the financial statements, are based upon market prices or prices obtained from brokers. The Company does not hold or issue financial instruments for trading purposes.

The notional amounts described do not represent amounts exchanged by the parties and, thus, are not a measure of the exposure of the Company. The amounts exchanged are calculated on the basis of the notional amounts and the other terms of the instruments, which relate to interest rates, exchange rates, security prices or financial or other indexes.

The Company enters into financial futures contracts for the purpose of managing interest rate exposure. Margin requirements are met with the deposit of securities. Futures contracts are generally settled with offsetting transactions. Gains and losses on financial futures contracts are recorded when the contract is closed and amortized through the Interest Maintenance Reserve over the remaining life of the underlying asset. As of December 31, 1996, the Company did not have any open financial futures contracts.

The Company utilizes interest rate swap agreements, options, and purchased caps and floors to reduce interest rate exposures arising from mismatches between assets and liabilities and to modify portfolio profiles to manage other risks identified. Under interest rate swaps, the Company agrees to an exchange, at specified intervals, between streams of variable rate and fixed rate interest payments calculated by reference to an agreed-upon notional principal amount. Net amounts receivable and payable are accrued as adjustments to interest income and included in investment and insurance amounts receivable on the Statutory Statement of Financial Position. Gains and losses realized on the termination of contracts are amortized through the Interest Maintenance Reserve over the remaining life of the associated contract. At December 31, 1996 and 1995, the Company had swaps with notional amounts of $2,239.5 million and $1,819.8 million, respectively. The fair values of these instruments were $20.7 million at December 31, 1996 and $9.2 million at December 31, 1995.

Options grant the purchaser the right to buy or sell a security or enter into a derivative transaction at a stated price within a stated period. The Company's option contracts have terms of up to fifteen years. The amounts paid for options purchased are included in other investments on the Statutory Statement of Financial Position. Gains and losses on these contracts are recorded at the expiration or termination date and are amortized through the Interest Maintenance Reserve over the remaining life of the underlying asset. At December 31, 1996 and 1995, the Company had option contracts with notional amounts of $1,928.4 million and $1,819.8 million, respectively. The Company's credit risk exposure was limited to the unamortized costs of $18.1 million and $21.7 million, which had fair values of $19.2 million and $63.5 million at December 31, 1996 and 1995, respectively.

Interest rate cap agreements grant the purchaser the right to receive the excess of a referenced interest rate over a given rate. Interest rate floor agreements grant the purchaser the right to receive the excess of a given rate over a referenced interest rate. Amounts paid for interest rate caps and floors are amortized into interest income over the life of the asset on a straight-line basis. Unamortized costs are included in other investments on the Statutory Statement of Financial Position. Amounts receivable and payable are accrued as adjustments to interest income and included in the Statutory Statement of Financial Position as investment and insurance amounts receivable. Gains and losses on these contracts, including any unamortized cost, are recognized upon termination and are amortized through the Interest Maintenance Reserve over the remaining life of the associated cap or floor agreement. At December 31, 1996 and 1995, the company had agreements with notional amounts of $3,859.6 million and $3,366.3 million, respectively. The Company's credit risk exposure on these agreements is limited to the unamortized costs of $22.0 million and $14.0 million at December 31, 1996 and 1995, respectively. The fair values of these instruments were $15.2 million and $30.8 million at December 31, 1996 and 1995, respectively.

The Company utilizes asset swap agreements to reduce exposures, such as currency risk and prepayment risk, built into certain assets acquired. Cross-currency interest rate swaps allow investment in foreign currencies, increasing access to additional investment opportunities, while limiting foreign exchange risk. Notional amounts relating to asset and currency swaps totaled $364.7 million and $333.7 million at December 31, 1996 and 1995, respectively. The fair values of these instruments were an unrecognized gain of $7.8 million at December 31, 1996 and $12.2 million at December 31, 1995.

The Company enters into forward U.S. Treasury commitments for the purpose of managing interest rate exposure. The Company generally does not take delivery on forward commitments. These commitments are instead settled with offsetting transactions. Gains and losses on forward commitments are recorded when the commitment is closed and amortized through the Interest Maintenance Reserve over the remaining life of the asset. At December 31, 1996 and 1995, the Company had
U. S. Treasury purchase commitments which will settle during the following year with contractual amounts of $1,639.4 million and $292.4 million and fair values of $1,627.4 million and $298.8 million, respectively.

The Company is exposed to credit-related losses in the event of nonperformance by counterparties to financial instruments. This exposure is limited to contracts with a positive fair value. The amounts at risk in a net gain position were $53.9 million and $86.9 million at December 31, 1996 and 1995, respectively. The Company monitors exposure to ensure counterparties are credit worthy and concentration of exposure is minimized. Additionally, contingent collateral positions have been obtained with counterparties when considered prudent.

8. REINSURANCE

The Company cedes all of its group life and health business to UniCARE and has other reinsurance agreements with other insurance companies in the normal course of business. Premiums, benefits to policyholders and provisions for future benefits are stated net of reinsurance. The Company remains liable to the insured for the payment of benefits if the reinsurer cannot meet its obligations under the reinsurance agreements. Premiums ceded were $793.5 million in 1996, $904.1 million in 1995 and $151.4 million in 1994.

9. LIQUIDITY

The withdrawal characteristics of the policyholders' reserves and funds, including separate accounts, and the invested assets which support them at December 31, 1996 are illustrated below:

                                                                                              (In Millions)
       Total policyholders' reserves and funds and separate account liabilities          $47,148
       Not subject to discretionary withdrawal                                            (6,010)
       Policy loans                                                                       (4,752)
                                                                                         -------
         Subject to discretionary withdrawal                                                               $36,386
                                                                                                           ---------
       Total invested assets, including separate investment accounts                     $52,146
       Policy loans and other invested assets                                            (13,458)
                                                                                         -------
         Readily marketable investments                                                                    $38,688
                                                                                                           ---------

10. BUSINESS RISKS AND CONTINGENCIES

The Company is subject to insurance guaranty fund laws in the states in which it does business. These laws assess insurance companies amounts to be used to pay benefits to policyholders and claimants of insolvent insurance companies. Many states allow these assessments to be credited against future premium taxes. The Company believes such assessments in excess of amounts accrued will not materially affect its financial position, results of operations or liquidity. In 1996 and 1995, the Company elected not to admit $15.3 million and $17.6 million, respectively, of guaranty fund premium tax offset receivables relating to prior assessments.

The Company is involved in litigation arising out of the normal course of its business. Management intends to defend these actions vigorously. While the outcome of litigation cannot be foreseen with certainty, it is the opinion of management, after consultation with legal counsel, that the ultimate resolution of these matters will not materially affect its financial position, results of operations or liquidity.

11. RECLASSIFICATIONS

Certain 1995 and 1994 amounts have been reclassified to conform with the current year presentation.

12. SUBSIDIARIES AND AFFILIATED COMPANIES

Summary of ownership and relationship of the Company and its subsidiaries and affiliated companies as of December 31, 1996 is illustrated below. The Company provides management or advisory services to these companies. Subsidiaries are wholly-owned, except as noted.

     Parent
     ------
     Massachusetts Mutual Life Insurance Company

     Subsidiaries of Massachusetts Mutual Life Insurance Company
     -----------------------------------------------------------
     C.M. Assurance Company
     C.M. Benefit Insurance Company
     C.M. Life Insurance Company
     MassMutual Holding Company
     MassMutual Holding Company Two, Inc. (Sold in March 1996)
     MassMutual of Ireland, Limited
     MML Bay State Life Insurance Company
     MML Distributors, LLC

         Subsidiaries of MassMutual Holding Company
         ------------------------------------------
         GR Phelps, Inc.
         MassMutual Holding Trust I
         MassMutual Holding Trust II
         MassMutual Holding MSC, Inc.
         MassMutual International, Inc.
         MassMutual Reinsurance Bermuda (Sold in December 1996)
         MML Investor Services, Inc.
         State House One (Liquidated in December 1996)

         Subsidiaries of MassMutual Holding Trust I
         ------------------------------------------
         Antares Leveraged Capital Corporation
         Charter Oak Capital Management, Inc.
         Cornerstone Real Estate Advisors, Inc.
         DLB Acquisition Corporation
         Oppenheimer Acquisition Corporation - 86.15%

         Subsidiaries of MassMutual Holding Trust II
         -------------------------------------------
         CM Advantage, Inc.
         CM International, Inc.
         CM Property Management, Inc.
         High Yield Management, Inc.
         MMHC Investments, Inc.
         MML Realty Management
         Urban Properties, Inc.
         Westheimer 335 Suites, Inc.

         Subsidiaries of MassMutual International
         ----------------------------------------
         Compensa de Seguros de Vida S.A. - 33.5%
         MassLife Seguros de Vida (Argentina) S. A.
         MassMutual International (Bermuda) Ltd.
         Mass Seguros de Vida (Chile) S. A. - 33.5%
         MassMutual International (Luxemburg) S. A.

         MassMutual Holding MSC, Incorporated
         ------------------------------------
         MassMutual/Carlson CBO N. V. - 50%
         MassMutual Corporate Value Limited - 46%

         Affiliates of Massachusetts Mutual Life Insurance Company
         ---------------------------------------------------------
         MML Series Investment Fund
         MassMutual Institutional Funds
         Oppenheimer Value Stock Fund

       PART II.  INFORMATION NOT REQUIRED IN A PROSPECTUS

       Item 13.  Other Expenses of Issuance and Distribution
                 -------------------------------------------

         Not applicable.

       Item 14.  Indemnification of Directors and Officers
                 -----------------------------------------

         MassMutual directors and officers are indemnified under its by-laws. No indemnification is provided with respect to any liability to any entity which is registered as an investment company under the Investment Company Act of 1940 or to the security holders thereof, where the basis for such liability is willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of office.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of MassMutual pursuant to the foregoing provisions, or otherwise, MassMutual has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by MassMutual of expenses incurred or paid by a director, officer or controlling person of MassMutual in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, MassMutual will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

       Item 15.  Recent Sales of Unregistered Securities
                 ---------------------------------------

         MassMutual is involved in the sale of several unregistered securities products including certain products exempt from registration under
         Section 3(c)(11) of the 1933 Act. Such products are issued for use with qualified plans.

       Item 16.  Exhibits and Financial Statement Schedules
                 ------------------------------------------

       Exhibit Number          Description            Method of Filing
          1              Form of Underwriting
                         Agreement with
                         MML Distributors, LLC        Filed Herewith

          3(i)           MassMutual Articles of       *
                         Incorporation

          3(ii)          MassMutual Bylaws            *

          4              Individual Annuity           *
                         Contract

          5              Opinion re legality          Filed herewith

          21             List of MassMutual           Filed herewith
                         Subsidiaries

          23             Consent of                   Filed herewith
                         Coopers & Lybrand L.L.P.

                         Independent Accountants
                         Consent of Arthur            Filed herewith
                         Andersen L.L.P.
                         Independent Accountants

          23(i)          Financial Statement          Filed herewith
                         Schedules

          24             Powers of Attorney           Filed herewith

          27             Financial Data Schedule      Filed herewith

       *Incorporated by reference from Registrant's Registration Statement No. 33-84802 filed on October 5, 1994.

       Item 17.  Undertakings
                 ------------

       (a) The undersigned registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, including (but not limited to) any addition or deletion of a managing underwriter;

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has caused this Post-Effective Amendment No. 3 to Registration Statement No. 33-84802 to be signed on its behalf by the undersigned thereunto duly authorized, all in the city of Springfield and the Commonwealth of Massachusetts, on the 9th day of April, 1997.

       MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

       By: /s/ Thomas B. Wheeler*
           ---------------------------------------
       Thomas B. Wheeler, Chief Executive Officer
       Massachusetts Mutual Life Insurance Company

/s/ Richard M. Howe On April 9, 1997, as Attorney-in-Fact pursuant to -------------------- powers of attorney filed herewith.
*Richard M. Howe

     As required by the Securities Act of 1933, this Post-Effective Amendment No. 3 to Registration Statement No. 33-84802 has been signed by the following persons in the capacities and on the duties indicated.

  Signature                               Title                      Date
  ---------                               -----                      ----
/s/ Thomas B. Wheeler*         Chief Executive Officer and        April 9, 1997
---------------------------    Chairman of the Board
Thomas B. Wheeler


/s/ John J. Pajak*             President, Chief Operating         April 9, 1997
---------------------------    Officer and Director
John J. Pajak


/s/ Daniel J. Fitzgerald*      Executive Vice President,          April 9, 1997
---------------------------    Chief Financial Officer &
Daniel J. Fitzgerald           Chief Accounting Officer


/s/ Roger G. Ackerman*         Director                           April 9, 1997
---------------------------
Roger G. Ackerman


/s/ James R. Birle*            Director                           April 9, 1997
---------------------------
James R. Birle


/s/ Frank C. Carlucci, III*    Director                           April 9, 1997
---------------------------
Frank C. Carlucci, III


/s/ Gene Chao*                 Director                           April 9, 1997
---------------------------
Gene Chao, Ph.D.


/s/ Patricia Diaz Dennis*      Director                           April 9, 1997
---------------------------
Patricia Diaz Dennis

/s/ Anthony Downs*             Director                           April 9, 1997
---------------------------
Anthony Downs


/s/ James L. Dunlap*           Director                           April 9, 1997
---------------------------
James L. Dunlap


/s/ William B. Ellis*          Director                           April 9, 1997
---------------------------
William B. Ellis, Ph.D.


/s/ Robert M. Furek*           Director                           April 9, 1997
---------------------------
Robert M. Furek


/s/ Charles K. Gifford*        Director                           April 9, 1997
---------------------------
Charles K. Gifford


/s/ William N. Griggs*         Director                           April 9, 1997
---------------------------
William N. Griggs


/s/ George B. Harvey*          Director                           April 9, 1997
---------------------------
George B. Harvey


/s/ Barbara B. Hauptfuhrer*    Director                           April 9, 1997
---------------------------
Barbara B. Hauptfuhrer


/s/ Sheldon B. Lubar*          Director                           April 9, 1997
---------------------------
Sheldon B. Lubar


/s/ William B. Marx, Jr.*      Director                           April 9, 1997
---------------------------
William B. Marx, Jr.


/s/ John F. Maypole*           Director                           April 9, 1997
---------------------------
John F. Maypole


/s/ Donald F. McCullough*      Director                           April 9, 1997
---------------------------
Donald F. McCullough


/s/ Alfred M. Zeien*           Director                           April 9, 1997
---------------------------
Alfred M. Zeien

/s/ Richard M. Howe            On April 9, 1997, as Attorney-in-Fact
---------------------------    pursuant to powers of attorney filed herewith.
*Richard M. Howe